As filed with the Securities and Exchange Commission on January 15, 2014
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
__________________________________

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

04-3310019
(IRS Employer Identification Number)

60 Wall Street
New York, New York 10005
(212) 250-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York  10011
(212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________
Copies to:
Anna H. Glick, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6309	Kevin C. Blauch, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5548

__________________________________
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
__________________________________
If the only certificates being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                           Accelerated filer ☐

Non-accelerated filer ☒                                                                           Smaller reporting company ☐
(Do not check if a smaller reporting company)
__________________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Mortgage Pass-Through Certificates	$1,000,000.00	100%	$1,000,000.00	$128.80
(1)	This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.
(2)	Estimated solely for purposes of calculating the registration fee.
(3)	In accordance with Rule 457(o) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Subject to Completion Dated __________, 20___
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___, 20__)

$[______] (Approximate)

COMM 20[__]-[_] Mortgage Trust
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
[and] [____]
Sponsor[s]

Deutsche Mortgage & Asset Receiving Corporation
Depositor

[Name of the Issuing Entity]
Issuing Entity

[                                        ]
Mortgage Loan Seller[s]

The COMM 20[__]-[_] Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity.  The issuing entity’s assets will primarily be [_] fixed-rate mortgage loans secured by first liens on [_] commercial, multifamily and manufactured housing community properties [and [_] fixed rate mortgage loans secured by junior liens on [_] commercial, multifamily and manufactured housing community properties].  The COMM 20[__]-[_] Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Mortgage & Asset Receiving Corporation, German American Capital Corporation [or any other sponsor], the mortgage loan seller[s] or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, on the [10th] day of each month, commencing _____, 20__.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under “Description of the Offered Certificates—Distributions.”  [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [___] Certificates, as described in this prospectus supplement under “Description of the Offered Certificates— [identify credit enhancement, liquidity support or derivatives instrument].”

Certain characteristics of the certificates offered in this prospectus supplement include:

	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Pass-Through(8) Rate	Assumed Final Distribution Date(2)
Class [A-1]		% (8)
Class [A-2]		% (8)
Class [A-3]		% (8)
Class [A-4]		% (8)
Class [A-AB]		% (8)
Class [A-5A]		% (8)
Class [A-5B]		% (8)
Class [X-A](5)		% (8)
Class [A-J]		% (8)
Class [B]		% (9)
Class [C]		% (9)
Class [D]		% (9)
Class [PEZ](10)		% (8)

(Footnotes to table to begin on page S-4).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete.

Any representation to the contrary is a criminal offense.  Investing in the certificates offered in this prospectus supplement involves risks.  See “Risk Factors” beginning on page S-[__] of this prospectus supplement and page [__] of the prospectus.

Deutsche Bank Securities Inc., [_____________] and [_____________] are acting as underwriters of the offering.  The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

[_____________], [_____________] and [_____________] are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately [___]% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about [________], [____].

[Names of Underwriters]

The date of this prospectus supplement is [_____________]

Important Notice About Information Presented In This
Prospectus Supplement And The Accompanying Prospectus

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement; and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement.  This prospectus supplement and the accompanying prospectus form a part of that registration statement.  However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-[__] in this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page [__] in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this prospectus supplement may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (“FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this prospectus supplement.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

 In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

[Insert additional legends as necessary based upon the scope of the offering.]

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

Class	Anticipated Ratings (S&P) Moody’s	Initial Certificate Balance or Notional Balance(1)	Approximate Percent of Total Certificates	Approximate Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window(3)
Certificates Offered					(8)
Class [A-1]				(4)	(8)
Class [A-2]				(4)	(8)
Class [A-3]				(4)	(8)
Class [A-4]				(4)	(8)
Class [A-AB]				(4)	(8)
Class [A-5A]				(4)	(8)
Class [A-5B]				(4)	(8)
Class [X-A](5)					(8)
Class [A-J](6)	(7)			(4)	(9)
Class [B](6)	(7)				(9)
Class [C](6)	(7)				(9)
Class [D]	(7)				(9)
Class [PEZ](6)(8)	(7)
Non—Offered Certificates
Class [E]					(9)
Class [F]					(8)
Class [G]					(8)
Class [H]					(8)
Class [J]					(9)
Class [K]					(9)
Class [L]					(8)
Class [M]					(8)
Class [N]					(8)
Class [O]					(8)
Class [P]					(8)
Class [X-B](5)					(8)

(1)	Approximate; subject to a variance of plus or minus 5%.

(2)
The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” in this prospectus supplement.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table (other than the Class [X-A] and Class [X-B] Certificates) with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates.

(4)
Represents the approximate credit support for the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates in the aggregate.  Additionally, the credit support for the Class [A-5A] Certificates reflects the credit support provided by the Class [A-5B] Certificates.  References in this prospectus supplement to the Class [A-5] Certificates means the Class [A-5A] Certificates and the Class [A-5B] Certificates.  The initial subordination levels for the Class [C] and Class [PEZ] certificates are equal to the subordination level of the underlying Class [C] trust component, which will have an initial outstanding balance on the closing date of $[______].

(5)
The Class [X-A] and Class [X-B] Certificates will not have a certificate balance and will not be entitled to distributions of principal.  The interest accrual amounts on each of the Class [X-A] and Class [X-B] Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all or some of the classes of certificates, as applicable.  The pass-through rates on the Class [X-A] and Class [X-B] Certificates in the aggregate will be based on the weighted average of the interest strip rates of the components of the Class [X-A] and Class [X-B] Certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components.  See “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(6)
Up to the full certificate balance of the Class [A-J], Class [B] and Class [C] certificates may be exchanged for Class [PEZ] certificates, and Class [PEZ] certificates may be exchanged for up to the full certificate balance of the Class [A-J], Class [B] and Class [C] certificates, in each case, only in the proportions and the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(7)
On the closing date, the issuing entity will issue the Class [A-J], Class [B] and Class [C] trust components, which will have outstanding principal balances on the closing date of $[______], $[______] and $[______], respectively. The Class [A-J], Class [B], Class [PEZ] and Class [C] certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class [A-J], Class [B] and Class [C] certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class [A-J], Class [B] and Class [C] trust components, respectively.  The Class [PEZ] certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class [A-J], Class [B] and Class [C] trust components.  Following any exchange of Class [A-J], Class [B] and Class [C] certificates for Class [PEZ] certificates or any exchange of Class [PEZ] certificates for Class [A-J], Class [B] and Class [C] certificates as described in this prospectus supplement, the percentage interest of the outstanding principal balances of the Class [A-J], Class [B] and Class [C] trust components that is represented by the Class [A-J], Class [B], Class [PEZ] and Class [C] certificates will be decreased or increased accordingly.  The initial certificate balance of each of the Class [A-J], Class [B] and Class [C] certificates represents the certificate balance of such class without giving effect to any exchange.  The initial certificate balance of the Class [PEZ] certificates is equal to the aggregate of the initial certificate balances of the Class [A-J], Class [B] and Class [C] certificates, representing the maximum certificate balance of the Class [PEZ] certificates that could be issued in an exchange.  The certificate balances of the Class [A-J], Class [B] and Class [C] certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class [PEZ] certificates issued on the closing date.

(8)
The pass-through rates on each of the Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates will be the fixed rate set forth on the cover page. The pass-through rates on the Class [A-5A], Class [A-5B], Class [A-J], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, be equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) the fixed rate set forth on the cover page.

(9)
The pass-through rate applicable to the Class [B] Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus [____]%.  The pass through rate applicable to the Class [C] Certificates will, at all times, equal the weighted average net mortgage pass through rate minus [___]%.  The pass-through rate applicable to the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, equal the weighted average net mortgage pass through rate..

(10)
The Class [PEZ] certificates will not have a pass through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class [A-J], Class [B] and Class [C] trust components represented by the Class [PEZ] certificates. The pass through rates on the Class [A-J], Class [B] and Class [C] trust components will at all times be the same as the pass through rates of the Class [A-J], Class [B] and Class [C] certificates.

The classes of certificates set forth under the heading “Non-Offered Certificates” in the table above are not offered by this prospectus supplement.

The Class [R] and Class [LR] Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	[_______]
Number of Mortgage Loans	[_______]
Number of Mortgaged Properties	[_______]
Average Mortgage Loan Balance	[_______]
Weighted Average Mortgage Rate	[_______]
Weighted Average Remaining Term to Maturity (in months)	[_______]
Weighted Average Debt Service Coverage Ratio	[_______]
Weighted Average Loan-to-Value Ratio	[_______]

(1)	Subject to a permitted variance of plus or minus [___]%.

EXECUTIVE SUMMARY	S-4
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-12
THE MORTGAGE POOL	S-29
Characteristics of the Mortgage Pool	S-29
RISK FACTORS	S-40
General Risks	S-40
The Offered Certificates May Not Be a Suitable Investment for You	S-40
Risks Related to Market Conditions	S-40
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	S-40
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	S-41
RISKS RELATED TO THE MORTGAGE LOANS	S-44
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-44
The Offered Certificates are Limited Obligations and Payments will be Primarily Derived From the Mortgage Loans	S-44
Commercial Lending Is Dependent Upon Net Operating Income	S-45
Mortgage Loans Have Not Been Reunderwritten Since Origination	S-46
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of the Depositor’s Other Trusts
S-47
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-47
Limitations of Appraisals	S-48
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	S-48
Risks Related to Tenants	S-48
Risks Related to Loan Concentration	S-51
Risks Related to Borrower Concentration	S-51
Risks Relating to Property Type Concentration	S-51
Geographic Concentration Entails Risks	S-52
Multifamily Properties Have Special Risks	S-53
Office Properties Have Special Risks	S-55
Retail Properties Have Special Risks	S-56
Hotel Properties Have Special Risks	S-59
Mixed Use Properties Have Special Risks	S-60
Self-Storage Properties Have Special Risks	S-60
Industrial Properties Have Special Risks	S-61
Properties With Condominium Ownership Have Special Risks	S-62
Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties	S-62
[Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties	S-63
The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Issuing Entity’s Ownership Of The Mortgage Loans	S-63
Environmental Laws May Adversely Affect Payments on Your Certificates	S-63
Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition	S-65
Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk	S-65
Risks Related to Modification of Mortgage Loans with Balloon Payments	S-66
Risks Relating to Borrower Organization or Structure	S-66
Risks Related to Additional Debt	S-67
Bankruptcy Proceedings Entail Certain Risks	S-69
Risks Related to Loan Sponsor Guaranties	S-69
Lack of Skillful Property Management Entails Risks	S-70
Risks of Inspections Relating to Property	S-70

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates	S-70
Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties	S-71
Risks Associated with Blanket Insurance Policies or Self-Insurance	S-72
Availability of Terrorism Insurance	S-73
Appraisals and Market Studies Have Certain Limitations	S-75
Tax Considerations Related to Foreclosure	S-75
Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders	S-75
Risks Related to Enforceability	S-76
Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions	S-76
The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower	S-76
Risks Related to Cross-Collateralized Loans and Loans Secured by Multiple Properties	S-76
State Law Limitations Entail Certain Risks	S-78
Leasehold Interests Entail Certain Risks	S-78
Potential Absence of Attornment Provisions Entails Risks	S-79
Risks Related to Zoning Laws	S-79
Risks Related to Litigation and Condemnation	S-80
Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance	S-80
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-80
Risks Relating to Mortgage Electronic Registration Systems (MERS)	S-81
CONFLICTS OF INTEREST	S-81
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	S-81
Special Servicer May Be Directed To Take Actions	S-81
Potential Conflicts of Interest of the Operating Advisor	S-82
Potential Conflicts of Interest of the Underwriters	S-83
[Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	S-84
Related Parties May Acquire Certificates or Experience Other Conflicts	S-84
Conflicts Between Property Managers and the Borrowers	S-86
RISKS RELATED TO THE OFFERED CERTIFICATES	S-86
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	S-86
[Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows	S-87
Risks Related to Prepayments and Repurchases of Mortgage Loans	S-87
Yield Considerations	S-89
Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-90
The Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-90
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan	S-90
There Are Risks Relating to the Exchangeable Certificates	S-91
Subordination of the Class [A-J], Class [B] and Class [C] Trust Components and Class [D] Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class [X-A], Class [X-B], Class [A-J], Class [B], Class [C], Class [D] and [PEZ] Certificates
S-91
Risks Related to Borrower Default	S-92
Risks Related to Certain Payments	S-92
Risks of Limited Liquidity and Market Value	S-93
The Limited Nature of Ongoing Information May Make It Difficult

for You To Resell Your Certificates	S-93
Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	S-93
Credit Support May Not Cover All Types of Losses	S-94
Disproportionate Benefits May Be Given to Certain Classes and Series	S-94
The Amount of Credit Support Will Be Limited	S-94
Risk of Limited Assets	S-94
Risks Relating to Lack of Certificateholder Control Over the Issuing Entity	S-95
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-95
Ratings of the Offered Certificates	S-95
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-96
Other Risks	S-96
THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]	S-96
German American Capital Corporation	S-96
GACC’s Securitization Program	S-97
Review of GACC Mortgage Loans	S-98
GACC’s Underwriting Standards	S-99
Compliance with Rule 15Ga-1 under the Exchange Act	S-101
[Name of Other Sponsor[s]]	S-103
[Mortgage Loan Sellers (Other than Sponsors)]	S-103
[Additional Originators (Other than Sponsors)]	S-103
Underwriting Standards	S-103
THE DEPOSITOR	S-103
THE ISSUING ENTITY	S-104
THE SERVICERS	S-106
Generally	S-106
The Master Servicer	S-106
The Special Servicer	S-107
Primary Servicing	S-107
[Affiliated Sub-Servicers]	S-108
[Significant Sub-Servicers]	S-108
THE TRUSTEE	S-108
General	S-108
Duties of the Trustee	S-109
Certain Matters Regarding the Trustee	S-109
Resignation and Removal of the Trustee	S-110
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	S-110
Trustee and Certificate Administrator Fee	S-112
[PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT]	S-112
[THE FISCAL AGENT	S-112
THE OPERATING ADVISOR	S-113
[CERTAIN LEGAL PROCEEDINGS]	S-113
[CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]	S-113
DESCRIPTION OF THE MORTGAGE POOL	S-114
General	S-114
Security for the Mortgage Loans	S-115
[[Prefunding].[Revolving] Period]	S-115
Significant Mortgage Loans and Significant Obligors	S-115
Sale of the Mortgage Loans	S-116
Certain Underwriting Matters	S-117
[Split Loan Structures	S-119
The [_____] Loan Combination	S-119
Additional Loan Information	S-119
Certain Terms and Conditions of the Mortgage Loans	S-126
[Delaware Statutory Trusts May Hinder Recovery	S-132
Changes in Mortgage Pool Characteristics	S-132
Description of the Offered Certificates	S-132
General	S-132
Exchanges of Exchangeable Certificates	S-136
Exchanges	S-136
Procedures and Fees	S-137
Distributions	S-137
Fees and Expenses.	S-143
Exchangeable Certificates	S-152
Class [A-AB] Planned Principal Balance	S-152
Prepayment Premiums, Yield Maintenance Charges	S-152
Application Priority of Mortgage Loan [or Loan Combination] Collections	S-153
Assumed Final Distribution Date; Rated Final Distribution Date	S-155
Realized Losses	S-156
Prepayment Interest Shortfalls	S-157
Subordination	S-158
Appraisal Reductions	S-159
Delivery, Form and Denomination	S-162
Book-Entry Registration	S-163
Definitive Certificates	S-164
Retention of Certain Certificates by [an Affiliate of] the [Sponsor] [Depositor] [Issuing Entity] [Entity

Described in Item 1119(a) of Regulation AB].	S-165
[THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT]	S-165
[OVERCOLLATERALIZATION]	S-165
YIELD AND MATURITY CONSIDERATIONS	S-166
Yield Considerations	S-166
Weighted Average Life	S-168
Certain Price/Yield Tables	S-174
Weighted Average Life and Yield Sensitivity of the Class [X-A] Certificates	S-177
THE POOLING AND SERVICING AGREEMENT	S-179
General	S-179
Servicing of the Mortgage Loans; Collection of Payments	S-179
The Directing Holder	S-181
Limitation on Liability of Directing Holder	S-183
The Operating Advisor	S-184
General	S-184
Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	S-184
Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	S-185
Annual Report	S-186
Replacement of the Special Servicer	S-187
Operating Advisor Termination Events	S-187
Rights upon Operating Advisor Termination Event	S-188
Termination of the Operating Advisor Without Cause	S-189
Resignation of the Operating Advisor	S-189
Operating Advisor Compensation	S-189
Advances	S-190
Accounts	S-193
Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses	S-195
Inspections	S-197
Insurance Policies	S-197
Assignment of the Mortgage Loans	S-200
Representations and Warranties; Repurchase; Substitution	S-200
Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer	S-202
Servicer Termination Events	S-204
Rights Upon Servicer Termination Event	S-205
Amendment	S-206
No Downgrade Confirmation	S-208
Evidence of Compliance	S-209
Voting Rights	S-209
Sale of Defaulted Mortgage Loans and REO Properties	S-210
Realization Upon Defaulted Mortgage Loans	S-211
Modifications	S-213
[Trigger Events	S-215
Optional Termination	S-215
Servicing Compensation and Payment of Expenses	S-216
Special Servicing	S-216
Master Servicer and Special Servicer Permitted to Buy Certificates	S-221
Reports to Certificateholders; Available Information	S-222
Trustee Reports	S-222
Master Servicer Reports	S-224
Other Information	S-225
Exchange Act Filings	S-226
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	S-226
USE OF PROCEEDS	S-226
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-226
General	S-226
Tax Status of Offered Certificates	S-227
Taxation of Offered Certificates	S-227
[Taxation of the Exchangeable Certificates	S-229
Further Information; Taxation of Foreign Investors	S-229
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-230
ERISA CONSIDERATIONS	S-230
LEGAL INVESTMENT	S-232
METHOD OF DISTRIBUTION	S-232
LEGAL MATTERS	S-234
RATINGS	S-234
LEGAL ASPECTS OF MORTGAGE LOANS IN [STATE][COUNTRY]	S-235
INDEX OF DEFINED TERMS	S-236
ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX A-2 RATES USED IN DETERMINATION OF THE CLASS [X-

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	COMM 20[__]-[_] Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
The issuing entity is COMM 20[__]-[__] Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer, the special servicer, the paying agent [and the fiscal agent].  See “The Issuing Entity” in this prospectus supplement.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware Corporation.  See “The Depositor” in the prospectus.  Our principal offices are located at 60 Wall Street, New York, New York 10005.  Our telephone number is (212) 250-2500.  See “The Depositor” in this prospectus supplement and the prospectus.

Sponsor[s]
[German American Capital Corporation] [and ______,] each has acted as the sponsor with respect to the issuance of the certificates.  The sponsor is the entity that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor.  The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates.  See “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement and “The Sponsor” in the prospectus.

Mortgage Loan Sellers
[German American Capital Corporation], [a] [the] sponsor and an affiliate of (a) [Deutsche Bank Securities Inc., an underwriter, and (b) Deutsche Mortgage & Asset Receiving Corporation, the Depositor].  [Identify other mortgage loan sellers.] (each a “Mortgage Loan Seller”).  See “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Sellers	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance

Originator[s]
Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller (each, an “Originator”) [; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.]  [German American Capital Corporation] [and] ____ each originated more than 10% of the mortgage loans in the issuing entity.  See “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

Master Servicer
[____], a [specify entity type and jurisdiction of organization], will act as master servicer with respect to the mortgage pool.  See “The Master Servicer” in this prospectus supplement.  The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, the mortgage loans:  (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.  In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement.  The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal ______% per annum of the stated principal balance of the related mortgage loan.  The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

Special Servicer
[____], a [specify entity type and jurisdiction of organization], will be responsible for the servicing and administration of the specially serviced mortgage loans.  See “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement.  The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal ____% per annum of the stated principal balance of the related specially serviced mortgage loan, and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the Special Servicer. The workout fee will be calculated by application of a workout fee rate of ____% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect to such mortgage loan from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds.  The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of ____% to the related payment or proceeds.  The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders.

[Primary Servicer[s]]
[_______], a [specify entity type and jurisdiction of organization], will act as primary servicer with respect to [__ of] the underlying mortgage loans[, representing __ % of the initial mortgage pool balance] [, which were originated by __].  See “The Servicers—Primary Servicing” in this prospectus supplement.  The master servicer will pay the fees of the primary servicer or servicers.]

[Affiliated Sub-Servicers
Each of the following entities will be or is expected to be a sub servicer of mortgage loans and is affiliated with the Depositor, [one of] the sponsor[s], [one of] the [other] mortgage loan seller[s] or [one of] the underwriter[s]:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance	Affiliate
1.
2.
3.
4.

The master servicer will pay the fees of each subservicer.
See “Affiliated Sub-Servicers” in this prospectus supplement.]
[Significant Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
1.
2.
3.
4.

The master servicer will pay the fees of each subservicer.
See “Significant Sub-Servicers” in this prospectus supplement.]
Trustee
[_______] [specify entity type and jurisdiction of organization].  The Trustee’s address is [_______].  Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust. In addition, the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.
[Fiscal Agent
[_________] will act as fiscal agent.  The fiscal agent will be responsible for back-up advancing if the trustee fails to perform its back-up advancing obligations.  See “The Fiscal Agent” in this prospectus supplement.]

Certificate Administrator and Custodian	[_______] [specify entity type and jurisdiction of organization]. The certificate administrator’s address is [_______].

The certificate administrator will be responsible for:  (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and servicing as the authenticating agent and certificate registrar.  See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, [__]% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.   The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	[_______] [specify entity type and jurisdiction of organization].

With respect to each mortgage loan, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)        the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)      based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loans were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Pooling and Servicing Agreement—Special Servicing—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate described under “The Operating Advisor” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class [__], Class [__], Class [R] and Class [LR] certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor” and “The Operating Advisor” in this prospectus supplement.

Affiliates
All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.  [German American Capital Corporation, which is the sponsor, is an affiliate of Deutsche Bank Securities, Inc., one of the underwriters and an affiliate of the depositor.]

The [Credit Enhancement Provider] [Liquidity Provider] [Derivatives Provider]
[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [__] Certificates, as described in this prospectus supplement under “Description of the Offered Certificates—The [identify credit enhancement, liquidity support or derivatives instrument].”

[Other Significant Parties]
The mortgage loan borrowers related to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as [____________], [_____________] and [____________], [are affiliated and] represent [__]% of the initial mortgage pool balance.

See “Description of the Mortgage Pool—Significant Mortgage Loans [and Significant Obligors]” in this prospectus supplement.

The mortgaged real properties related to the underlying mortgage loans identified on Annex A-I to this prospectus supplement as [____________], [_____________] and [____________], [are related and] represent [__]% of the initial mortgage pool balance.  See “Description of the Mortgage Pool—Significant Mortgage Loans [and Significant Obligors]” in this prospectus supplement.

Certain of the lessees occupying all or a portion of the mortgaged real properties related to the underlying mortgage loans identified on Annex A-I to this prospectus supplement as [____________], [_____________] and [____________], [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool.  See “Description of the Mortgage Pool—Significant Mortgage Loans [and Significant Obligors]” in this prospectus supplement.

The Directing Holder
With respect to each mortgage loan[, other than the [__________] Loan and [___________] Loan,] the directing holder will be the controlling class representative.  [With respect to the [__________] Loan and [___________] Loan, (a) prior to a control appraisal event, the holder of the related subordinate mortgage loan and (b) so long as a control appraisal event exists, the controlling class representative.]

The Controlling Class Representative
Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

[The controlling class is the most subordinate of the Class [__], Class [__] and Class [__] certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative to act as directing holder.]

For so long as at least one of the Class [__], Class [__] and Class [__] certificates has a certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time none of the Class [__], Class [__] and Class [__] certificates has a certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of that class, certain of those rights will terminate.

At any time none of the Class [__], Class [__] and Class [__] certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class (in each case, without regard to the application of any appraisal reduction amounts), all of the rights of the directing holder will terminate.  See “The Pooling and

Servicing Agreement—The Directing Holder” in this prospectus supplement.
Underwriters
[Deutsche Bank Securities Inc.] [and] [___________].  [Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, [one of] the sponsor[s], and of the depositor.]  [Set forth any other affiliations between an underwriter and other transaction parties.]  The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts set forth in this prospectus supplement under “Method of Distribution”), subject to certain conditions.  See “Method of Distribution” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of [_____________] and the date of origination of the mortgage loan.
Closing Date	On or about [_____________].
Distribution Date	The [10th] day of each month, or if the [10th] day is not a business day, the business day immediately following that [10th] day, commencing in [_____________].
Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.
Determination Date
The earlier of (i) the [sixth] day of the month in which the related distribution date occurs, or if the [sixth] day is not a business day, then the immediately preceding business day, and (ii) the [fourth] business day prior to the related distribution date.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs, provided, that with respect to the payment by a borrower of a balloon payment on its related due date or during its related grace period, the collection period will extend up to and including the business day prior to the business day preceding the related distribution date.

Interest Accrual Period
With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs.  Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following [___] classes of commercial mortgage pass-through certificates:
• Class [A-1]
• Class [A-2]

• Class [A-3]
• Class [A-4]
• Class [A-AB]
• Class [A-5A]
• Class [A-5B]
• Class [X-A]
• Class [A-J]
• Class [B]
• Class [C]
• Class [D]
• Class [PEZ]

The trust created by the Depositor will consist of a total of [27] classes, the following [14] of which are not being offered through this prospectus supplement and the accompanying prospectus:  Class [X-B], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [R] and Class [LR].

The initial certificate balance of each of the Class [A-J], Class [B] and Class [C] certificates represents the certificate balance of such class without giving effect to any exchange for Class [PEZ] certificates.  The initial certificate balance of the Class [PEZ] certificates is equal to the aggregate of the initial certificate balances of the Class [A-J], Class [B] and Class [C] certificates, representing the maximum certificate balance of the Class [PEZ] certificates that could be issued in an exchange.  The certificate balances of the Class [A-J], Class [B] and Class [C] certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class [PEZ] certificates issued on the closing date.  The initial certificate principal balances of the Class [A-J], Class [B] and Class [C] trust components are $[____], $[____] and $[____], respectively.

The Class [A-AB] certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

The certificates will represent beneficial ownership interests in the trust.  The trust’s assets will consist of [___] mortgage loans secured by first liens on [___] commercial, multifamily and manufactured housing community properties [and [___] mortgage loans secured by junior liens on [___] commercial, multifamily and manufactured housing community properties].

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance notional balance, as applicable, set forth below, subject to a permitted variance of plus or minus 5%.

Class [A-1]	$[__________] principal balance
Class [A-2]	$[__________] principal balance
Class [A-3]	$[__________] principal balance
Class [A-4]	$[__________] principal balance
Class [A-AB]	$[__________] principal balance
Class [A-5A]	$[__________] principal balance
Class [A-5B]	$[__________] principal balance
Class [X-A]	$[__________] notional amount
Class [A-J]	$[__________] principal balance
Class [B]	$[__________] principal balance
Class [C]	$[__________] principal balance
Class [D]	$[__________] principal balance
Class [PEZ]	$[__________] principal balance

The certificates that are not offered in this prospectus supplement (other than the Class [R] and Class [LR] Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under “Summary of the Prospectus—Certificates Offered” in this prospectus supplement.

The Class [X-A] and Class [X-B] certificates will not have principal balances or entitle their holders to distributions of principal.  The Class [X-A] and Class [X-B] certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balance.

The notional balance of the Class [X-A] certificates will equal the aggregate certificate balance of each of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] certificates outstanding from time to time.  The total initial notional balance of the Class [X-A] certificates will be approximately $[____].

The notional balance of the Class [X-B] certificates will equal the aggregate certificate balance of each of the Class [A-J], Class [B] and Class [C] trust components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] certificates outstanding from time to time.  The total initial notional balance of the Class X-B certificates will be approximately $[____].

See “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.
Pass-Through Rates	The certificates (other than the Class [PEZ], Class [R] and Class [LR] certificates) will accrue interest at an annual rate called a pass-through rate which is set forth below:
• The pass-through rates applicable to the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] Certificates are fixed at [____]%,[____]%,[____]%,[____]% and [____]%, respectively.
• The Pass-Through Rate applicable to the Class [A-5A], Class [A-5B] and Class [A-J] will, at all times, be equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and

(ii) (a) [____]%, with respect to the Class [A-5A] Certificates, (b) [____]%, with respect to the Class [A-5B] Certificates, and (c) [____]%,with respect to the Class [A-J] Certificates.

•  The pass-through rate applicable to the Class [B] and Class [C] Certificates will, at all times, equal the weighted average net mortgage pass-through rate less [________]% and [________]%, respectively.

• The pass-through rate applicable to the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

•  The pass-through rates applicable to the Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, will be equal to [____]% per annum subject to a cap of the weighted average net mortgage pass-through rate.

•  The Class [PEZ] certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class [A-J], Class [B] and Class [C] trust components represented by the Class [PEZ] certificates. The pass-through rates on the Class [A-J], Class [B] and Class [C] trust components will at all times be the same as the pass-through rates of the Class [A-J], Class [B] and Class [C] certificates.

•  The Class [R] and Class [LR] Certificates will not have pass-through rates.  See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

•  The pass-through rate for the initial distribution date applicable to the (i) Class [X-A] certificates will equal approximately [     ]% per annum and (ii) Class [X-B] certificates will equal approximately [      ]% per annum.

•  The pass-through rate for each of the Class [X-A] and Class [X-B] certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class [X-A] strip rates and Class [X-B] strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class [X-A] certificates and Class [X-B] certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of the components of the Class [X-A] certificates will have a component notional balance that corresponds to the certificate balance of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] certificates.  Each of the components of the Class [X-B] certificates will have a component notional balance that corresponds to the certificate balance of the Class [A-J], Class [B] and Class [C] trust components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] certificates, respectively.    For purposes of the accrual of interest on the Class [X-A] and Class [X-B]

certificates for each distribution date, the applicable Class [X-A] strip rate or Class [X-B] strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or trust component corresponding to such component.

•  For a more detailed discussion of the Class [X-A] strip rates and the Class [X-B] strip rates and the pass through rates applicable to the Class [X-A] and Class [X-B] certificates, see “Description of the Offered Certificates-Distributions” in this prospectus supplement.

Assumed Final Distribution Date; Rated Final Distribution Date
The Assumed Final Distribution Dates of the Offered Certificates are set below.  Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.”  Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

Class Designation	Assumed Final Distribution Date
Class [A-1]
Class [A-2]
Class [A-3]
Class [A-4]
Class [A-AB]
Class [A-5A]
Class [A-5B]
Class [X-A]
Class [A-J]
Class [B]
Class [C]
Class [D]
Class [PEZ]

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [X-A] and Class [X-B] certificates, which will have the same senior priority, provided that if any interest is distributed to the Class [A-5] Certificates it will be applied first to the Class [A-5A] Certificates up to its interest entitlement and then to the Class [A-5B] Certificates up to its interest entitlement), and

(ii) if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class [A-AB] certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, further, that principal distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates until reduced to zero and then to the Class [A-5B] Certificates until reduced to zero.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.  The Class [X-A] and Class [X-B] certificates will not be entitled to any distributions of principal.

The Class [PEZ] certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class [A-J], Class [B] and Class [C] trust components represented by the Class [PEZ] certificates.

The Class [R] and Class [LR] certificates will not be entitled to distributions of interest or principal.
Prepayment Premiums; Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations.  The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class.  See “Risk Factors—Risks Related to the Offered Certificates— Risks Related to Prepayments and Repurchase of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class [R] and Class [LR] certificates) will be senior to the rights of other classes.  This subordination will be effected in two ways:  entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order.  (However, no principal payments or principal losses will be allocated to the Class [X-B] or Class [X-A] Certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates or trust component comprising a component of the notional balance of any of the Class [X-A] or Class [X-B] certificates will reduce the notional balances of the Class [X-A] or [X-B] certificates, as applicable, and therefore the amount of interest those classes accrue.)

* The Class [A-AB] Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

** The Class [X-B] Certificates are not offered by this prospectus supplement and the Class [X-A] and Class [X-B] Certificates are not entitled to distributions of principal.

*** Distributions of principal and interest and allocations of mortgage loan losses to the Class [A-J] trust component will be made pro rata to the Class [A-J] certificates and the Class [PEZ] certificates in proportion to their respective percentage interests in the Class [A-J] trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class [B] trust component will be made pro rata to the Class [B] certificates and the Class [PEZ] certificates in proportion to their respective percentage interests in the Class [B] trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class [C] trust component will be made pro rata to the Class [C] certificates and the Class [PEZ] certificates in proportion to their respective percentage interests in the Class [C] trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

[No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.]
Losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates until reduced to zero and then to the Class [A-5A] Certificates until reduced to zero.

[The principal balance of each class of exchangeable certificates will be reduced by a proportionate share of the amount of mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase in connection with hyperamortizing loans) allocated to the related classes of depositable certificates, as set forth on Appendix D to this prospectus supplement]

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the applicable servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class [R] and Class [LR] Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:
• shortfalls resulting from additional servicing compensation which the master servicer or special servicer is entitled to receive;

•  shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee [or fiscal agent] (to the extent not covered by default interest and late payment fees paid by the related borrower);

•  shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

● shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.
[The [Credit Enhancement, Liquidity Support or Derivatives Instrument]]
The issuing entity will have the benefit of [identify credit enhancement, liquidity support or derivatives instrument] with [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] with respect to the Class [__] Certificates.  [Insert disclosure required pursuant to Items 1114(a) and 1115(a) of Regulation AB].  [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] currently has a long-term rating of “[__]” by [______] and “[__]” by [________], and a short-term rating of “[__]” by [______] and “[__]” by [______].

[Losses not covered by [credit enhancement, liquidity support or derivatives instrument] will be allocated among the certificates as described under “—Subordination; Allocation of Losses and Certain Expenses” and “—Shortfalls in Available Funds” above.]

[Overcollateralization
[The principal balance of mortgage loans in the issuing entity at the cut-off date exceeds the initial principal balance of the certificates by [__]%.] [[Interest payments on the mortgage loans in excess of that required to make interest payments on the certificates (referred to as excess cash) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any Class of Certificates.  To the extent the excess cash is not used to offset such principal losses and delinquencies, after the principal balances of [all of the Classes of Certificates] have been paid in full, such excess cash will be paid to the holders of the Class [_], [_], and [_] Certificates.]]

Advances
A. General
The master servicer is required to advance delinquent monthly mortgage loan payments if the servicer determines that the advance will be recoverable from proceeds of the related mortgage loan.  A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment.  The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate).  The master servicer is not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments.  If an advance is made, the master servicer will defer (rather than advance) servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fee.  Neither the master servicer nor the trustee [or fiscal agent] will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the master servicer will also be obligated to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property.  In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing.  [The master servicer will also be required to make property advances with respect to the [_______] loan combination [which includes a loan that is included in the issuing entity  and one or more subordinate companion loans that are not included in the issuing entity.]

If the servicers fail to make any required advance, the trustee will be required to make the advance.  [If the trustee fails to make a required advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.]  The obligation of the servicers and the trustee [and fiscal agent] to make an advance will also be subject to a determination of recoverability.  The trustee [and fiscal agent] will be entitled to conclusively rely on the determination of recoverability made by the servicers.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses.  Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement.  The servicers and the trustee [and fiscal agent] will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement.  Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans [or loan combinations] having a principal balance under $[__________], at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property. Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount.  The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the master servicer will not be required to advance interest to the extent of the appraisal reduction amount.  Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:
• Description of the Mortgage Pool;
• Annex A-1 (Certain Characteristics of the Mortgage Loans); and
• Annex B (Description of the Top 10 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate.  All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated.  The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans
Number of Mortgaged Properties
Number of Balloon Mortgage Loans
Number of Hyper-Amortizing Loans
Number of Fully Amortizing Mortgage Loans
[Number of Negative Amortizing Mortgage Loans]
Number of Interest-Only Mortgage Loans
Number of Partial Interest-Only Balloon Mortgage Loans
Aggregate initial Principal Balance (plus or minus 5%)
Range of Mortgage Loan Principal Balances
Average Mortgage Loan Principal Balance
Range of Mortgage Rates
Weighted Average Mortgage Rate
Range of Original Terms to Maturity
Weighted Average Original Term to Maturity
Range of Remaining Terms to Maturity
Weighted Average Remaining Terms to Maturity
Range of Remaining Amortization Term
Weighted Average Remaining Amortization Term
Range of Loan-to-Value Ratios
Weighted Average Loan-to-Value Ratio
Range of Debt Service Coverage Ratios
Weighted Average Debt Service Coverage Ratio

[B. Split Loan Structures
The mortgage loan identified as the [_______] loan, representing [__]% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $[_____], is secured by a mortgage property that also secures a subordinate loan that is not included in the mortgage pool, which subordinate companion loan has an outstanding principal balance as of the cut-off date of $[_____].  The subordinate companion loan will be subordinate in right of payment to the [________] loan.  The [______] subordinate loan is currently held by [_______].  The holder of the [______] subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under “Description of the Mortgage Pool—Split Loan Structures—[_________].”  The pooling and servicing agreement will govern the servicing of the [______] loan and its subordinate companion loan.]

C. Security for the Mortgage Loans
[___] of the mortgage loans, representing [___]% of the outstanding pool balance as of the cut-off date will consist of mortgage loans secured by first liens on mortgaged properties.  [[___] of the mortgage loans, representing [___]% of the outstanding pool balance as of the cut-off date will consist of mortgage loans secured by [second] [specify other lien priorities] liens on mortgaged properties.]

D. Nonrecourse
Substantially all of the mortgage loans are or should be considered nonrecourse obligations.  No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

E. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, [either] a first [or a junior] mortgage lien on the fee simple estate in an income-producing real property (or in the case of [_____] mortgaged properties, securing mortgage loans which represent [_____]% of the outstanding pool balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate).

F. Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool
Multifamily
Multifamily
Manufactured Housing
Office
Retail
Anchored
Unanchored
Single Tenant
Hotel
Mixed Use
Self-Storage
Industrial
Total

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

G. Property Locations
The tables below show the number of mortgaged properties, aggregate principal balance of the related mortgage loans, and percentage of initial pool balance, secured by mortgaged properties that are located in the top five jurisdictions of the outstanding pool balance, as of the cut-off date:

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Pool
[___________]
[___________]
[___________]
[___________]
[___________]
Other
Total

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).
See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.
H. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A-1 for information on the number of days before late payment charges are due under each mortgage loan.

I. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Partial Interest-only Balloon Loans
Interest-only loans
Balloon Loans
Fully Amortizing Loans
[Negative Amortizing Loans]
Total

J. [Modified and Refinanced Loans	As of the cut-off date, [__] of the mortgage loans have modified due to previous delinquencies or impending delinquencies. [Insert description of types of modifications.]
As of the cut-off date, [__] of the mortgage loans are re-financings of mortgage loans that were previously delinquent.]
K. Prepayment Provisions; Defeasance Loans
As of the cut-off date, all of the mortgage loans prohibit voluntary prepayment or defeasance until at least two years after the closing date.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.

[___] of the mortgage loans, representing [___]% of the outstanding pool balance as of the cut-off date permit defeasance following a lock-out period of at least two years from the closing date.

[___] of the mortgage loans, representing [___]% of the outstanding pool balance as of the cut-off date, permit, following a lock-out period, prepayment with a yield maintenance charge (which charge is at least [___]% of the prepaid amount), but do not permit defeasance.

[___] of the mortgage loans, representing [___]% of the outstanding pool balance as of the cut-off date, permits defeasance or prepayment with a yield maintenance charge (which charge is at least [___]% of the prepaid amount) following a lock-out period of [___] months from the closing date.

The mortgage loans generally provide for a period prior to maturity (generally 1 to 7 months) during which prepayments may be made without penalty or yield maintenance charge.

All of the mortgage loans that permit prepayments or defeasances require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

[L. Certain Variances from Underwriting Standards
[Certain of the mortgage loans may vary from the underwriting guidelines described under “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]—GACC’s Underwriting Standards” in this prospectus supplement. [Describe the nature of any material exceptions granted by GACC to its underwriting guidelines, including the number and percentage of loans with such exceptions.]]

[M. [Prefunding] [Revolving] Period	[Insert disclosure required by Items 1103(a)(5) and 1111(g) of Regulation AB.]
N. Mortgage Loans with Related Borrowers
Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing [___]%, [___]% and [___]%, respectively, of the outstanding pool balance.  See Annex A-1 for additional information.

Significant Loans(1)

Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

Weighted Averages
Property Name	Aggregate Cut-off Date Balance	Percentage	Mortgage Rate	Stated Remaining Term	Original DSCR	LTV	LTV at Maturity

Total/Weighted Average

With respect to each of the above mortgage loans or [cross-collateralized] [related] groups that represents 10% or more of the outstanding pool balance, additional information is set forth on Annex B-1 hereto.

(1)	This listing must include any loans as to which the related obligor would constitute a “significant obligor” as defined in Item 1101(k) of Regulation AB.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.
Optional Termination.
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than [1][10]% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding, (ii) the master servicer, or (iii) the special servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan).  Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.  If the Class [A-1] through Class [E] certificates and the Class [PEZ] certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class [R] and Class [LR] Certificates (and if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class [X-A] and Class [X-B] Certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.
[Trigger Events	[If applicable to any transaction, insert disclosure required by Item 1103(a)(3)(vii) of Regulation AB.]]

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase;  Substitution.”  If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity or substitute the affected mortgage loan with another mortgage loan.  If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the Offered Certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders [and any holder of a related companion loan, as a collective whole as if such certificateholders and (with respect to a loan combination) companion loan noteholders constituted a single lender].  See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

• the ownership of any certificates by the depositor, mortgage loan seller[s], underwriters, master servicer, special servicer or any of their affiliates;
• the relationships, including financial dealings, of the mortgage loan seller[s], master servicer, special servicer or any of their affiliates with any borrower or sponsor;
• the obligation of the special servicer to take actions at the direction of the directing holder;

•  the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

• [the opportunity of the initial investor in the Class [__], Class [__], and Class [__] certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans]; and
• the activities of the master servicer, special servicer, mortgage loan seller[s] or any of their affiliates in connection with any other transaction.
See “Risk Factors—Conflicts of Interest” in this prospectus supplement.
Certain Federal Income Tax Consequences
Elections will be made to treat portions of the trust (exclusive of the Class [A-J], Class [B] and Class [C] Trust Components and the related distribution account) as [three] separate REMICs, known as the “Loan REMIC,” the “Lower-Tier REMIC” and the “Upper-Tier REMIC” for federal income tax purposes.  In the opinion of counsel, such portions of the trust and the loan will qualify for this treatment pursuant to their elections.

In addition, in the opinion of counsel, the portions of the issuing entity consisting of the Class [A-J], Class [B] and Class [C] Trust Components and the related distribution account, beneficial ownership of which is represented by the Class [A-J], Class [B], Class [PEZ] and Class [C] Certificates will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•  Each class of certificates offered in this prospectus supplement (other than the Class [A-J], Class [B], Class [C] and Class [PEZ] Certificates) and the Class [A-J], Class [B] and Class [C] Trust Components will constitute a class of “regular interests” in the Upper-Tier REMIC.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
• Beneficial owners of the certificates offered in this prospectus supplement will be required to report income on those certificates in accordance with the accrual method of accounting.

•  It is anticipated that the certificates offered in this prospectus supplement, other than the Class [__] and Class [X-A] Certificates, will be issued at a premium, and that the Class [__] and Class [X-A] Certificates will be issued with original issue discount.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.
ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable to such transaction.  The United States Department of Labor has granted to [_____________] an administrative exemption, Department Final Authorization Number [_________], as amended by Prohibited Transaction Exemption (“PTE”) 2007-05, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The Depositor expects that the exemption granted to [_____________] will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied.  See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates will receive investment grade credit ratings from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the depositor.  Although the depositor will prepay fees for ongoing rating surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs rating surveillance.  In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related certificates.  Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates.  None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsor[s], the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings of one or more classes of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of those nationally recognized statistical rating organizations to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.  In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that either or both of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.  You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates.  See “Legal Investment” in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement
The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations  (other than with respect to the Class [PEZ] certificates) of certificate balance of (i) $[________] with respect to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B],Class [A-J] and Class [PEZ] Certificates, (ii) $[________] with respect to the Class [B], Class [C] and Class [D] Certificates and (iii) $[________] with respect to the Class [X-A] Certificates.  The Class [PEZ] certificates do not have a minimum denomination.  However, in connection with an exchange of Class [A-J], Class [B] and Class [C] certificates for Class [PEZ] certificates and vice versa, each of the Class [A-J], Class [B] and Class [C] certificates exchanged (in the case of the Class [A-J], Class [B] or Class [C] certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

Investments in excess of the minimum denominations may be made in multiples of $[________].

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe).  Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

[If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks related to the certificates below, in particular any of the risks that are specifically applicable to the related classes of depositable certificates, since they will generally apply to the exchangeable certificates.]

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt recently underwent a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in Egypt, Syria or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•
if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

•
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans in the issuing entity and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans in the issuing entity may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans in the issuing entity were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•
if the mortgage loans in the issuing entity default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and fees and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

•
some participants in the CMBS markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

RISKS RELATED TO THE MORTGAGE LOANS

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim. Payment of amounts due under the mortgage loan prior to the maturity date or the anticipated repayment date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within [__] months prior to the cut-off date.  Consequently, the mortgage loans generally do not have a long-standing payment history.

The Offered Certificates are Limited Obligations and Payments will be Primarily Derived From the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsor[s], the mortgage loan seller[s], the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

•	a decline in the financial condition of a major tenant at the mortgaged property;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

[Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.]

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “—Underwritten Net Cash Flow May Be Based on Flawed Assumptions” in the Prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex F to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex E to this prospectus supplement.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “The Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan,” “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such mortgaged  properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such mortgaged properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  All of the mortgage loans have appraisals dated within [__] months of the cut-off date.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value, unless otherwise indicated on Annex A-1 to this prospectus supplement and the footnotes to Annex A-1.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of the following [___] mortgaged properties, collectively representing [___]% of the outstanding pool balance, as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant.

For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related loan maturity date and lease expiration dates, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice.  There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgaged loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  This risk may be mitigated when mortgaged properties are leased to unrelated third parties.

Certain Additional Risks Related To Tenants.

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan.  Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations.  Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.  [In the case of [__] mortgage loans, representing [__]% of the initial outstanding pool balance, a lease representing 50% or more of the net rentable area of the related mortgaged property expires during or prior to the calendar year in which the maturity date occurs.  In addition, with respect to several of the other mortgage loans, leases representing, in the aggregate, 50% or more of the net rentable area of the related mortgaged property expire during or prior to the calendar year in which the maturity date occurs.]

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may be leased to tenants under leases that provide that tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property.  Such provisions, if not waived, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under Title 11 of the United States Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises)

that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the United States Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the United States Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately [___]% of the outstanding pool balance as of the cut-off date.  Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans represents no more than [___]% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing [___]%, [___]% and [___]%, respectively, of the outstanding pool balance, the three largest of the related loan groups representing approximately [___]%, [___]% and [___]%, respectively, of outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	[____] multifamily and manufactured housing community properties representing [____]% of the outstanding pool balance as of the cut-off date;

•	[____] office properties representing [____]% of the outstanding pool balance as of the cut-off date;

•	[____] retail properties representing [____]% of the outstanding pool balance as of the cut-off date;

•	[____] hotel properties representing [____]% of the outstanding pool balance as of the cut-off date;

•	[____] mixed use properties representing [____]% of the outstanding pool balance as of the cut-off date;

•	[____] self-storage properties representing [____]% of the outstanding pool balance as of the cut-off date; and

•	[____] industrial properties representing [____]% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in [____] states.  [____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance as of the cut-off date, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance as of the cut-off date, are located in [____]. See the table entitled “Mortgaged Properties by State and/or Location” under “Description of the Mortgage Pool” in this prospectus supplement.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in [____], see “Legal Aspects of Mortgage Loans in [State][Country]” in this prospectus supplement.  Except as set forth in this paragraph, no state contains more than [____]% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

[Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.]

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The mortgage loans do not generally require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available. Even if material improvements on the mortgaged property are located in a flood zone and flood insurance is obtained, we cannot assure you that  the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

[If 10% or more of the mortgage loans are located in any one state or other geographic region, describe any material economic or other factors applicable to that region.]

[In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.]

Multifamily Properties Have Special Risks

[____] of the mortgaged properties (including [____] manufactured housing community properties), which represent security for [____]% of the outstanding pool balance, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state, or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development.  [See “—Risks Relating to Section 8 Multifamily Properties” below.]  There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Manufactured Housing Community Properties Have Special Risks.

[____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance as of the cut-off date, are manufactured housing community properties.  Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Certain of the manufactured housing community mortgaged properties may be recreational vehicle parks.  These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year.  Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

[Risks Relating to Section 8 Multifamily Properties.

__ of the mortgage loans (those identified as loan numbers ___ on Annex A hereto), representing approximately ____% of the aggregate principal balance of the mortgage pool as of the cut-off date, are secured by mortgaged properties in which the rents charged to some of the tenants are subsidized by housing assistance payments under the United States Department of Housing and Urban Development’s (“HUD”) Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program).  Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD.  The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant.  Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented.  The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts.  HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect.  The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Loans Subject to Government Assistance Programs]” in this prospectus supplement.]

Office Properties Have Special Risks

[____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance as of the cut-off date, are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the quality of property management;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

[____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance as of the cut-off date, are retail properties.  Of these, [____] mortgaged properties, representing security for [____]% of the outstanding pool balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties.  [____] mortgaged properties, representing security for [____]% of the outstanding pool balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties.  [____] mortgaged properties, representing security for [____]% of the outstanding pool balance as of the cut-off date, are single tenant properties.

The value of the retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.

Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

[_____] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to have an “anchor tenant.”  [_____] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to be “shadow anchored.”  [_____] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to be “unanchored.”

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that the shadow anchor will satisfy its obligations under such agreements.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the anchor tenant leases and REAs at the mortgaged properties [may] have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other anchor tenants and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the retail mortgaged properties may  have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenants or to litigation against the related borrower. There can be no assurance that the identified anchor tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, there can be no assurance that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Current Levels of Property Income May Not be Maintained Due to Varying Tenant Occupancy.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.  Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.

Borrowers, affiliates of borrowers,  and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	video shopping networks;

•	catalogue retailers;

•	home shopping networks;

•	direct mail;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

[Certain Risks of Restaurant Tenants.

In addition, certain of the mortgaged properties have significant restaurant tenants.  Other mortgaged properties may also include restaurants as tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and their treatment of the customers.]

Hotel Properties Have Special Risks

There are [____] hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date.  [____] of such hotel properties are considered full service, securing approximately [____]% of the outstanding pool balance as of the cut-off date, [____] of such hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date, are considered limited service; and [____] of such hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date, are considered extended stay.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	poor property management;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	leases with restaurant or club operators that may be a draw to a hotel property;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hotel Revenue.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hotel Revenue.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hotel Depends in Part on the Performance of its Management Company.

The hotel properties are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement.  The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that the issuing entity could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

Mixed Use Properties Have Special Risks

There are [__] mixed use properties, securing approximately [__]% of the outstanding pool balance as of the cut-off date.  Each of these mixed use properties contains the following property types:  office, retail or industrial.  To the extent a mixed use property has office, retail or industrial components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks” above.  See Annex A-1 to this prospectus supplement for the five largest office and/or retail tenants (by net rentable area leased) at each of the mixed use mortgaged properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Self-Storage Properties Have Special Risks

There are [____] self-storage properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date.

The self-storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self-storage properties.  We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Industrial Properties Have Special Risks

There are [____] industrial properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date.  Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Properties With Condominium Ownership Have Special Risks

In the case of [__] of the mortgaged properties, representing approximately [__]% of the outstanding pool balance as of the cut-off date, the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  [In certain cases, the related borrower does not have a majority of votes on the condominium board.] The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest in such condominiums, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users, and accordingly could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. The inability to complete such construction work may result in less liquidation proceeds to the issuing entity than if such construction were able to be completed.

[Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.]

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Issuing Entity’s Ownership Of The Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of a mortgage loan seller, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws May Adversely Affect Payments on Your Certificates

Certain Environmental Laws  May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May be Required to Take Remedial Steps With Respect to Environmental Hazards at a Property.

 In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a) take investigative and/or remedial action;

(b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f) the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on for Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all but [____] of the mortgaged properties within the [____] months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study.  Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period.  There can be no assurance that any such assessment, study or review revealed all possible environmental hazards.  Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on for Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgage property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

[____] mortgage loans, representing [____]% of the outstanding pool balance as of the cut-off date, are balloon loans, partially amortizing balloon loans, or mortgage loans that provide incentives for the borrower to repay the mortgage loan by an anticipated repayment date.  [____] of the [____] mortgage loans identified above, representing [____]% of the outstanding pool balance as of the cut-off date, have a balloon payment date in the year [____].

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Mortgage Loan With Balloon Payments Have a Greater Risk of Default” in the prospectus.

The availability of funds in the credit markets fluctuates over time.  The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  See “—The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of

Commercial Mortgage-Backed Securities” in this prospectus supplement.  We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.  Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.  The master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances.  See “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement.  There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case.

Risks Relating to Borrower Organization or Structure

Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special-purpose entities.”  In general, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factor—The Borrower’s Form of Entity May Cause Special Risks” in the Prospectus.

The borrowers with respect to [___] mortgage loans, representing approximately [___]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

[Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty.  In such instances, references to obligations and responsibilities of the “borrower” in this prospectus supplement, may apply to such property owner instead.  Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated.  In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.]

With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common, including, among other mortgage loans, the mortgage loans identified as Loan [___] on Annex [___] to this prospectus supplement, representing approximately [___]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, certain mortgage loans may permit the future sale of tenant-in-common interests in the related mortgaged property. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In addition, the bankruptcy court has the power, under certain circumstances, to sell the bankrupt entity’s interest and the interests of non-bankrupt tenants-in-common in the jointly-owned property.  In some cases a tenants-in-common borrower may not be a special purpose entities. See “The Borrower’s Form of Entity May Cause Special Risks” in the prospectus. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity, reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt.  Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are generally set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property.  The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations.  This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Risk Factors—Bankruptcy Proceedings Entail Risks” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than [ten] years ago.  In all cases, the related entity or person has emerged from bankruptcy.  Certain of the mortgage loans may have a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  We cannot assure you that these loan sponsors will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

[A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.]

In some cases, a mortgaged property may be “self-managed” by the related borrower. No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “—Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” below in this prospectus supplement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, , also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks are Not Covered Under Standard Insurance Policies.

In general, the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  (Exceptions include where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage or on self-insurance provided by a tenant; See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement).  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies.”

Standard Insurance May be Inadequate Even for Types of Losses that are Insured Against.

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

•
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).

In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to [__] of the mortgage properties, which collectively represent approximately [__]% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

 In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant, a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate of a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) any rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower Tier REMIC, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”. In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Lower Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver.  In which event, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Cross-Collateralized Loans and Loans Secured by Multiple Properties

[____] mortgage loans, representing [____]% of the outstanding pool balance, are secured by more than one mortgaged property.  In addition, there are [__] groups of crossed-collateralized and crossed-defaulted mortgage loans representing [____]% of the outstanding pool balance.

These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized or multi-property loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person, or the capital of such person, was inadequate, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower or mortgagor to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•
such borrower or mortgagor was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•
the borrower or mortgagor did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower or mortgagor from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower or mortgagor;

•	recover payment made under the mortgage loan; or

•
take other actions detrimental to the holders of the certificates; including, under certain circumstances, invalidating the mortgage loan or loans or the mortgages securing such cross collateralization.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the lender would experience delay in exercising remedies with respect to cross-collateralized loan groups or loans secured by multiple properties involving properties located in more than one state or jurisdiction.

The amount of the mortgage lien encumbering any particular one of the mortgaged properties in a multi-property mortgage loan or a pool of cross collateralized mortgage loans is in some cases less than the full amount of the related mortgage loan or group of cross collateralized mortgage loans, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent  to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

[____] mortgaged properties, which represent security for [____]% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in such lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

•
A ground lease may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

•	The ground lease may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.

•
The terms of a ground lease may provide that the rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

•	The terms of a ground lease may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

In addition, certain mortgaged properties rely on lease or licensing agreements with third parties which agreements are significant to the current operation of the mortgaged property and current cash flow.  For example, certain hotel properties may rely on restaurant or night club tenants at the hotel property for hotel occupancy.  See “Hotel Properties Have Special Risks” above.  In addition, certain mortgaged properties may have characteristics or be located in locations which the related borrower benefits from utilizing public or other space, which space may require the borrower to enter into a lease or licensing agreement for its use.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited if Lease Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Certain mortgaged properties may currently have a temporary certificate of occupancy related to renovations at the mortgaged property.  Violations may be known to exist at a particular mortgaged property, but, [except as disclosed below], the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could have a material adverse effect on the related borrower’s or sponsor’s ability to meet its obligations under the related mortgage loan and, therefore, upon distributions on your certificates.  [Except, as described below,] the mortgage loan sellers have informed us that, to their knowledge, there are no legal proceedings they consider to be (or consider likely to become) material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain borrowers, principals of borrowers, guarantors, property managers and affiliates of such entities have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings), in the past.

In addition, borrowers, principals of borrowers, property managers and affiliates  or affiliates of such entities may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing  has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Relating to Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the related Mortgage Loan Seller and its successor and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry.  Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

CONFLICTS OF INTEREST

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See [“The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”] in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer,  the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the companion interests.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder will be controlled by the controlling class certificateholders.  The directing holder (except with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class [X-A], Class [X-B], Class [R] and Class [LR] certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders (which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class [X-A], Class [X-B], Class [R] and Class [LR] certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class [X-A], Class [X-B], Class [R] and Class [LR] certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class [A-J], Class [B] and Class [C] certificates together with the Class [PEZ] certificates’ applicable percentage interest of the related Class [A-J], Class [B] or Class [C] trust component as a single “Class” for such purpose.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.  It is expected that [_______], [an affiliate of the special servicer,] will be the initial directing holder with respect to each mortgage loan.

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder:  (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

[_____], has been appointed as the initial operating advisor.   See “The Operating Advisor” in this prospectus supplement.  With respect to each mortgage loan, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including [____]) where [_____] is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  The underwriters may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates.  If that were to occur, that underwriters’ interests may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, no underwriter or any of its related affiliates has any obligation to take into account the interests of the certificateholders or holders of companion interests or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of companion interests.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  See “Summary of the Prospectus Supplement —Relevant Parties and Dates—Affiliates” and “Certain Relationships and Related Transactions” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

[Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class [__], Class [__] and Class [__] certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the Class [__], Class [__] and Class [__] certificates based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will constitute the initial directing holder, and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and the prospectus and your own view of the asset pool.]

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.

Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity  under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, the directing holder generally has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.

The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise due to the Activities of the Mortgage Loan Sellers.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Conflicts of Interest May Arise due to Affiliations Between Certain Parties.

The [sponsor] [depositor] [issuing entity] is an affiliate of the [master servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm’s length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.]  [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

Conflicts Between Property Managers and the Borrowers

[A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.]  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

RISKS RELATED TO THE OFFERED CERTIFICATES

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things,  will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules while others remain pending.  Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

•
Section 619 of the Dodd-Frank Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking laws to generally prohibit various covered banking entities from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring or having certain relationships with a covered fund, such as a hedge fund or private equity fund, subject to certain exemptions.  The final regulations implementing the Volcker Rule were issued on December 10, 2013. Section 619 became effective on July 21, 2012, with conformance required by July 21, 2015 (and further subject to possible extension periods granted by the banking agencies).  While an issuer of CMBS would not be a covered fund under the Volcker Rule, the restrictions on proprietary trading apply with respect to CMBS and may require or necessitate the sale of certificates by certain banking entities or nonbank financial companies at a time and in a manner that could result in losses to holders of certificates.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

[Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon the satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.]

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate loan noteholder or other party with such option.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class [X-A] certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class [X-A] certificates is based upon the outstanding certificate balances of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] certificates and the trust components, the yield to maturity on the Class [X-A] certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class [X-A] certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such offered certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

[Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class [X-A] certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield.  If you purchase your certificates at a premium (or with respect to the Class [X-A] certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.]

[The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.]

If you purchase Class [X-A] certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class [X-A] certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this prospectus supplement.

Any realized loss or shortfall on the Class [A-J], Class [B] or Class [C] trust components will be experienced by the Class [PEZ] certificates to the extent of their percentage interest in such trust components.  See “Description of the Offered Certificates—Realized Losses” in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity  on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

The Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller may make a Loss of Value Payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a Loss of Value Payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such Loss of Value Payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class [PEZ] certificates will reflect the characteristics of the Class [A-J], Class [B] and Class [C] certificates.  The Class [PEZ], Class [A-J], Class [B] and Class [C] certificates are referred to in this prospectus supplement as “Exchangeable Certificates”.  As a result, the Class [PEZ] certificates will be subject to the same risks as the Class [A-J], Class [B] and Class [C] certificates described in this prospectus supplement.  Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange Exchangeable Certificates:

•	At the time of a proposed exchange, a certificateholder must own Exchangeable Certificates in the requisite exchange proportion to make the desired exchange.

•
A certificateholder that does not own Exchangeable Certificates in the requisite exchange proportion may be unable to obtain the necessary Exchangeable Certificates or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

•
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class [A-J] trust component (and, correspondingly, the Class [A-J] certificates and, to the extent evidencing an interest the Class [A-J] trust component, the Class [PEZ] certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

•	Certificates may only be held in authorized denominations.

•	An exchange fee of $[_____] must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of certificates.

Subordination of the Class [A-J], Class [B] and Class [C] Trust Components and Class [D] Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class [X-A], Class [X-B], Class [A-J], Class [B], Class [C], Class [D] and [PEZ] Certificates

As described in this prospectus supplement, (i) if your certificates are Class [A-J], Class [B], Class [C], Class [D] or Class [PEZ] certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B], Class [X-A] and Class [X-B] certificates, (ii) if your certificates are Class [B],  Class [C] or Class [D] certificates, to those of the holders of the Class [A-J] certificates (and the holders of the Class [PEZ] certificates as holders of the Class [A-J]-[PEZ] percentage interest of the Class [A-J] trust component), (iii) if your certificates are Class [C] certificates, to those of the holders of the Class [B] certificates (and the holders of the Class [PEZ] certificates as holders of the Class [B]-[PEZ] percentage interest of the Class [B] trust component) and (iv) if your certificates are Class [D] certificates, to those of the holders of the Class [C] certificates (and the holders of the Class [PEZ] certificates as holders of the Class [C]-[PEZ] percentage interest of the Class [C] trust component).  Because the notional amount of the Class [X-B] certificates is based upon the aggregate certificate principal balance of the Class [A-J], Class [B] and Class [C] trust components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] certificates, the Class [X-B] certificates will be adversely affected by losses allocated to such classes of certificates or trust component.  See “Description of the Offered Certificates” in this prospectus supplement.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments on the offered certificates; and

•	their weighted average life.

Losses on the mortgage loans will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class [J], Class [H], Class [G], Class [F], Class [E] and Class [D] certificates, the Class [C] trust component (and correspondingly, to the Class [C] certificates and the Class [PEZ] certificates pro rata based on their respective percentage interests in the Class [C] trust component), the Class [B] trust component (and correspondingly, to the Class [B] certificates and the Class [PEZ] certificates pro rata based on their respective percentage interests in the Class [B] trust component) and the Class [A-J] trust component (and correspondingly, to the Class [A-J] certificates and the Class [PEZ] certificates pro rata based on their respective percentage interests in the Class [A-J] trust component), in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5] Certificates and, with respect to interest losses only, the Class [X-A] and Class [X-B] certificates based on their respective entitlements pro rata,  provided, that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates until reduced to zero and then to the Class [A-5A] Certificates until reduced to zero.  However, because the notional balances of the Class [X-A] and Class [X-B] certificates are based on the certificate balances or trust component balances, any losses allocated to such class of certificates will have the effect of simultaneously reducing the amount of interest to which the Class [X-A] and Class [X-B] certificates are entitled.

Each class of certificates (other than the Class [P], Class [R] and Class [LR] Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee [or fiscal agent], as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of their master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee)would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement).  There can be no assurance that following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this prospectus supplement, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the related mortgage loans will not exceed such assumed levels.  See “Description of the Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the related mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning trust administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading “—Risks Related to the Mortgage Loans.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class [A-AB] and Class [PEZ] certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

The ratings assigned to the offered  certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates was determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis by the hired rating agencies and other national recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such CMBS were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of certificates. Changes affecting the mortgaged properties, the sponsors, the trustee, the certificate administrator, the operating advisor, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the certificates, and thus on the market value of the certificates, although such adverse changes would not necessarily be an event of default under any Mortgage Loan.  See “Ratings” in this prospectus supplement.

Further, any ratings downgrade of any class of certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan to purchase those certificates.  See “ERISA Considerations” in this prospectus supplement.

The depositor has not requested a rating on the certificates from any rating agency other than [____________] and [____________]. There can be no assurance as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical ratings organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by [____________] or [____________].  The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by [____________] or [____________] may impact the value of that class of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to [____________], [____________] and certain other rating agencies. Based on preliminary feedback from those rating agencies at that time, the depositor selected [____________] and [____________] to rate the certificates and not the other rating agencies due in part to those agencies’ initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Commission may determine that one or both of [____________] and [____________] no longer qualifies as a nationally recognized statistical ratings organization for purposes of federal securities laws and that determination may have an adverse effect on the market price of the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

Other Risks

The “Risk Factors” section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]

German American Capital Corporation

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction (the “Sponsor”).  GACC or an affiliate of GACC originated [or acquired] all of the GACC Loans and underwrote all of the GACC Loans in this transaction.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and the Depositor.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiary, DB Mortgage Services, LLC (“DBMS”), is one of the leading servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBMS is one of the largest servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large ﬂoating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC during the past 4 years ending [________], is approximately $[___] billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

[Pursuant to Item 1117 of Regulation AB, provide a brief description of any legal proceedings pending against the Sponsor, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Insert disclosure pursuant to Item 1119 of Regulation AB with respect to the Sponsor and certain affiliations, relationships and related transactions with other transaction parties.]

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth in such agreement (and in Annex E to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualifying Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC, relating to information in this prospectus supplement regarding the GACC Mortgage Loans.  These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self-Storage	1.25x	70%
Hospitality	1.50x	65%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an investment grade entity, GACC may waive all escrow requirements. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self-storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Ground Rent — For properties that are subject to a ground lease, a reserve may be established to be funded either at closing and/or during the loan term to cover ground lease payments.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

GACC’s Underwriting Standards – Exceptions

[If applicable, add disclosure required by Item 1111(a)(8) of Regulation AB] [Describe the nature of any material exceptions granted by the GACC to its underwriting guidelines, including the number and percentage of loans with such exceptions.]

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on [___], 20[_].  GACC’s “Central Index Key” number is [0001541294].  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including [___], 20[_], to and including [___], 20[_]:

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
[__] (CIK # [____])	[__]	[____]																					(2)
Total by Issuing Entity
Total by Asset Class																							(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the [___] loan, which represented [__]% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of [____], 20[__].

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of [____], 20[__].

[Name of Other Sponsor[s]]

[If applicable, add disclosure required by Items 1104, 1117 and 1119 of Regulation AB with respect to any other sponsors.]

[Mortgage Loan Sellers (Other than Sponsors)]

[______ and _____ are also acting as sellers in this transaction.  Each seller or its affiliate originated the mortgage loans as to which it is acting as seller[; except that ___% of the mortgage loans as to which ___ is acting as seller were originated by ___ and acquired from __ by such seller.]  [____  originated 10% or more of the Initial Outstanding Pool Balance.]

[Pursuant to Item 1117 of Regulation AB, provide a brief description of any legal proceedings pending against the Mortgage Loan Seller, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Insert disclosure pursuant to Item 1119 of Regulation AB with respect to the Mortgage Loan Seller and certain affiliations, relationships and related transactions with other transaction parties.]

[Additional Originators (Other than Sponsors)]

[For originators, other than the sponsors, that originated 10% or more of the Initial Outstanding Pool Balance, identify such originators].

[For originators, other than the sponsors, that originated 20% or more of the Initial Outstanding Pool Balance, add disclosure required by Item 1110 of Regulation AB, to the extent not covered above].

[Pursuant to Item 1117 of Regulation AB, provide a brief description of any legal proceedings pending against the Originator, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Insert disclosure pursuant to Item 1119 of Regulation AB with respect to the Originator and certain affiliations, relationships and related transactions with other transaction parties.]

[Insert disclosure pursuant to Item 1104(e) of Regulation AB with respect to repurchases and replacements pursuant to the underlying transaction agreements.]

Underwriting Standards

A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] that originated 20% or more of the Initial Outstanding Pool Balance is set forth below.

[Insert description of underwriting standards of applicable Mortgage Loan Seller or Originator.]

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation.  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the eight years ending [_________], the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $[__] billion.  GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification under the Sarbanes-Oxley Act required to be included in such report, required to be filed by the Issuing Entity and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Certificate Administrator on behalf of the Issuing Entity.  The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

[Pursuant to Item 1117 of Regulation AB, provide a brief description of any legal proceedings pending against the Depositor, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Insert disclosure pursuant to Item 1119 of Regulation AB with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.]

THE ISSUING ENTITY

The issuing entity for the Certificates will be [Name of Trust] (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and Trustee [and Fiscal Agent], if applicable, may make Advances to the Issuing Entity only to the extent that such party deems such Advances to be recoverable from the related Mortgage Loan; such Advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendments.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Master Servicer,” “The Special Servicer,” “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  [Specify other assets if applicable, e.g. swap agreement.]  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and indemnity obligations to the Trustee, the Certificate Administrator, the  Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Seller(s), as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

[Expenses related to the selection and acquisition of the Mortgage Loans in the amount of $_____ will be paid from the proceeds of the offering of the Certificates.  Expenses related to the selection and acquisition of the Mortgage Loans that are payable to the Sponsor, the Depositor, the Master Servicer, the Special Servicer and the Trustee, Paying Agent [and Fiscal Agent] from the offering proceeds are set forth in the table below.
Nature of Expense	Amount	Payable To]

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the underlying Mortgage Loans from the Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

1.      If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the transfer of the Mortgage Loans from the Mortgage Loan Seller to the Depositor on the date of the opinion was a sale such that (i) Mortgage Loans and payments under the Mortgage Loan and identifiable proceeds of Mortgage Loans are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Mortgage Loan Seller is not applicable to payments on the Mortgage Loans.

2.      If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the transfer of the Mortgage Loans from the Depositor to the Issuing Entity on the date of the opinion was a sale such that (i) the Mortgage Loans, and payments under the Mortgage Loan and identifiable proceeds of the Mortgage Loan are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be re-characterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Issuing Entity’s Ownership Of The Mortgage Loans.”

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement–Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans [and the Loan Combinations] to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

[Name of Master Servicer]  (the “Master Servicer”) will be the Master Servicer under the Pooling and Servicing Agreement.  The Master Servicer is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of [____]].  The principal offices of the Master Servicer are located at [___________], and its telephone number is [___________].  As of [_____, 20__], the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $[___] billion.

The information set forth in this prospectus supplement concerning the Master Servicer has been provided by it.

The Master Servicer will be responsible for master servicing of all of the Mortgage Loans [specify any exceptions].  The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the Mortgage Loans.  [In particular, the Master Servicer has informed the Depositor that [___] will act as sub-servicer with respect to certain of the Mortgage Loans originated by [____.]

Certain of the duties of the Master Servicer and the provisions of the Pooling and Servicing Agreement are set forth in this prospectus supplement under “The Pooling and Servicing Agreement.”  The manner in which collections on the Mortgage Loans are to be maintained is described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts.”  The advance obligations of the Master Servicer are described in this prospectus supplement under “The Pooling and Servicing Agreement —Advances” and “Description of the Offered Certificates—Appraisal Reductions.”  Certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under “The Pooling and Servicing Agreement—Servicer Termination Events,” “—Rights Upon Servicer Termination Event” and “—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  For a description of the Master Servicer’s compensation see “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.”

The Master Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Issuing Entity.  Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

[Add disclosure required by Item 1108 of Regulation AB with respect to Master Servicer, to the extent not covered above.]

The Special Servicer

[Name of Special Servicer] (the “Special Servicer”) will be appointed as the initial Special Servicer of the Mortgage Loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties.  The Special Servicer is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of [___]].  Its address is [_____].

As of [____, 20__], the Special Servicer was servicing approximately [______] commercial and multifamily loans with a total principal balance of approximately $[___] billion.  The collateral for these loans is located in [all fifty states] .  Approximately [______] of the loans, with a total principal balance of approximately $[___] billion, pertain to commercial and multifamily mortgage-backed securities.  The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.  As of [___, 20__], the Special Servicer was the named Special Servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.  With respect to such transactions as of such date, the Special Servicer was administering approximately [__] assets with an outstanding principal balance of approximately $[___] million.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Modifications” and “—Realization Upon Defaulted Mortgage Loans.”  Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under “The Pooling and Servicing Agreement—Servicer Termination Events,” “—Rights Upon an Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  For a description of the Special Servicer’s compensation see “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation.”

The Special Servicer, is approved as a special servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by [__________].

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.  Neither the Master Servicer nor the Special Servicer makes any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of such servicer), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding such servicer) or related documents.

[Add disclosure required by Item 1108 of Regulation AB with respect to the Special Servicer, to the extent not covered above.]

Primary Servicing

[Except with respect to certain Mortgage Loans sold to the Depositor by ___, the Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans [specify any other exceptions].  The Master Servicer may elect to retain one or more primary servicers (each, a “Primary Servicer”) to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans.  The master servicer will pay the fees of the primary servicer or servicers.]  [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

[Affiliated Sub-Servicers]

Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with the Depositor, [one of] the sponsor[s], [one of] the [other] mortgage loan seller[s] or [one of] the underwriter[s]:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance	Affiliate
1.
2.
3.
4.

[Add disclosure required by Item 1108 of Regulation AB]]

[Significant Sub-Servicers]

Each of the following entities will be or is expected to be a sub servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
1.
2.
3.
4.

[Add disclosure required by Item 1108 of Regulation AB]]

THE TRUSTEE

General

[Name of Trustee] (the “Trustee”) will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued.  The Trustee is a [insert entity type and jurisdiction of organization].  As of [___, 20__], the Trustee was the named Trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.  Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.  In addition, the trustee will be primarily responsible for back-up advancing.  The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at [______], and (ii) for all other purposes, at [_____], Attention:  [_________].  As compensation for the performance of its routine duties, the Trustee will be paid a fee (the “Trustee Fee”).  The Trustee will be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Trustee is required at all times to be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event”), and (ii) an

institution whose long-term senior unsecured debt is rated [“Aa3” by Moody’s and “A+” by S&P] or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

[Disclose information required by Item 1109 and, if applicable, Item 1108, of Regulation AB]

Duties of the Trustee

The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Trustee), the Certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event, the Trustee is required to transmit by mail to the Depositor, each Rating Agency and all Certificateholders notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

The fees and normal disbursements of the Trustee are required to be borne by the issuing entity.

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and each rating agency.  Upon receiving such notice of resignation, the Master Servicer or the Special Servicer, as applicable (together, the “Servicers”)  will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co trustee or co trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least [____] and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

[_____] will act as the certificate administrator (in such capacity, the “Certificate Administrator” or “[_____]”), custodian (in such capacity, the “Custodian”) and the Paying Agent under the Pooling and Servicing Agreement.

Under the terms of the Pooling and Servicing Agreement, [_____] is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the Issuing Entity.

[_____] is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement.  In such capacity, [_____] is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders.  [_____] maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $[____] and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “[__]” by [____], “[__]” by [____] and “[__]” by [____] and whose short-term unsecured debt is rated at least “[__]” by [____], “[__]” by [____] and “[__]” by [____] or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider (in such capacity, the “17g-5 Information Provider”).

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to [__]% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

[Add disclosure required by Item 1108 of Regulation AB with respect to the Certificate Administrator, to the extent not covered above.]

[PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT]

[_______] will be appointed by the Trustee as paying agent (in that capacity, the “Paying Agent”).  In addition, [_______] will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the “Authenticating Agent”).  The Trustee will be responsible for paying the fees of each such agent.]

[THE FISCAL AGENT

[_______], a [_________] organized under the laws of [________], will act as Fiscal Agent pursuant to the Pooling and Servicing agreement (the “Fiscal Agent”).  The Fiscal Agent’s office is located at [________], Attention:  [________].  The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

The duties and obligations of the Fiscal Agent consist only of making advances as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  The Fiscal Agent will not be liable except for the performance of those duties and obligations.  The Fiscal Agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the Trustee and the Master Servicer.  The Fiscal Agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the Trustee.  The Trustee will be responsible for payment of the compensation of the Fiscal Agent.

The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Fiscal Agent), the Certificates, the mortgage loans, this prospectus supplement—except for the information in the immediately preceding paragraph—or related documents.  The duties and obligations of the Fiscal Agent consist only of making advances as described in this prospectus supplement; the Fiscal Agent will not be liable except for the performance of such duties and obligations.

In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance, provided that the Fiscal Agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance.  The Fiscal Agent will be entitled to rely exclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would not be recoverable.  The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.]

THE OPERATING ADVISOR

[_____] (the “Operating Advisor”), a [_____], will act as operating advisor under the Pooling and Servicing Agreement.  The principal offices of [_____] are located at [_____].

[Insert Description of Operating Advisor]

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

[CERTAIN LEGAL PROCEEDINGS]

[If there are any legal proceedings pending against any of the parties identified in Item 1117 of Regulation AB or their property that would be material to security holders, provide the disclosure required by such Item.]

[CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[The [sponsor] [depositor] [issuing entity] is an affiliate of the [servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm’s length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.]  [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor]

[depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]]

DESCRIPTION OF THE MORTGAGE POOL

General

A trust (the “Trust” or “Issuing Entity”) to be created by Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”) will consist of a pool (the “Mortgage Pool”) of [____] fixed-rate mortgage loans (each, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on [____] commercial, multifamily and manufactured housing community properties (each a “Mortgaged Property,” and collectively, the “Mortgaged Properties”) [and junior liens on [____] Mortgaged Properties]. The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $[___________] (the “Initial Outstanding Pool Balance”).  The principal balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date”, and each, a “Cut-off Date Balance”) will range from $[____________] to $[____________] and the average Cut-off Date Balance will be $[____________] subject to a variance of plus or minus [____]%.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool, or of any specified sub-group of the Mortgage Pool, referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

[Each of the [______] Loan and [_______] Loan has a subordinate companion loan.  Each companion loan is referred to in this prospectus supplement as a “Companion Loan.”  The Mortgage Loan together with its related Companion Loan is referred to in this prospectus supplement as a “Loan Combination.”  Neither of the Companion Loans is included in the Mortgage Pool.  Each Companion Loan is subordinate in right of payment to the related Mortgage Loan and is also sometimes referred to in this prospectus supplement as the “B Loan.”]

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates [either] a first lien [or a junior lien] on the interests of the related borrower (each, a “Borrower”) in the related Mortgaged Property, as set forth on the following table:
Interest of Borrower Encumbered	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate
[First Lien]............................................................................................
[Second Lien].......................................................................................
Partial Fee / Partial Leasehold Estate
[First Lien]............................................................................................
[Second Lien].......................................................................................
Leasehold Estate
[First Lien]............................................................................................
[Second Lien].......................................................................................
Total
[First Lien]............................................................................................
[Second Lien].......................................................................................

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, Mortgage Loan Seller or Originator, the Master Servicer, the Special Servicer or the Trustee.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carve outs either to the borrower or its sponsor.  Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carve out to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related Mortgaged Property.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties.  In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  Each Mortgage that constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, is subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property, [and (vi) mortgage liens for a Companion Loan] [Each Mortgage that constitutes a junior lien on a fee or leasehold interest in a Mortgaged Property is subject to the foregoing, as well as any senior lien on such fee or leasehold interest.]

[[Prefunding].[Revolving] Period]

[Insert disclosure required by Items 1103(a)(5) and 1111(g) of Regulation AB.]

Significant Mortgage Loans and Significant Obligors

No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds [__]% of the initial pool balance of the mortgage loans included in the issuing entity (the “Initial Pool Balance”).

The following table sets forth information regarding the ten largest mortgage loans and/or [cross-collateralized] [related] groups in the pool, which represent, in the aggregate, approximately [__]% of the Initial Pool Balance.

Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

Mortgage Loan or Cross- Collateralized Group	Loan No.	Number of Mortgage Loans	Number of Mortgaged Properties	Aggre- gate Cut- off Date Balance	% of Initial Pool Balance	Mort-gage Rate	Stated Remain- ing Terms (Mos.)	DSCR(1)	Cut-off Date LTV Ratio(1)	LTV Ratio at Maturity(1)
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
[______]	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%
Total / Weighted Averages	[__]	[__]	[__]	$[____]	[__]%	[__]%	[__]	[__]x	[__]%	[__]%

Information with respect to each of the above mortgage loans or groups [that constitutes 10% or more of the Initial Pool Balance] is set forth in Annex B-1.

[If a lessee or lessees constitute a significant obligor under Item 1112 of Regulation AB, provide disclosure required by that item.]

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before [___], 20[__] (the “Closing Date”) from names of Mortgage Loan Sellers pursuant to [____] separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

The Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York.  Each party to the Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the agreement.

Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates in such Mortgage Loan, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of German American Capital Corporation is set forth in the prospectus under “The Sponsor—Underwriting Standards.”  A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] is set forth above under “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]—Underwriting Standards.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated [or acquired] for securitizations of this type by the Sponsor[s] and other Mortgage Loan Seller[s] taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

[If delinquent loans are included in a transaction, insert the following chart and paragraph:

Delinquent Mortgage Loans
Period of Delinquency	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Aggregate Balance Reduction Due to Charge-off/ Uncollectibility
0-[30][31] days	[__]	[__]	[__]	[__]
[31][32]-[60][61] days	[__]	[__]	[__]	[__]
[61][62]-[90][91] days	[__]	[__]	[__]	[__]
[Other period greater than 90 days delinquent]	[__]	[__]	[__]	[__]
Charged-off/Uncollectible	[__]	[__]	[__]	[__]

[GACC] [Each Sponsor] determines a loan to be “delinquent” when a scheduled payment on a loan has not been made for more than 30 days beyond its scheduled due date.  The mortgage loans generally do not have a grace period; however, to the extent any mortgage loan has a grace period, the 30 days are calculated from the scheduled due date and not from the end of the grace period.  If a workout is entered into with the borrower under a delinquent loan and payments on the loan are being made in accordance with the terms of such workout, [GACC] [each Sponsor] will no longer classify the loan as delinquent.  The terms of a workout may permit a reduced monthly payment or may permit a portion of monthly interest not to be paid currently but instead to accrue and be added to the principal balance of the loan.  [GACC] [a Sponsor] will determine that a “charge-off” or “loss” has occurred with respect to all or a portion of a loan if it determines in its business judgment that the amounts due under such loan or portion of such loan will not be recovered from any source, including without limitation proceeds of the liquidation of such loan or the related properties, insurance or condemnation proceeds or rental income from the loan.]

Certain Underwriting Matters

Environmental Site Assessments.  Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the [__]-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•
a responsible party (not related to the borrower or, if the cost of remediation is less than the lesser of 2% of the original principal balance of the related mortgage loan or $50,000, the borrower or its sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental conditions, see “Risk Factors—Environmental Laws May Adversely Affect Payments on Your Certificates” in this prospectus supplement.

In the case of [___] Mortgaged Properties, securing [__]% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining an environmental site assessment or update.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or cleanup costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.]

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the [__]-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the [__]-month period prior to the Cut-off Date.  Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (“MAI”), in order to provide an opinion as to the market value of the related Mortgaged Property.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  The Mortgage Loan Documents generally require that:  (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property.  Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.  In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.  In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy.  See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” in this prospectus supplement.

[Certain Variances from the Underwriting Guidelines. Certain of the mortgage loans may vary from the underwriting guidelines described under “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]—GACC’s Underwriting Standards” in this prospectus supplement. [Describe the nature of any material exceptions granted by GACC to its underwriting guidelines, including the number and percentage of loans with such exceptions.]]

[Split Loan Structures

The following table represents certain information regarding the Mortgage Loans and Companion Loans that comprise Loan Combinations:
Loan Name	Mortgage Loan Cut-Off Date Balance	Companion Loan Cut-Off Date Balance	Loan Combination Cut-Off Date Balance	Mortgage Loan DSCR	Loan Combination DSCR	Mortgage Loan Cut-Off Date LTV Ratio	Loan Combination Cut-Off Date LTV Ratio	Mortgage Loan Debt Yield	Loan Combination Debt Yield

The [_____] Loan Combination

With respect to the Mortgage Loan identified as [_____] on Annex A-1 to this prospectus supplement(the “[_____] Loan”), representing approximately [__]% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $[______], the related Mortgaged Property also secures a subordinate mortgage loan (the “[                ] B Loan,” and together with the [______] Loan, the “[                ] Loan Combination”).  Only the [_____] Loan is being acquired by the Issuing Entity.  The[_____] B Loan is not an asset of the Issuing Entity.

The [______] B Loan has a Cut-Off Date Balance of $[______] and is currently owned by [______].

For the purpose of the information presented in this prospectus supplement with respect to the [______] Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the [______] Loan, but excludes the [______] B Loan.

General.  The [______] Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the [______] Loan Combination will be effected in accordance with the Pooling and Servicing Agreement).  The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the [______] Loan (but not the[______] B Loan) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the [______] Loan and (ii) Property Advances with respect to the [______] Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the [______] Loan Combination.

[Insert other disclosure related to the specific terms of any split loan structures]]

Additional Loan Information

General.  The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property.  The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.

Such information and operating statements were generally unaudited.  The sum of the amounts in any column of any of the following tables or of Annex A-1 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

 Definitions.  For purposes of this prospectus supplement, including the following tables and Annex A-1 to this prospectus supplement, the indicated terms have the following meanings:

(1)
 “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(2)
“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor.  In certain cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations.  In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs.  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(3)
“Balloon Balance” means, with respect to any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment (each such loan, a  “Balloon Loan”), the principal amount that will be due at maturity for such Balloon Loan.

(4)
“CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(5)	“CREFC® License Fee Rate” means [____]% per annum.

(6)
 “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “Current LTV,” or “LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

(7)	“GLA” means gross leasable area.

(8)	“LTV Ratio at Maturity” means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property.

(9)	“Mortgage Rate” or “Interest Rate” means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(10)	“NRA” means net rentable area.

(11)
“Occupancy Rate” means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of

Date”) or as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant” is presented as of the same date as of which the Occupancy Rate is specified.

(12)
“Servicing Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate, the primary fee rate (the servicing fee rate paid to the primary servicer), if any and the CREFC® License Fee Rate).

(13)
“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(14)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(15)
“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.  The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Master Servicer or Special Servicer have control.  In some cases, the Underwritten Net Cash Flow set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow.

(16)
“Net Operating Income,” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the

“revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.]

(17)
“Units,” “Rooms” or “Pads” means:  (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

(18)
 “UW NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(19)	“UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

Range of Cut-Off Date Balances – All Mortgage Loans

Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

Type of Mortgaged Properties – All Mortgage Loans

Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily
Multifamily
Manufactured Housing
Office
Retail
Anchored
Unanchored
Single Tenant
Hotel
Mixed Use
Self-Storage
Industrial
Total/Weighted Average

Mortgaged Properties by State and/or Location – All Mortgage Loans

Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

[Disclose any other material concentration:  e.g. tenant concentrations; industry concentrations for office properties.  Note, this disclosure may be included in Risk Factors.]

Range of Debt Service Coverage Ratios as of the Cut-Off Date – All Mortgage Loans

Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

Range of LTV Ratios as of the Cut-Off Date – All Mortgage Loans

Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

Range of LTV Ratios as of the Maturity Dates – All Mortgage Loans

Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

Range of Mortgage Rates as of the Cut-Off Date – All Mortgage Loans

Weighted Averages

Range of Remaining Terms to Maturity in Months – All Mortgage Loans

Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity

Total/Weighted Average

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  [____]% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.  [___] of these mortgage loans, representing [____]% of the Initial Outstanding Pool Balance or require fixed payments of interest during the respective initial interest-only period.  [___] of these mortgage loans are followed by a period of required scheduled amortization with interest accruing during such period on the basis of a 360-day year and the actual number of days elapsed and a monthly payment of principal and interest for the remaining term of the applicable Mortgage Loan.  [____]% of the Mortgage Loans, based on the Initial Outstanding Pool Balance accrue interest on the basis of the actual number of days elapsed and a 360-day year.

[None] of the Mortgage Loans provides for negative amortization or for the deferral of interest.  [Describe any potential negative amortization.]

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

[____] Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing [____]% of the Initial Outstanding Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

[____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, are interest-only for the entire term of the Mortgage Loans.

[____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, provide for payments of interest-only for the first [____] to [____] months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

[____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance are fully amortizing.

[[____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance are negatively amortizing.]

 Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (including the maturity date).  All of Mortgage Loans which require the payment of yield maintenance charges prohibit voluntary prepayment for a specified period (the “Yield Maintenance Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the “Defeasance Lock-Out Period” and collectively with the Yield Maintenance Lock-Out Period the “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately [____] months.  Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

(1) [____] of the Mortgage Loans (the “Defeasance Loans”), representing approximately [____]% of the Initial Outstanding Pool Balance, permit only defeasance after the expiration of a Defeasance Lock-Out Period.  The Defeasance Loans permit defeasance during the “Defeasance Period”‘ as set forth on Annex A-1 under the heading “Prepayment Provisions Payments (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between [____]% to [____]% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the “Allocated Loan Amount”).  Exceptions include:  [____]

(2) [____] of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately [____]% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the “Yield Maintenance Period”). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading “Prepayment Provisions (# of Payments)”; or

(3) [____] of the Mortgage Loans, representing [____]% of the outstanding pool balance as of the cut-off date, permits defeasance or prepayment with a Yield Maintenance Charge (which charge is at least [____]% of the prepaid amount) following a Defeasance Lock-Out Period.

[___] of the Mortgage Loans, representing approximately [____]% of the Initial Outstanding Pool Balance permits defeasance on or after [_____________].

“Yield Maintenance Charge” means [insert definitions for applicable loans].

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.”

All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and certain other conditions are met, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan.  In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of  all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the “Release Date”) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount of the Mortgage Loan in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Issuing Entity a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross collateralized and cross defaulted Mortgage Loans identified on Annex A-1 as:

•
the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross collateralization in the event of a defeasance of such Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests.

[In the case of the Mortgage Loan known as [___________] loan, representing approximately [____]% of the Initial Outstanding Pool Balance, in the event (i) the Mortgage Loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property securing such Mortgage Loan, (ii) the lender does not make condemnation or casualty proceeds available to the borrower for restoration, or (iii) an individual property is determined by the borrower to be no longer economically viable and the lender approves such determination, the borrower is permitted to obtain a release of such affected property upon partial defeasance of such Mortgage Loan in an amount equal to 100% of the allocated loan amount for such individual property. Such partial defeasance must be performed in compliance with the conditions generally applicable to Defeasances as described above.]

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement.

In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release of a Mortgaged Property or portion of the Mortgage Property as follows:

•
the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant and non-income producing or was given no material value or little value in connection with loan origination and underwriting criteria and following the release, the Mortgage Loan remains “principally secured” under the REMIC provision of the Code; and

Escrows.  Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan with respect to the [___] Loan and [___] Loan [describe subordinated debt].

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

•	transfers of interests in publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

•
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt, or

•
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

•
with respect to the Mortgage Loan[s] known as “[____________________],” representing approximately [____]% of the Initial Outstanding Pool Balance equity owners of the borrower incurred mezzanine debt with an original aggregate balance of $[___________].  The mezzanine lenders each entered into an intercreditor agreement;

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder [of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain Mortgage Loan defaults occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.]

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender.  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer (in each case, subject to the rights of the Directing Holder as set forth in this prospectus supplement), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  Certain of the Mortgage Loans permit either:  (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents.  See “—Other Financing,” in this prospectus supplement and “Description of the Pooling Agreements-Due-on-Sale and Due-on-Encumbrance Provisions” and “Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations.  Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing [____]%,[____]%, and [____]%, respectively, of the Initial Outstanding Pool Balance.  See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans.  In the case of [____] Mortgaged Properties, representing [____]% of the Initial Outstanding Pool Balance, one or more of the related Mortgaged Properties are [____]% leased to a single tenant (each such Mortgage Loan, a “Single-Tenant Mortgage Loan”).  The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally, but not in all cases, has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan.  See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants.  The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.  However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.   With respect to each Balloon Loan, a “Balloon Payment” refers to the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment) of such Balloon Loan.

Geographic Location.  The Mortgaged Properties are located throughout [____] states, with the largest concentrations by Initial Outstanding Pool Balance located in [_______].  See “Summary of the Prospectus Supplement—The Mortgage Pool-Characteristics of the Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.  [____] groups of the Mortgage Loans, collectively representing approximately [____]% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities.  In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed.  See “—Property Releases” above.

Loan Purpose.  [______] of the Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  [_____] of the Mortgage Loans, representing ____% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

[Modified Loans.  [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance Mortgage Loans that were modified due to previous delinquencies or impending delinquencies.] [Insert additional disclosure regarding delinquencies and modifications, to the extent material.]

[Refinanced Loans.  [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance are re-financings of Mortgage Loans that were previously delinquent.] [Insert additional disclosure regarding delinquencies, to the extent material.]

[Delaware Statutory Trusts May Hinder Recovery

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as [________], representing [___]% of the Initial Outstanding Pool Balance, the related borrower is a Delaware statutory trust.  A Delaware statutory trust is restricted in its ability to actively operate a property.  Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower.  The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan Documents.  In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.]

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Commission [on or prior to the date of the filing of this prospectus supplement][insert later date for filing permitted by the Commission].  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [27] classes (each, a “Class”) to be designated as the Class [X-A] Certificates, Class [X-B] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3] Certificates, Class [A-4] Certificates, Class [A-AB] Certificates, Class [A-5A] Certificates, Class [A-5B] Certificates, Class [A-J] Certificates, Class [B] Certificates, Class [C] Certificates, Class [D] Certificates, Class [PEZ] Certificates, Class [E] Certificates, Class [F] Certificates, Class [G] Certificates, Class [H] Certificates, Class [J] Certificates, Class [K] Certificates, Class [L] Certificates, Class [M] Certificates, Class [N] Certificates, Class [O] Certificates, Class [P] Certificates, Class [R] Certificates and Class [LR] Certificates (collectively, the “Certificates”). Only the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [X-A], Class [A-J], Class [B], Class [C], Class [D] and Class [PEZ] Certificates (the “Offered Certificates”) are offered hereby.  The Class [X-B], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [R] and Class [LR] Certificates (the “Private Certificates”) are not offered hereby.

[The Class [A-J], Class [B] and Class [C] Certificates are also referred to as the “Depositable Certificates” and the Class [PEZ] Certificates are also referred to as the “Exchangeable Certificates.” See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.]

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage

Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests in such insurance policies; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Issuing Entity’s interests in such accounts.

Upon initial issuance, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [PEZ], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates (collectively, the “Sequential Pay Certificates” and each a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5%:

Class	Initial Aggregate Certificate Balance	Approximate Percent of Initial Outstanding Pool Balance	Approximate Percent of Credit Support
Offered Certificates			(1)
Class [A-1]
Class [A-2]
Class [A-3]
Class [A-4]
Class [A-AB]
Class [A-5A]
Class [A-5B]
Class [X-A]
Class [A-J](2)	(3)
Class [B](2)	(3)
Class [C](2)	(3)
Class [D(2)]	(3)
Class [PEZ](2)	(3)
Non-Offered Certificates(4)
Class [E]
Class [F]
Class [G]
Class [H]
Class [J]
Class [K]
Class [L]
Class [M]
Class [N]
Class [O]
Class [P]

(1)
Represents the approximate credit support for the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [PEZ] Certificates in the aggregate.  In addition, the Class [A-5A] Certificates have additional credit support provided by the Class [A-5B] Certificates.  The initial subordination levels for the Class [C] and Class [PEZ] Certificates are equal to the subordination level of the underlying Class [C] Trust Component, which will have an initial outstanding balance on the Closing Date of $[___].

(2)
Up to the full Certificate Balance of the Class [A-J], Class [B] and Class [C] Certificates may be exchanged for Class [PEZ] Certificates, and Class [PEZ] Certificates may be exchanged for up to the full Certificate Balance of the Class [A-J], Class [B] and Class [C] Certificates, in each case, only in the proportions and the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(3)
On the Closing Date, the Issuing Entity will issue the Class [A-J], Class [B] and Class [C] Trust Components, which will have outstanding principal balances (which principal balances are referred to in this prospectus supplement as “Certificate Balances”) on the Closing Date of $[_____], $[_____] and $[_____], respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Class [A-J], Class [B] and Class [C] Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class [A-J], Class [B] and Class [C] Trust Components, respectively.  The Class [PEZ] Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class [A-J], Class [B] and Class [C] Trust Components.  Following any exchange of Class [A-J], Class [B] and Class [C] Certificates for Class [PEZ] Certificates or any exchange of Class [PEZ] Certificates for Class [A-J], Class [B] and Class [C] Certificates as described in this prospectus supplement, the percentage interest of the outstanding principal balances of the Class [A-J], Class [B] and Class [C] Trust Components that is represented by the Class [A-J], Class [B], Class [PEZ] and Class [C] Certificates will be decreased or increased accordingly.  The initial Certificate Balance of each of the Class [A-J], Class [B] and Class [C] Certificates represents the Certificate Balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class [PEZ] Certificates is equal to the aggregate of the initial Certificate Balances of the Class [A-J], Class [B] and Class [C] Certificates, representing the maximum Certificate Balance of the Class [PEZ] Certificates that could be issued in an exchange.  The Certificate Balances of the Class [A-J], Class [B] and Class [C] Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class [PEZ] Certificates issued on the Closing Date.

(4)	The Classes of Certificates set forth below (“Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

The Class [X-A] and Class [X-B] Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class [X-A] Certificates will equal the aggregate Certificate Balances of each of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates or such Trust Component will constitute a separate component of the Notional Balance of the Class [X-A] Certificates.  The total initial Notional Balance of the Class [X-A] Certificates will be approximately $[____].

The Notional Balance of the Class [X-B] Certificates will equal the aggregate Certificate Balances of the Class [A-J], Class [B] and Class [C] trust components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] certificates outstanding from time to time.  In general, the Certificate Balance of each such Trust Component or Class of Certificates will constitute a separate component of the Notional Balance of the Class [X-B] Certificates.  The total initial Notional Balance of the Class [X-B] Certificates will be approximately $[____].

The initial Certificate Balances of the Class [A-J], Class [B] and Class [C] Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class [PEZ] Certificates.  The initial Certificate Balance of the Class [PEZ] Certificates represents the maximum Certificate Balance of the Class [PEZ] Certificates that could be issued in an exchange. As discussed in this prospectus supplement, the Class [PEZ] Certificates will only receive distributions of principal and interest that are distributable to the percentage interests in the Class [A-J], Class [B] and Class [C] Trust Components represented by the Class [PEZ] Certificates.  See “—Distributions” in this prospectus supplement.

The Class [R] and Class [LR] Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Trust Component may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates and Trust Component.

The Notional Balance of the Class [X-A] Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B].  Similarly, the Notional Balance of the Class [X-B] Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class [A-J], Class [B] and Class [C] trust components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] certificates.

The “Class [A-J] Percentage Interest” means, the quotient of the Certificate Balance of the Class [A-J] Certificates divided by the Certificate Balance of the Class [A-J] Trust Component.  As of the Closing Date, the Class [A-J] Percentage Interest will be [__]%.

“Class [A-J] Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest [A-J],” with an initial Pass-Through Rate equal to [__]%.  The Class [A-J] Certificates will represent beneficial ownership of the Class [A-J] Percentage Interest of the Class [A-J] Trust Component, and the Class [PEZ] Certificates will represent beneficial ownership of, among other things, the Class [A-J]-[PEZ] Percentage Interest of the Class [A-J] Trust Component.  The Class [A-J] Trust Component will be held in the Grantor Trust.

The “Class [A-J]-[PEZ] Percentage Interest” means 100.0% minus the Class [A-J] Percentage Interest.  As of the Closing Date, the Class [A-J]-[PEZ] Percentage Interest will be [___]%.

The “Class [B] Percentage Interest” means, the quotient of the Certificate Balance of the Class [B] Certificates divided by the Certificate Balance of the Class [B] Trust Component.  As of the Closing Date, the Class [B] Percentage Interest will be [___]%.

“Class [B] Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with an initial Pass-Through Rate equal to [__]%.  The Class [B] Certificates will represent beneficial ownership of the Class [B] Percentage Interest of the Class [B] Trust Component, and the Class [PEZ] Certificates will represent beneficial ownership of, among other things, the Class [B-PEZ] Percentage Interest of the Class [B] Trust Component.  The Class [B] Trust Component will be held in the Grantor Trust.

The “Class [B-PEZ] Percentage Interest” means 100.0% minus the Class [B] Percentage Interest.  As of the Closing Date, the Class [B-PEZ] Percentage Interest will be [___]%.

The “Class [C] Percentage Interest” means, the quotient of the Certificate Balance of the Class [C] Certificates divided by the Certificate Balance of the Class [C] Trust Component.  As of the Closing Date, the Class [C] Percentage Interest will be [___]%.

“Class [C] Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with an initial Pass-Through Rate equal to [___]%.  The Class [C] Certificates will represent beneficial ownership of the Class [C] Percentage Interest of the Class [C] Trust Component, and the Class [PEZ] Certificates will represent beneficial ownership of, among other things, the Class [C]-[PEZ] Percentage Interest of the Class [C] Trust Component.  The Class [C] Trust Component will be held in the Grantor Trust.

The “Class [C]-[PEZ] Percentage Interest” means 100.0% minus the Class [C] Percentage Interest.  As of the Closing Date, the Class [C]-[PEZ] Percentage Interest will be [___]%.

“Class [PEZ] Component” means any of the Class [PEZ] Component [A-J], Class [PEZ] Component B or Class [PEZ] Component C.

“Class [PEZ] Component [A-J]” means the portion of the Class [A-J] Trust Component equal to the Class [A-J]-[PEZ] Percentage Interest of the Class [A-J] Trust Component.

“Class [PEZ] Component B” means the portion of the Class [B] Trust Component equal to the Class [B]-[PEZ] Percentage Interest of the Class [B] Trust Component.

“Class [PEZ] Component C” means the portion of the Class [C] Trust Component equal to the Class [C]-[PEZ] Percentage Interest of the Class [C] Trust Component.

“Trust Component” means any of the Class [A-J] Trust Component, Class [B] Trust Component or Class [C] Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class [A-J], Class [B] and Class [C] Certificates may be exchanged for Class [PEZ] Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current Certificate Balance of the Class [A-J] Trust Component (and, correspondingly, the Class [A-J] Certificates and, to the extent evidencing an interest the Class [A-J] Trust Component, the Class [PEZ] Certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

Following the Closing Date, Class [A-J], Class [B] and Class [C] Certificates that collectively evidence  a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) may be exchangeable on the books of DTC for Class [PEZ] Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class [PEZ] Certificates shall be exchangeable on the books of DTC for Class [A-J], Class [B] and Class [C] Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class [PEZ] Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that Certificate (or, in the case of a Class [PEZ] Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the outstanding Certificate Balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form and Denomination” in this prospectus supplement.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class [PEZ] Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, Yield Maintenance Charges and Excess Liquidation Proceeds allocated to any of the respective Tranche Percentage Interests in the Class [A-J], Class [B] and Class [C] Trust Components represented by the Class [PEZ] Certificates will be so distributed in a single, aggregate distribution to the Holders of the Class [PEZ] Certificates on such Distribution Date.  In addition, the Class [PEZ] Certificates will be allocated the aggregate amount of Realized Losses, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class [A-J], Class [B] and Class [C] Trust Components represented by the Class [PEZ] Certificates.  See “—Distributions” in this prospectus supplement.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class [PEZ] Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class [A-J], Class [B] and Class [C] Certificates for Class [PEZ] Certificates, or Class [PEZ] Certificates for Class [A-J], Class [B] and Class [C] Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at the e-mail address specified on the Certificate Administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $[_____], and such fee (together with any other expenses related to such exchange (including fees charged by DTC)) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the [10th] day of each month or, if such [10th] day is not a business day, then on the next succeeding business day, commencing in [_____________] (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class [R] and Class [LR] Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class [R] and Class [LR] Certificates is equal to the percentage interest set forth in the face of the Certificate. For these purposes on any date of determination, the “initial certificate or notional balance” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial certificate or notional balance” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Balance or Notional Balance, as applicable, of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination.

The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee [or Fiscal Agent], as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(b) all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts, with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(c) the aggregate amount of the servicing fee (the “Servicing Fee”)(which includes the fees for the Master Servicer and the Trustee and fees for primary servicing functions), CREFC® License Fee  and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicer and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicer or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(d) all amounts representing scheduled Monthly Payments due after the related Due Date;

(e) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee,  CREFC® License Fee ,and special servicing compensation as described in this prospectus supplement, to which the Master Servicer, CREFC®, the Special Servicer, any subservicer and the Trustee are entitled;

(f) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, CREFC®, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(g) Prepayment Premiums and Yield Maintenance Charges;

(h) any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested in accordance with the Pooling and Servicing Agreement;

(i) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(k) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on any Balloon Loan, which is payable by the related borrower on such Due Date under the related Note.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due under the related Note are paid when due.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Defaulted Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, provided, that with respect to the payment by a borrower of a Balloon Payment on its related Due Date or during its related grace period, the Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the earlier of (i) the [sixth] day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the [fourth] business day prior to the related Distribution Date.

“Net Default Interest” with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, interest on the related Advances at the Advance Rate and to reimburse the Issuing Entity for certain related expenses.

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class [PEZ], Class [R] and Class [LR] Certificates) and any Trust Component, is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class [PEZ], Class [R] and Class [LR] Certificates) and each Trust Component will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” with respect to each Class of Certificates (other than the Class [PEZ], Class [R] and Class [LR] Certificates) and any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Offered Certificates (other than the Class [PEZ], Class [R] and Class [LR] Certificates) and each Trust Component  is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class [PEZ], the Class [R] or Class [LR] Certificates) and any Trust Component is the per annum rate at which interest accrues on such Class or Trust Component during any Interest Accrual Period.  The Pass-Through Rates for the Class [A-J] Certificates and the Class [A-J] Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class [B] Certificates and the Class [B] Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class [C] Certificates and the Class [C] Trust Component will, at all times, be the same.  The Class [PEZ] Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the percentage interest of the interest distributable to the Trust Components represented by the Class [PEZ] Certificates.

The Pass-Through Rate of the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] Certificates is a fixed per annum rate equal to [____]%,[____]%,[____]%,[____]% and [____]%, respectively.  The Pass-Through Rate applicable to the Class [A-5A], Class [A-5B] and Class [A-J] Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) (a) [____]%, with respect to the Class [A-5A] Certificates, (b) [____]%, with respect to the Class [A-5B] Certificates, (c) [____]%, with respect to the Class [A-J] Certificates.  The Pass-Through Rate applicable to the Class [B] and Class [C] Certificates will, at all times, equal the (i) Weighted Average Net Mortgage Pass-Through Rate less (ii) (a) [____]%, with respect to the Class [B] Certificates and (b) [____]%, with respect to the Class [C] Certificates.  The Pass-Through Rates applicable to the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, equal the

Weighted Average Net Mortgage Pass-Through Rate, which initially will be approximately [____]%.  The Pass-Through Rates applicable to the Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, be equal to [____]% per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class [X-A] Certificates for the initial Distribution Date will equal approximately [__]% per annum.  The Pass-Through Rate applicable to the Class [X-B] Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class [X-A] Strip Rates”) at which interest accrues from time to time on the component of the total Notional Balance of the Class [X-A] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B]  Certificates, respectively.  The applicable Class [X-A] Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class [X-B] Certificates for the initial Distribution Date will equal approximately [__]% per annum.  The Pass-Through Rate applicable to the Class [X-B] Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class [X-B] Strip Rates”) at which interest accrues from time to time on the component of the total Notional Balance of the Class [X-B] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class [A-J], Class [B] and Class [C] Trust Components and the Class [D], Class [E], Class [F], Class [G],  Class [H], Class [J], Class [K],  Class [L], Class [M], Class [N],  Class [O] and Class [P] Certificates, respectively.  The applicable Class [X-B] Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or Trust Component that comprises such component.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Due Date” with respect to any Mortgage Loan and any month, is the [first] day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate.  For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class [PEZ] Class [R] or Class [LR] Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year unless the related Distribution Date is the final Distribution Date will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date),(commencing in [___], 20[__]) will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan, and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

(ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement-Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date of such Mortgage Loan, to the extent received during the related Collection Period;

(vi) all other Principal Prepayments received in the related Collection Period; and

(vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans [or, with respect to any Property Advances that are Nonrecoverable Advances, the Loan Combinations,] in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans [or, with respect to Property Advances, the Loan Combinations,] that are part of a Workout-Delayed Reimbursement Amount, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances (that are Nonrecoverable Advances or part of a Workout-Delayed Reimbursement Amount), are subsequently recovered on the related Mortgage Loan [or, with respect to Property Advances, the Loan Combinations,] such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion of such Monthly Payment not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule of such Mortgage Note (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An “REO Loan” is any Mortgage Loan [or the Loan Combination] as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type / Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee / Master Servicer	the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate [calculated on the same basis as interest accrues on the mortgage loan]	monthly	Interest payment on the related mortgage loan
Additional Master Servicing	• prepayment interest excess	time to time	Any actual prepayment interest excess
Compensation / Master Servicer

•  all late payment fees and net default interest accrued on non-Specially Serviced Mortgage Loans [(other than Companion Loans)] not used to pay interest on Advances and certain Issuing Entity expenses

•  [100]% of loan modification, extension and assumption fees on non-Specially Serviced Mortgage Loans [and the related Companion Loans] where the consent of the Special Servicer is not required ([50]% where the consent of the Special Servicer is required)

•  [100]% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges) on non-Specially Serviced Mortgage Loans where the consent of the Special Servicer is not required ([50]% where the consent of the Special Servicer is required)

		time to time	The related fees
	• all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts	monthly	the investment income
Special Servicing Fee / Special Servicer	the Stated Principal Balance of each Specially Serviced	monthly	collections on the related mortgage loan

Type / Recipient	Amount	Frequency	Source of Payment
Mortgage Loan multiplied by the Special Servicing Fee Rate [calculated on the same basis as interest accrues on the mortgage loan]
Workout Fee / Special Servicer	[__]% of each collection of principal and interest on each Corrected Mortgage Loan	monthly	the related collection of principal or interest
Liquidation Fee / Special Servicer	[__]% of each recovery of Liquidation Proceeds, except as specified under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”	upon receipt of Liquidation Proceeds	the related Liquidation Proceeds
Additional Special Servicing Compensation / Special Servicer
•  all late payment fees and net default interest accrued on Specially Serviced Mortgage Loans [(other than Companion Loans)] not used to pay interest on Advances and certain Issuing Entity expenses

•  [50]% of loan modification, extension and assumption fees on non-Specially Serviced Mortgage Loans [and the related Companion Loans] where the consent of the Special Servicer is required and [100]% of such fees on Specially Serviced Mortgage Loans [and the related Companion Loans]

•  [50]% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges) on non-Specially Serviced Mortgage Loans where the consent of the Special Servicer is required and [100]% of such fees on Specially Serviced Mortgage Loans [and the related Companion Loans]

		from time to time	the related fees
	• all investment income received on funds in any REO Account	monthly	the investment income
Trustee Fee / Trustee	• the trustee fee rate multiplied by the Stated Principal Balance of the	monthly	payment of interest on the related mortgage loan

Type / Recipient	Amount	Frequency	Source of Payment
Mortgage Loans [calculated on the same basis as interest accrues on the mortgage loan]
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $[___] or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		from time to time	Paid by related borrower.
CREFC® License Fee	CREFC® License Fee Rate	monthly	Payment of interest on the related mortgage loan
Expenses
Property Advances / Master Servicer and Special Servicer / Trustee [/Fiscal Agent]	to the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Collection Account.
Interest on Property Advances / Master Servicer and Special Servicer / Trustee [/Fiscal Agent]	at Prime Rate	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account
P&I Advances / Master Servicer / Trustee [/Fiscal Agent]	to the extent of funds available, the amount of any P&I Advances	time to time	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Collection Account.
Interest on P&I Advances / Master Servicer / Trustee [/Fiscal Agent]	at Prime Rate	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account.
Indemnification Expenses /	amounts for which the trustee,		all collections in the

Type / Recipient	Amount	Frequency	Source of Payment
Trustee, Master Servicer, Special Servicer and the Operating Advisor	the master servicer and the special servicer are entitled to indemnification.		Collection Account
Issuing Entity expenses not Advanced (may include environmental remediation costs, appraisals, independent contractor to operate REO)	Based on third party charges	from time to time	all collections in the Collection Account

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

 Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [X-A] and Class [X-B] Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes (provided that interest distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates up to the Interest Accrual Amount for such Class and then to the Class [A-5B] Certificates up to the Interest Accrual Amount for such Class);

Second, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] Certificates, Class [X-A] and Class [X-B] Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes (provided that interest distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates up to the Interest Shortfalls previously allocated to such Class and then to the Class [A-5B] Certificates up to the Interest Shortfalls previously allocated to such Class);

Third, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5] Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class [A-AB] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class [A-AB] Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class [A-1] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB] Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class [A-1] Certificates has been reduced to zero;

(3)
then, to the Class [A-2] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB] and Class [A-1] Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class [A-2] Certificates has been reduced to zero;

(4)
then, to the Class [A-3] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB], Class [A-1] and Class [A-2] and Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class [A-3] Certificates has been reduced to zero;

(5)
then, to the Class [A-4] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB], Class [A-1], Class [A-2] and Class [A-3] Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class [A-4] Certificates has been reduced to zero;

(6)
then, to the Class [A-AB] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB],  Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class [A-AB] Certificates has been reduced to zero;

(7)
then, to the Class [A-5A] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB], Class [A-1], Class [A-2], Class [A-3] and Class [A-4] and Class [A-AB] Certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class [A-5A] Certificates has been reduced to zero; and

(8)
then, to the Class [A-5B] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class [A-AB], Class [A-1], Class [A-2], Class [A-3], Class [A-3], Class [A-4] and Class [A-AB] Certificates pursuant to clauses (1), (2), (3), (4), (5), (6) and (7) above) for such Distribution Date, until the Certificate Balance of the Class [A-5B] Certificates has been reduced to zero;

Fourth, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] and Class [A] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class [A-J] Certificates, in respect of interest, up to an amount equal to the Class [A-J] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [A-J] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [A-J]-[PEZ] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [A-J] Trust Component, pro rata in proportion to their respective percentage interests in the Class [A-J] Trust Component;

Sixth, concurrently, to the Class [A-J] Certificates, in respect of interest, up to an amount equal to the Class [A-J] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [A-J] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [A-J]-[PEZ] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [A-J] Trust Component, pro rata in proportion to their respective percentage interests in the Class [A-J] Trust Component;

Seventh, concurrently, to the Class [A-J] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [A-J] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class [PEZ] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [A-J]-[PEZ] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class [A-J] Trust Component, until the Certificate Balance of the Class [A-J] Trust Component is reduced to zero;

Eighth, concurrently, to the Class [A-J] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [A-J] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [A-J] Trust Component, and to the Class [PEZ] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [A-J]-[PEZ] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [A-J] Trust Component, pro rata in proportion to their respective percentage interests in the Class [A-J] Trust Component;

Ninth, concurrently, to the Class [B] Certificates, in respect of interest, up to an amount equal to the Class [B] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [B] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [B]-[PEZ] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [B] Trust Component, pro rata in proportion to their respective percentage interests in the Class [B] Trust Component;

Tenth, concurrently, to the Class [B] Certificates, in respect of interest, up to an amount equal to the Class [B] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [B] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [B]-[PEZ] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [B] Trust Component, pro rata in proportion to their respective percentage interests in the Class [B] Trust Component;

Eleventh, concurrently, to the Class [B] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [B] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class [PEZ] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [B]-[PEZ] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class [B] Trust Component, until the Certificate Balance of the Class [B] Trust Component is reduced to zero;

Twelfth, concurrently, to the Class [B] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [B] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [B] Trust Component, and to the Class [PEZ] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [B]-[PEZ] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [B] Trust Component, pro rata in proportion to their respective percentage interests in the Class [B] Trust Component;

Thirteenth, concurrently, to the Class [C] Certificates, in respect of interest, up to an amount equal to the Class [C] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [C] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [C]-[PEZ] Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class [C] Trust Component, pro rata in proportion to their respective percentage interests in the Class [C] Trust Component;

Fourteenth, concurrently, to the Class [C] Certificates, in respect of interest, up to an amount equal to the Class [C] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [C] Trust Component, and to the Class [PEZ] Certificates, in respect of interest, up to an amount equal to the Class [C]-[PEZ] Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class [C] Trust Component, pro rata in proportion to their respective percentage interests in the Class [C] Trust Component;

Fifteenth, concurrently, to the Class [C] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [C] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class [PEZ] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class [C]-[PEZ] Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class [C] Trust Component, until the Certificate Balance of the Class [C] Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class [C] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [C] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [C] Trust Component, and to the Class [PEZ] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class [C]-[PEZ] Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class [C] Trust Component, pro rata in proportion to their respective percentage interests in the Class [C] Trust Component;

Seventeenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class [D] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class [D] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class [E] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class [E] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class [E] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class [E] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class [F] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class [F] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class [G] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class [G] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class [H] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class [H] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class [H] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class [H] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class [J] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class [J] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class [J] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class [J] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class [K] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class [K] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class [K] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class [K] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth,  to the Class [L] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class [L] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class [L] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class [L] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class [M] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class [M] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class [M] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class [M] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class [N] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class [N] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class [N] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class [N] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class [O] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class [O] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class [O] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class [O] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class [P] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class [P] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class [P] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class [P] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Sixty-fifth, to the Class [R] and Class [LR] Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class [A-1], Class [A-2], Class [A-3],  Class [A-4], Class [A-AB] and Class [A-5] Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, (1) in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; provided that the Principal Distribution Amounts distributed to the [Class [A-5]]

Certificates will be applied first to the [Class [A-5A]] Certificates until the aggregate Certificate Balance of such Class is reduced to zero, and then to the [Class [A-5B]] Certificates until the aggregate Certificate Balance of such Class is reduced to zero, and (2) in respect of any unreimbursed amount of any unreimbursed Realized Losses previously allocated to such Classes; provided that such amounts with respect to the [Class [A-5]] Certificates will be allocated first to the [Class [A-5A]] Certificates until such unreimbursed Realized Losses are reimbursed, together with interest at the applicable Pass-Through Rate, and then to the [Class [A5-B]] Certificates..

The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5] Certificates) and Class [PEZ] Certificates is (or will be) reduced to zero.  None of the Class [X-A] or Class [X-B] Certificates will be entitled to any distribution of principal.

Exchangeable Certificates

[If Exchangeable Certificates are outstanding and held by certificateholders then those certificates will receive principal and interest that would otherwise have been payable on the same proportion of related Depositable Certificates if those certificates were outstanding and held by certificateholders.  In addition, outstanding Exchangeable Certificates will bear a proportionate share of losses and net aggregate Prepayment Interest Shortfalls that would otherwise have been allocable to the related Depositable Certificates if those certificates were outstanding and held by certificateholders.  Any such allocations of principal, interest, losses or net aggregate Prepayment Interest Shortfalls as between classes of Exchangeable Certificates and Depositable Certificates will have no effect on the principal or interest entitlements of, or the allocation of losses or net aggregate Prepayment Interest Shortfalls to, any other Class of Certificates.]

Class [A-AB] Planned Principal Balance

On each Distribution Date, the Class [A-AB] Certificates have priority with respect to receiving distributions of principal to reduce the Class [A-AB] Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distribution of Available Funds” above.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to the prospectus supplement.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class [A-AB] Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class [A-AB] Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class [A-AB] Certificates until the Certificate Balance of the Class [A-AB] Certificates is reduced to zero.

[If applicable to any transaction, insert the disclosure required by Item 1113(a)(7) of Regulation AB regarding trigger events.]

Prepayment Premiums, Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class [A-1] through Class [E] Certificates (other than the Exchangeable Certificates) and the Trust Components (and correspondingly to (1) the Class [A-J] and Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [A-J] Trust Component, (2) the Class [B] and Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [B] Trust Component and (3) the Class [C] and Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [C] Trust Component) in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class [A-1] through Class [D] Certificates (other than the Exchangeable Certificates) and the Trust Components on such

Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class [X-B] Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class [A-1] through Class [H] Certificates (other than the Exchangeable Certificates) or any Trust Component, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

[In the case of the Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.]

Application Priority of Mortgage Loan [or Loan Combination] Collections

 Absent express provisions in the related Mortgage Loan Documents [or, with respect to any Loan Combination, the related co-lender agreement,] and after an event of default under the related Mortgage Loan [or Loan Combination] (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan [or Loan Combination] in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be applied, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan [or Loan Combination] and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan [or Loan Combination];

Second,  as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from principal collections with respect to the related Mortgage Loan [or Loan Combination];

Third,  to the extent not previously reimbursed pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan [or Loan Combination] (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan [or Loan Combination] at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan [or Loan Combination] that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,  to the extent not previously reimbursed pursuant to clause First, as a recovery of principal of such Mortgage Loan [or Loan Combination] then due and owing, including by reason of acceleration of such Mortgage Loan [or Loan Combination] following a default under such Mortgage Loan [or Loan Combination] (or, if the Mortgage Loan [or Loan Combination] has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan [or Loan Combination] to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan [or Loan Combination] that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,  as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan [or Loan Combination];

Seventh,  as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan [or Loan Combination];

Eighth, ,as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan [or Loan Combination];

Ninth,  as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan [or Loan Combination];

Tenth,  as a recovery of any assumption fees, assumption application fees and modification fees then due and owing under such Mortgage Loan [or Loan Combination];

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan [or Loan Combination] other than remaining unpaid principal; and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan or Loan Combination to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan [(including any Loan Combination)] exceeds 125% must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property [and, if applicable, exclusive of any amounts payable to the holder of any related Companion Loan pursuant to the related co-lender agreement]) will be applied, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, , as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan [or Loan Combination] and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan [or Loan Combination];

Second, , as a recovery of Nonrecoverable Advances or interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from principal collections with respect to the related Mortgage Loan [or Loan Combination];

Third, , to the extent not previously reimbursed pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan [or Loan Combination] (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan [or Loan Combination] at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan [or Loan Combination] that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, , to the extent not previously reimbursed pursuant to clause First, as a recovery of principal of such Mortgage Loan [or Loan Combination] to the extent of its entire unpaid principal balance;

Fifth, , as a recovery of accrued and unpaid interest on such Mortgage Loan [or Loan Combination] to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan [or Loan Combination] that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, , as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan [or Loan Combination];

Seventh, , as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan [or Loan Combination];

Eighth, , as a recovery of any assumption fees, assumption application fees and modification fees then due and owing under such Mortgage Loan [or Loan Combination]; and

Ninth, , as a recovery of any other amounts then due and owing under such Mortgage Loan [or Loan Combination] other than remaining unpaid principal.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class [D]esignation	Assumed Final Distribution Date
Class [A-1]
Class [A-2]
Class [A-3]
Class [A-4]
Class [A-AB]
Class [A-5A]
Class [A-5B]
Class [X-A]
Class [A-J]
Class [B]
Class [C]
Class [D]
Class [PEZ]

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

[In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”)].  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

[The “Rated Final Distribution Date” of the Offered Certificates will be _____________, the first Distribution Date after the [   ]th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.]

Realized Losses

The Certificate Balance of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates and each Trust Component) will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date.  As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Exchangeable  Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each is reduced to zero:  first, to the Class [P] Certificates, second, to the Class [O] Certificates, third, to the Class [N] Certificates, fourth, to the Class [M] Certificates, fifth, to the Class [L] Certificates, sixth, to the Class [K] Certificates, seventh, to the Class [J] Certificates, eighth, to the Class [H] Certificates, ninth, to the Class [G] Certificates, tenth, to the Class [F] Certificates, eleventh, to the Class [E] Certificates, twelfth, to the Class [D] Certificates, thirteenth, to the Class [C] Trust Component (and correspondingly, to the Class [C] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [C] Trust Component),, fourteenth, to the Class [B] Trust Component (and correspondingly, to the Class [B] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [B] Trust Component),, fifteenth, to the Class [A-J] Trust Component (and correspondingly, to the Class [A-J] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [A-J] Trust Component), and finally, pro rata, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], and Class [A-5] Certificates based on their respective Certificate Balances, provided that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates and then to the Class [A-5A] Certificates. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in reverse order of allocation of such Realized Losses.  Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls” in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class [R] and Class [LR] Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).  The Notional Balances of the Class [X-A] and Class [X-B] Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Sequential Pay Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan [or Loan Combination] will generally equal the Cut-off Date Balance of such Mortgage Loan  (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu  of such payments) of principal of such Mortgage Loan [or Loan Combination] that have been distributed to the Certificateholder [or holders of the related Companion Loan] on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan [or Loan Combination] during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Master Servicer and CREFC® .  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a “Prepayment Interest Excess” will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor the Master Servicer and CREFC®.

With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Holder), the Master Servicer of such Mortgage Loan will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan) serviced by the Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Master Servicing Fee computed at a rate of [____]% per annum and paid in such Collection Period with respect to the Mortgage Loans (other than Specially Serviced Mortgage Loans).

“Net Prepayment Interest Shortfall” means the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall.  The Net Prepayment Interest Shortfall will generally be allocated to each

Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class [C] Trust Component will be allocated pro rata to the Class [C] Certificates and the Class [PEZ] Certificates based on their respective percentage interests in the Class [C] Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class [B] Trust Component will be allocated pro rata to the Class [B] Certificates and the Class [PEZ] Certificates based on their respective percentage interests in the Class [B] Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class [A-J] Trust Component will be allocated pro rata to the Class [A-J] Certificates and the Class [PEZ] Certificates based on their respective percentage interests in the Class [A-J] Trust Component.

To the extent that the Prepayment Interest Excess exceeds the Prepayment Interest Shortfalls as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [X-A] and Class [X-B] Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class [A-J], Class [B], Class [PEZ], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [X-A] and Class [X-B] Certificates, provided that distributions of interest and principal (if applicable) with respect to the Class [A-5] Certificates will be allocated first to the Class [A-5A] Certificates up to their entitlement and then to the Class [A-5B] Certificates up to their entitlement. The Class [A-J] Certificates will be likewise protected by the subordination of the Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.  The Class [B] Certificates will be likewise protected by the subordination of the Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.  The Class [C] Certificates will be likewise protected by the subordination of the Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.  The Class [D] Certificates will be likewise protected by the subordination of the Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates or Trust Components on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates or Trust Components subordinate to such Regular Certificates, and (ii) by the allocation of Realized Losses, first, to the Class [P] Certificates, second, to the Class [O] Certificates, third, to the Class [N] Certificates, fourth, to the Class [M] Certificates, fifth, to the Class [L] Certificates, sixth, to the Class [K] Certificates, seventh, to the Class [J] Certificates, eighth, to the Class [H] Certificates, ninth, to the Class [G] Certificates, tenth, to the Class [F] Certificates, eleventh, to the Class [E] Certificates, twelfth, to the Class [D] Certificates, thirteenth, to the Class [C] Certificates, fourteenth, to the Class [B] Certificates, fifteenth, to the Class [A-J] Certificates, and finally, pro rata, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], and Class [A-5] Certificates based on their respective Certificate Balances for Realized Losses, provided that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates and then to the Class [A-5A] Certificates. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates will have the effect of reducing the aggregate Certificate Balance of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5] Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates, the percentage interest in the Issuing Entity evidenced by the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates

will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan [or Loan Combination], on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan [or Loan Combination] becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan [or Loan Combination], (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan [or Loan Combination], (iv) the date on which the Mortgaged Property securing such Mortgage Loan [or Loan Combination] becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan [or Loan Combination] and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and [, prior to the occurrence of any Consultation Termination Event], the Directing Holder, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan [or Loan Combination] and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and [, prior to the occurrence of any Consultation Termination Event], the Directing Holder, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan [or Loan Combination]), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated. The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan [or Loan Combination] as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan [or Loan Combination] as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans [or Loan Combinations] having a principal balance under $[2,000,000], [____]% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan [or Loan Combination] at a per annum rate equal to the Mortgage Rate [(or with respect to the applicable Loan Combination, the weighted average of its Mortgage Rates)], (B) all unreimbursed Property Advances and all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan [or Loan Combination], (C) any other unpaid additional Issuing Entity expenses in respect of such Mortgage Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan [or Loan Combination] (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan [or Loan Combination] until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition of such term, 30 days) (i) with respect to Mortgage Loans [or Loan Combinations] having a principal balance of $[2,000,000] or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans [or Loan Combinations] having a principal balance under $[2,000,000], the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans [or Loan Combinations], or (B) to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate).  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

Prior to the occurrence of a Consultation Termination Event, the Special Servicer shall consult with the Directing Holder with respect to the calculation of an Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan [or Loan Combination], any extension of the maturity date of a Mortgage Loan [or Loan Combination] or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan [or Loan Combination], (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan [or Loan Combination] remains specially serviced.

[Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination.  Any Appraisal Reduction Amount on a Loan Combination with a related B Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance of the B Loan), and, then, to the holders of the related Mortgage Loan.]

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates or Trust Component then outstanding (i.e., in respect of the Mortgage Loans, first to the Class [P] Certificates, then to the Class [O] Certificates, then to the Class [N] Certificates, then to the Class [M] Certificates, then to the Class [L] Certificates, then to the Class [K] Certificates, then to the Class [J] Certificates, then to the Class [H] Certificates, then to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then, to the Class [C] Trust Component (and correspondingly, to the Class [C] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [C] Trust Component), then, to the Class [B] Trust Component (and correspondingly, to the Class [B] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [B] Trust Component), then, to the Class [A-J] Trust Component (and correspondingly, to the Class [A-J] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [A-J] Trust Component), and then, pro rata based on interest entitlements, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [X-A] and Class [X-B] Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and the Trust Components in reverse sequential order to notionally reduce the Certificate

Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class [P] Certificates, then to the Class [O] Certificates, then to the Class [N] Certificates, then to the Class [M] Certificates, then to the Class [L] Certificates, then to the Class [K] Certificates, then to the Class [J] Certificates, then to the Class [H] Certificates, then to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then, to the Class [C] Trust Component (and correspondingly, to the Class [C] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [C] Trust Component), then, to the Class [B] Trust Component (and correspondingly, to the Class [B] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [B] Trust Component), then, to the Class [A-J] Trust Component (and correspondingly, to the Class [A-J] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [A-J] Trust Component), and then, pro rata based on interest entitlements, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5] Certificates.  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan [or Loan Combination], the amount advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan [or Loan Combination] will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts will be allocated to each class of Regular Certificates (other than the Class [X-A] and Class [X-B] Certificates) in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class [P] Certificates, then to the Class [O] Certificates, then to the Class [N] Certificates, then to the Class [M] Certificates, then to the Class [L] Certificates, then to the Class [K] Certificates, then to the Class [J] Certificates, then to the Class [H] Certificates, then to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then to the Class [C] Certificates, then to the Class [B] Certificates, then to the Class [A-J] Certificates and then, pro rata based on interest entitlements, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates).  With respect to any Appraisal Reductions calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

[The holders of the majority of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and shall ensure that such appraisal is prepared by an MAI appraiser reasonably acceptable to the Special Servicer.  Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted shall recalculate such Appraisal Reduction Amount based upon such second appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.]

A “Modified Mortgage Loan” is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that:  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan [or Companion Loan]); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan [or Loan Combination] or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations (other than with respect to the Class [PEZ] Certificates) of Certificate Balance or Notional Amount, as applicable of (i) $[__________] with respect to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [PEZ] and Class [A-J] Certificates and multiples of $1 in excess of such amount; (ii) $[__________] with respect to Classes B, C and D Certificates and multiples of $1 in excess of such amount; and (iii) $[__________] with respect to the Class [X-A] Certificates and multiples of $1 in excess of such amount. The Class [PEZ] Certificates do not have a minimum denomination.  However, in connection with an exchange of Class [A-J], Class [B] and Class [C] Certificates for Class [PEZ] Certificates and vice versa, each of the Class [A-J], Class [B] and Class [C] Certificates exchanged (in the case of the Class [A-J], Class [B] or Class [C] Certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates-Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Trustee will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Master Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the

Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Servicer Termination Event under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the

Trustee, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

Retention of Certain Certificates by [an Affiliate of] the [Sponsor] [Depositor] [Issuing Entity] [Entity Described in Item 1119(a) of Regulation AB].

It is anticipated that [an affiliate of] the [Sponsor] [Depositor] [Issuing Entity] [specify entity described in Item 1119(a) of Regulation AB] will retain the Class __ Certificates; however such entity will have the right to dispose of such Certificates at any time[, subject to the restrictions on transfer of such Certificates set forth in the Pooling and Servicing Agreement].

[THE [IDENTIFY CREDIT ENHANCEMENT,
LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT]

[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates.  [Provide disclosure required by Item 1114(a) or 1115(a) of Regulation S-K].  [Insert for derivatives covered by Item 1115(a):  The “significance percentage” with respect to the [identify derivative instrument] is [less than 10%][at least 10% but less than 20%] [20% or more].  “Significance percentage” means the percentage that the amount of the “significance estimate” (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance].  The “significance estimate” has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsor’s] [Sponsors’] internal risk management process in respect of similar derivative instruments.] [If credit enhancement, liquidity support or derivative (whose primary purposes is to provide credit enhancement) provider(s) meets 10% threshold in Item 1114 (b) of Regulation S-K, provide the disclosure required by such Item 1114(b).]  [If derivative (whose primary purpose is not to provide credit enhancement) provider(s) meets the 10% significance percentage in Item 1115(b) of Regulation S-K, provide the disclosure required by such Item 1115(b).]]

[If a class of Exchangeable Certificates has the benefit of a swap contract, on each Distribution Date, that Class of Exchangeable Certificates will be entitled to receive the amounts distributed under the related swap contract.  A class of Exchangeable Certificates that has the benefit of a swap contract can be exchanged for a proportionate amount of related Depositable Certificates by terminating a proportionate notional amount of the related swap contract.]

[If a class of the Depositable Certificates has the benefit of [third party credit enhancement], on each Distribution Date, the related Class of Exchangeable Certificates will be entitled to receive a proportionate share of the amounts distributed under that [third party credit enhancement].]

[OVERCOLLATERALIZATION]

[The principal balance of the mortgage loans in the issuing entity at the cut-off date will exceed the initial principal balance of the certificates by [__]%.  This overcollateralization will provide the Certificates an additional measure of protection against losses and delinquencies on the mortgage loans.]  [Interest payments on the mortgage loans in excess of that required to make interest payments on the certificates (referred to as excess cash) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any Class of Certificates.  To the extent the excess cash is not used to offset such principal losses and delinquencies, after the principal balances of [all of the Classes of Certificates] have been paid in full, such excess cash will be paid to the holders of the Class [_], [_], and [_] Certificates.]]

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The Class [PEZ] Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class [A-J], Class [B] and Class [C] Trust Components represented by the Class [PEZ] Certificates.  The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to maturity  to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans or the dates on which Balloon Payments are due, and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates and the Class [PEZ] Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates and the Class [PEZ] Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications” in this prospectus supplement and “Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class [A-AB] Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class [A-AB] Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-5] Certificates remain outstanding.  As such, the Class [A-AB] Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-5] Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described in this prospectus supplement, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class[J], Class [H], Class [G], Class [F], Class [E], Class [D] Certificates, the Class [C] Trust Component (and correspondingly, to the Class [C] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [C] Trust Component), the Class [B] Trust Component (and correspondingly, to the Class [B] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [B] Trust Component) and the Class [A-J] Trust Component (and correspondingly, to the Class [A-J] Certificates and the Class [PEZ] Certificates, pro rata based on their respective percentage interests in the Class [A-J] Trust Component), in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-5] Certificates, and, with respect to interest losses only, the Class [X-A] and Class [X-B] Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates or such Trust Component for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing of the Mortgage Loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

[The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate or the Class [PEZ] Certificates (if the Pass-Through Rate of any Trust Component is affected by the Weighted Average Net Mortgage Pass-Through Rate) could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on  the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on  the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.]

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least [10] days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate or Class [PEZ] Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate or Class [PEZ] Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate or Class [PEZ] Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date of such Balloon Loan, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates and the Class [PEZ] Certificate may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

 The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(i) the initial Certificate Balance, Notional  and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in [_____________];

(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

(v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi) all Mortgage Loans accrue interest under the method specified in Annex A-1 provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(vii) no party exercises its right of optional termination described in this prospectus supplement;

(viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file;

(ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x) there are no additional Issuing Entity expenses;

(xi) distributions on the Certificates are made on the [10th] day of each month, commencing in [_____________];

(xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(xiii) the Closing Date is [_____________]; and

(xiv) with respect to each Mortgage Loan, [the fees of any Primary Servicer,] the Master Servicing Fee, the Trustee Fee and the CREFC®  License Fee accrue on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [X-A], Class [A-J], Class [B], Class [PEZ], Class [C] and Class [D] Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [PEZ], Class [C] Class [D] Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance
of the Class [A-1] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-2] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-3] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-4] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-AB] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-5A] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-5B] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [A-J] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [B] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [PEZ] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [C] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Percentages of the Initial Certificate Balance
of the Class [D] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial

Weighted Average Life (in years)

Certain Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates (other than the Class [X-A] Certificates) under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of [_____________] to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including [_____________] to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-1] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-2] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-3] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-4] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-AB] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-5A] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-5B] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [A-J] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise At Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [B] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance And Yield Maintenance – Otherwise At Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [C] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class [D] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)
First Principal Payment Date
Last Principal Payment Date

Weighted Average Life and Yield Sensitivity of the Class [X-A] Certificates

The yield to maturity of the Class [X-A] Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class [X-A] Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class [X-A] Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class [X-A] Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class [X-A] Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of the Class [X-A] Certificates is as specified below interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class [X-A] Certificates may result in yields to maturity  being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity  set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [X-A] Certificates, would cause the discounted present value of such assumed stream of cash flows as of [_____________] to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class [X-A] Certificates from and including [_____________] to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [X-A] Certificates (and accordingly does not purport to reflect the return on any investment in the Class [X-A] Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class [X-A] Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class [X-A] Certificates will conform to the yields described in this prospectus supplement.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class [X-A] Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of the Class [X-A] Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on the Class [X-A] Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Payment Date and Last Payment
Date for the Class [X-A] Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance – Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (yrs)*
First Payment Date
Last Payment Date

*	Based on reduction in the Notional Balance of the [X-A] Certificates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of [_____________] (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent [and the Fiscal Agent].

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to [insert applicable Trustee’s address].

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to diligently service and administer their respective Mortgage Loans [and Loan Combinations].

The Master Servicer (with respect to the Mortgage Loans [and the Loan Combinations]) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Loans) are each required to diligently service and administer the applicable Mortgage Loans [and the Loan Combinations], in the best interests of and for the benefit of the Certificateholders [and, with respect to each applicable Loan Combination, for the benefit of the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender, but giving due consideration to the subordinate nature of any related B Loan as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment)] in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans [or applicable Loan Combinations, as applicable, the terms of the related co-lender agreement, if applicable,] and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders [and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment)]; and

•
the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders [and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment)] but without regard to:

1. any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2. the ownership of any Certificate [or any Companion Loan] or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3. the Master Servicer’s obligation to make Advances;

4. such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable; and

6. any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as a Control Termination Event has not occurred and is not continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.  The Pooling and Servicing Agreement provides, however, that neither the Master Servicer, the Special Servicer nor any of their respective directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment.  The foregoing provision would not protect either Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans [and the Loan Combinations] to the extent such procedures are consistent with the Servicing Standard.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

[All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgage Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).]

The Directing Holder

[For so long as a Control Termination Event has not occurred and is not continuing,] the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

 [Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) [for so long as a Control Termination Event has not occurred and is not continuing,] the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within the ten-day period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion; and

(x) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders [and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)], the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.  [The Special Servicer is not required to obtain the consent of the Directing Holder for any of the foregoing actions upon the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Special Servicer will be required to consult with the Directing Holder in connection with any proposed action described above and to consider alternative actions recommended by the Directing Holder, but only to the extent that such consultation or consent would have been required before the Control Termination Event; provided that such consultation is not binding on the Special Servicer.]

[In addition, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan or a Loan Combination, as applicable, as the Directing Holder may reasonably deem advisable; provided that neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Internal Revenue Code.]

 The “Directing Holder” means:

(a) with respect to any Mortgage Loan [(other than with respect to each Loan Combination)], the Controlling Class Representative; and

(b) [with respect to each Loan Combination, (i) for so long as the principal amount of the related B Loan (net of any existing Appraisal Reduction Amount with respect to the related Loan Combination) is equal to or greater than 25% of the initial principal amount of such B Loan, the holder of such B Loan (but only if the holder of such B Loan is not the borrower or an affiliate of such holder) and (ii) for so long as the principal amount of the related B Loan (net of any existing Appraisal Reduction Amount with respect to the related Loan Combination) is less than 25% of the initial principal amount of such B Loan or the holders of such B Loan is the borrower or an affiliate of the borrower, the Controlling Class Certificateholder (or representative of such entity) selected in accordance with clause (a) above.]

The initial Directing Holder for the Mortgage Loans [(other than any Loan Combination)] will be[______].

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative of the Controlling Class Certificateholder) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time or by the holder (or beneficial owner).

The “Controlling Class” will be as of any time of determination the most subordinate class of [Control Eligible] Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class [__] Certificates.  The Controlling Class as of the Closing Date will be the Class [__] Certificates.

A “Consultation Termination Event” will occur when there is no Class of [Control Eligible] Certificates that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case without regard to the application of any Appraisal Reduction Amounts.  [Upon the occurrence of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.]

The Master Servicer, Special Servicer or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer or Special Servicer may request that the Trustee provide, and the Trustee must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer and Special Servicer may each rely on any such list so provided.

[The “Control Eligible Certificates” will be any of the Class [__], Class [__] and Class [__] Certificates.

 [A “Control Termination Event” will occur under the following circumstances:

(a) with respect to any Mortgage Loan [that is not part of a Loan Combination], when there is no Class of [Control Eligible] Certificates that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class[; and

(b) with respect to any Mortgage Loan that is part of a Loan Combination, (i) in the case of the [________] Loan Combination, when a  [Control Appraisal Event] exists and (ii) in the case of the [________] Loan Combination, when a [Control Appraisal Event] exists].

After the occurrence of a Consultation Termination Event, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.]

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related co-lender agreements or the REMIC provisions.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “—Special Servicing—Replacement of the Special Servicer” in this prospectus supplement.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any co-lender agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

 With respect to each Mortgage Loan or Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a) promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

 With respect to each Mortgage Loan and each Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a) the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b) the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c) the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i) after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii) if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d) the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan or Loan Combination were Specially Serviced Loans during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged

Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders [and, with respect to the [____] Loan Combination for the benefit of the holders of the related Companion Loans (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)], and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan or Loan Combination, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans or Loan Combinations  were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator [(and made available through the Certificate Administrator’s website), the holders of the [____] Companion Loan (if applicable)],  and the 17g-5 Information Provider (and made available through the 17g-5

Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan or Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Operating Advisor Termination Events

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which Fitch, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class [A-J], Class [B] and Class [C] Certificates together with the Class [PEZ] Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the

Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and Class [R] Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans  and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” is a per annum rate equal to (a) with respect to each Mortgage Loan, the [____] Mortgage Loan), [__]%,  and (b) with respect to the [____] Mortgage Loan, [__]%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $[__] or, in the case of such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion of the Monthly Payment or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee [or Fiscal Agent] will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments.  The Special Servicer will not be required or permitted to make any P&I Advance.  The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

[With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related B Loan, and then, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.]

In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property. In addition if the Special Servicer requests that the Master Servicer make a Property Advance and the Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans.  [The Master Servicer will also be obligated to make Property Advances with respect to the Loan Combinations.

With respect to a nonrecoverable Property Advance on each of the Loan Combinations, the Master Servicer will be entitled to reimbursement from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan, and then from general collections of the Issuing Entity.]

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  If the trustee fails to make a required Advance at the Advance Rate, the fiscal agent will be required to make the Advance, subject to the same limitations and with the same rights as the trustee.  The Trustee [and Fiscal Agent] will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or Special Servicer.  The [Trustee], [Fiscal Agent], as back-up advancer, will be required to have a combined capital and surplus of at least $[__________] and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loans or (iii) upon determining in its reasonable judgment that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account [(except as provided in this section with respect to Loan Combinations)].

The Master Servicer, the Special Servicer and the Trustee [or Fiscal Agent] will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account [(except as provided in this section with respect to Loan Combinations)].  The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired.  To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Master Servicer or the Trustee [or Fiscal Agent], as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent that the Master Servicer or the Trustee [or Fiscal Agent], as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee [or Fiscal Agent], as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s [or Fiscal Agent’s], as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, the Master Servicer will be required to notify the Trustee and the Special Servicer of such determination.  Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders [(and in the case of a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)].  If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders [(and in the case of a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)], the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account [(or, with respect to a Loan Combination, the related custodial account)] to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Trustee [or Fiscal Agent] or the Special Servicer, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan [(or, with respect to any Property Advance made with respect to a Loan Combination, from any amounts collected in respect of such Loan Combination)] as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan [(or, with respect to any Property Advance made with respect to a Loan Combination, from any amounts collected in respect of such Loan Combination)] (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent] will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made,  not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor and the Trustee [and Fiscal Agent] and, in the case of the Trustee [or Fiscal Agent], delivered to the Depositor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee [or Fiscal Agent] or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee [and Fiscal Agent] notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent].

[Subject to the discussion in this section relating to Loan Combinations,] each of the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent] will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account [(or, with respect to any Property Advance made with respect to a Loan Combination, first, out of general funds on deposit in the custodial account related to such Loan Combination and then, out of general funds on deposit in the Collection Account)], in each case, first, from principal collections and then, from interest collections.  If the funds in the Collection Account [(or, with respect to a Loan Combination, the related custodial account)] allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). In addition, the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account [(or, with respect to a Loan Combination, first out of principal collections in the related custodial account)] and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan [(or the Loan Combination, as applicable)] as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders [and the holders of the Companion Loans].  The Trustee [and Fiscal Agent] will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans [(with respect to any Mortgage Loan that is part of a Loan Combination, as described above)] will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent], as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee [or Fiscal Agent] to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan[, the applicable Loan Combination] or REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account [(or, with respect to each Loan Combination, a separate custodial account)] all payments in respect of the Mortgage Loans serviced by it, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  [Payments and collections received in respect of each Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account).]  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts.  The Trustee will establish and maintain one or more segregated accounts (the “Distribution Account”) in its own name for the benefit of the holders of the Certificates.  With respect to each

Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee.  To the extent the Master Servicer fail to do so, the Trustee [(or if the Trustee fails to do so, the Fiscal Agent)] will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee for the benefit of the Certificateholders.  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

Interest Reserve Account.  The Trustee will establish and maintain an “Interest Reserve Account” in its own name for the benefit of the holders of the Certificates.  With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan (other than the Mortgage Loans specified in footnote [___] of Annex A-1 to this prospectus supplement during their respective interest-only periods) that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect to a Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Exchangeable Distribution Account.  The Certificate Administrator is required to establish and maintain the “Exchangeable Distribution Account” in its own name for the benefit of Class [PEZ] certificateholders.  The Exchangeable Distribution Account may be a sub-account of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such account.

The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for the “Loan REMIC Distribution Account,” the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account,” the “Grantor Trust Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name for the benefit of the holders of the Certificates.

The Collection Account, [the separate custodial account for each Loan Combination] the Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates [and, in the case of the Loan Combinations, the holder of the related Companion Loan] and, with respect to the Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, [the separate custodial account for each Loan Combination] any REO Account, the Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account,  the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least [“A-1” by S&P and “P-1” by Moody’s Investors Service, Inc. (“Moody’s”)], in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least [“AA-“ by S&P and “Aa3” by Moody’s] or (B) as to which the Trustee has received a No Downgrade Confirmation or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account with respect to which a No Downgrade Confirmation has been obtained, which may be an account maintained with the Trustee or the Master Servicer.

With respect to each of the accounts, the party that maintains such account (i.e. the Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account [and the separate custodial account for each Loan Combination], and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  Amounts on deposit in the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account will remain uninvested.  The Master Servicer will have the right to invest the funds in the Collection Account [and the separate custodial account for each Loan Combination], and the Special Servicer will have the right to invest the funds in any REO Account, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Master Servicer or Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity.  Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date.  Cash deposited in the Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date.  Cash in the Interest Reserve Account will be disbursed as described above under “—Interest Reserve Account.”

The Master Servicer may make withdrawals from the Collection Account [and the separate custodial account for each Loan Combination], to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

In most cases, the Mortgage Loans [and Loan Combinations] contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans [or Loan Combinations] will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, (b) provide that the Mortgage Loans [or Loan Combinations] may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans [or Loan Combinations] may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  The Master Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from [(i) S&P with respect to Mortgage Loans that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than [$35,000,000] or (C) are among the ten largest Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance), or (ii) Moody’s with respect to any Mortgage Loan that (together with any Mortgage

Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance)]. To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity [and, in the case of a Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance of such B Loan), and, then, (ii) to the holders of the Mortgage Loan].  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Defaulted Mortgage Loans” and “—Modifications” in this prospectus supplement.  The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Master Servicer that in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to transfer or assumption of such Mortgage Loan have been satisfied; and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under “—The Directing Holder.” In addition, the Special Servicer will also be required to obtain the consent of the Directing Holder with respect to any assumption with respect to a Specially Serviced Mortgage Loan, to the extent described in this prospectus supplement under “—The Directing Holder.”

In most cases, the Mortgage Loans [and Loan Combinations] contain provisions in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans [or Loan Combinations] will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions are satisfied. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan [or Loan Combination] described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a No Downgrade Confirmation [; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Issuing Entity (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Issuing Entity is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody’s, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Issuing Entity (based on its then Stated Principal Balance)].  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity [and, in the case of a Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance of such B Loan), and, then, (ii) to the holders of the Mortgage Loan].  The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan [or Loan Combination] that is not a Specially Serviced Mortgage Loan and to any determination by the Master Servicer that the conditions to further encumbrance of a Mortgage Loan [or Loan Combination] described in clause (c) of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under “—The Directing Holder.” See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  If the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Master Servicer of its determination with respect to any Mortgage Loan, (which by its terms permits transfer, assumption or further encumbrance without lender consent, provided certain conditions are satisfied) that the conditions required under the related Mortgage Loan Documents have not been satisfied or (b) the Special Servicer objects in writing to the Master Servicer’s determination that such conditions have been satisfied, then the Master Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan [or Loan Combination].

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in [____]; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

 In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan [or the Loan Combination, as applicable] or the outstanding principal balance of the Mortgage Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan [or the Loan Combination, as applicable,] or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b) if and to the extent that any Mortgage Loan Document grants the lender any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d) except as provided below (including under clause (vii)), in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, not less frequently than annually, and the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

(f) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(g) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicer will not be in default or liable for any loss.

Notwithstanding the provision described in clause (b) above, the Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan [or Loan Combination], will be required to obtain the approval or disapproval of the Special Servicer and the Directing Holder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described in this prospectus supplement under “—Modifications” and “—Special Servicing”). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described in this prospectus supplement under “—Modifications” and “—Special Servicing.” The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular Mortgage Loan [or Loan Combination] if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan [or Loan Combination, as applicable] (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.  With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Master Servicer to cause that coverage to be maintained under the Master Servicer’s force-placed insurance policy.  In such case, the Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer’s existing force-placed policy.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans[, the Loan Combinations] or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer (or its corporate parent) or Special Servicer has long-term unsecured debt obligations that are rated not lower than [“A” by S&P and “A2” by Moody’s] and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property under such policy,  a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account [(or, with respect to a Loan Combination, the related custodial account)] from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan [or the related Loan Combination] (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account [(or, with respect to a Loan Combination, the related custodial account)] or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans [or Loan Combinations], nor will any Mortgage Loan [or Loan Combination] be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Sellers pursuant to [___] separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the “Custodian”), the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects  relating to such documents to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller.  Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording or filing  of the related Mortgage Loan Documents to the Custodian.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex F to this prospectus supplement.

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders, all of the representations and warranties described in Annex E to this prospectus supplement made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan [as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan)] at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation” and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualifying Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualifying Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities.  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a borrower) property, then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex E to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Issuing Entity that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Issuing Entity regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

[If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller a written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.]

[Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each Rating Agency has provided a No Downgrade Confirmation.]

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a material breach or material document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Controlling Class Representative prior to the Control Termination Event) is able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a material breach or material defect (a “Loss of Value Payment” ), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualifying Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Controlling Class Representative.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan.  None of the Master Servicer, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Review Procedures in the Event of a Mortgage Loan Substitution.  The applicable Mortgage Loan Seller will perform a review of any Mortgage Loan that it elects to substitute for a Mortgage Loan in the Mortgage Pool in connection with material breach of a representation or warranty or a material document defect.  The applicable Mortgage Loan Seller, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement  and the Pooling and Servicing Agreement (the “Qualification Criteria”).  The Mortgage Loan Sellers will engage a third-party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the applicable Mortgage Loan Seller and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also by engaged by the applicable Mortgage Loan Seller to render any tax opinion required in connection with the substitution.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

The Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or Special Servicer may not otherwise resign from its obligations and duties as the Master Servicer or Special Servicer under the Pooling and Servicing

Agreement, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations and duties under the Pooling and Servicing Agreement.. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations and duties under the Pooling and Servicing Agreement or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  [With respect to a Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Loan Combination, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan).  If funds in the applicable custodial account relating to a Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.]

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability.  Each of the Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates  under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account [(or with respect to a Loan Combination, first from the related separate custodial account, as described in the immediately preceding paragraph)].

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account [(or with respect to a Loan Combination, to the extent such reimbursement is allocable to such Loan Combination, first from the related custodial account)], to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has provided a No Downgrade Confirmation; provided, however, no Rating Agency shall be required to provide a No Downgrade Confirmation if the Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

 “Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date [or any failure by the Master Servicer to remit to any holder of a Companion Loan, as and when required by the Pooling and Servicing Agreement or the related co-lender agreement, any amount required to be so remitted which failure continues for one business day];

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account [(or, in the case of a Loan Combination, the related custodial account)] any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Servicer Termination Event if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the Master Servicer pursuant to the Pooling and Servicing Agreement and 5 days in the case of a failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% [or by a holder of a Companion Loan, if affected]; provided, however, if that failure (other than the failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% [or by a holder of a Companion Loan, if affected]; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) the Master Servicer or the Special Servicer has been removed from [S&P’s] [Fitch’s] approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal;

(g) [a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;] and

(h) [the Master Servicer or Special Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer or Special Servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

Rights Upon Servicer Termination Event

If an Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.  In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, then the Master Servicer will also be terminated as Special Servicer.

On and after the date of termination following an Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as a Control Termination Event has not occurred and is not continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses.  All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within [90] days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder [or holder of a Companion  Loan, as applicable], will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder [or holder of a Companion  Loan, as applicable] previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of such default, and unless the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such investigation or litigation.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates [or holders of any Companion Loans]:

(i)           to cure any ambiguity or to correct any error;

(ii)           to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements in this prospectus supplement (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(iii)           to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(iv)          to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder [or holder of a Companion  Loan] not consenting to such change, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder [or holder of a Companion Loan], in respect of which No Downgrade Confirmation has been obtained;

(v)           to modify the procedures set forth in the Pooling and Servicing relating to compliance with Rule 17g-5 of the Exchange Act; and

(vi)          in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or a holder of a Companion Loan not consenting to such change, as evidenced in the case of clauses (iii) through (v) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (vi) above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Issuing Entity Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the Commission and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the Commission advised that it is considering Issuing Entity Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate[, or which are required to be distributed to the holder of any Companion Loan, without the consent of the holder of such Companion Loan]; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby [and the consent of any affected Companion Loan noteholders]; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby [and consent of the holder of any affected Companion Loans].

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent [or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent].

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has, promptly request the related No Downgrade Confirmation again, (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request, then (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party will determine (with the consent, prior to the occurrence and continuance of a Control Termination Event, of the Directing Holder, which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if [(i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency]; or ([ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination].

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies. In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates [(or, with respect to any matter affecting any Companion Loan, any rating agency rating securities backed by a Companion Loan)] if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence of Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring servicers to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant’s attestation report with respect to such attestation.  The servicers which will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are [specify servicers].

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, [___]% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class [X-A] and the Class [X-B] Certificates) in proportion to the Certificate Balances of their Certificates, and [___]% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class [X-A] and Class [X-B] Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

For purposes of allocating voting rights, the Class [A-J] Certificates and the Class  [PEZ] Component [A-J] of the Class [PEZ] Certificates will be considered as if they together constitute a single “Class”, the Class [B] Certificates and the Class [PEZ] Component B of the Class [PEZ] Certificates will be considered as if they together constitute a single “Class”, the Class [C] Certificates and the Class [PEZ] Component C of the Class [PEZ] Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class [PEZ] Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  Voting Rights allocated to a Class of

Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans and REO Properties

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard.  A “Defaulted Mortgage Loan” is a Mortgage Loan [or Loan Combination] which is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan [or the Loan Combination].  The Special Servicer will be required to recalculate, if necessary, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.  The Special Servicer will be permitted to retain, at the expense of the Issuing Entity, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so, in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders [and, in the case of a Loan Combination, the holder of the related Combination Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)] to attempt to sell such Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders [and the holder of any related Companion Loan] in such manner as will be reasonably likely to realize a fair price.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Master Servicer and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  Any costs and fees of the Trustee in connection with an offer by an Interested Party will be reimbursable by such Interested Person.

Prior to the occurrence of a Consultation Termination Event, any sale of any Defaulted Mortgage Loan for less than the Repurchase Price will be subject to the right of the Controlling Class Representative to match the price at which the Defaulted Mortgage Loan is to be sold and purchase such Defaulted Mortgage Loan instead of the original offeror (the “Controlling Class Purchase Option”).  The Controlling Class Purchase Option will be required to be exercised, if not waived sooner, within 5 business days of written notice from the Special Servicer. In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price.  In determining whether any such purchase price represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of any related Companion Loan and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders [and the holder of any related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender,] and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders [and the holder of any related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender].

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Realization Upon Defaulted Mortgage Loans

 If a payment default or material non-monetary default on a Mortgage Loan has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) and either:

(i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Issuing Entity.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion of the Issuing Entity) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties, or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders[ and with respect to a Loan Combination, the holder of the related Companion Loan,], for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan [and any related Companion Loans] (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the rights of the Directing Holder, to modify, waive or amend any term of any Mortgage Loan [or Loan Combination] if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan [or Loan Combination] pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan [or Loan Combination] to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan [or Loan Combination] is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and if a Companion Loan is involved, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender) and, prior to the occurrence and continuance of any Control Event, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to release, add or substitute any collateral for an outstanding Mortgage Loan [or Loan Combination], which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan [or Loan Combination] that is not a Specially Serviced Mortgage Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such modification, waiver or amendment, to the extent described under “—The Directing Holder” in this prospectus supplement.  The Special Servicer is also required to obtain the consent of the Directing Holder to any modification, waiver or amendment with regard to any Specially Serviced Mortgage Loan to the extent described under “—The Directing Holder” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.    When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Mortgage Loans and non-Specially Serviced Mortgage Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

 For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, and the Directing Holder (as described under “—The Directing Holder” in this prospectus supplement) [and the holders of the Companion Loans (as described under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement), as applicable,] the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 30,000 square feet or 30% of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan [or Loan Combination] if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan [or Loan Combination] to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

[Any modification, waiver or amendment with respect to a Loan Combination may be subject to the consent of one or more holders of a related Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement].

See also “—Special Servicing—Asset Status Report” below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

[Trigger Events

[If applicable to any transaction, insert disclosure required by Item 1103(a)(3)(vii) of Regulation AB.]]

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Master Servicer, and if the Master Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than [__]% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.  [Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.]  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee Fees and CREFC®  License Fee and unpaid Issuing Entity expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate. The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class [R] and Class [LR] Certificates), including the Class [X-A] and Class [X-B] Certificates (provided, however, that the Class [A] through Class [D] Certificates are no longer outstanding), for the Mortgage Loans remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicer and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a notice of termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The Master Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan.  The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account [(and with respect to each Loan Combination, the related separate custodial account)] with respect to the Mortgage Loans [and related Companion Loans] that it is servicing and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, [100]% of any loan modification, extension and assumption fees when the consent of the Special Servicer is not required ([50]% when the consent of the Special Servicer is required, [100]% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) where the consent of the Special Servicer is not required ([50]% where the consent of the Special Servicer is required) and [100]% of any assumption application fees, (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the Master Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan [(other than Companion Loans)] remaining after application of such amounts to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under “—Special Servicing.”  The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as the Mortgage Loans.

In connection with any Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Prepayment Interest Shortfalls.”

The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

 Replacement of the Special Servicer.  The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to Mortgage Loans as to which a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b) with respect to any Mortgage Loan as to which a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

 The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

 A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis.

 “Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided, that for purposes of this definition, the Class [A-J] Certificates and the Class [PEZ] Component [A-J] will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class [B] Certificates and the Class [PEZ] Component [B] will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class [C] Certificates and the Class [PEZ] Component [C] will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class [PEZ] Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

 In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate

Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with:  (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

 In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

Additionally, the Special Servicer may be replaced in the event that an Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Mortgage Loan” to include any Mortgage Loan with respect to which:  (i) either (x) with respect to any Mortgage Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Directing Holder (but only prior to the occurrence of any Consultation Termination Event) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) for so long as a Consultation Termination Event has not occurred and is not continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Directing Holder (but only prior to the occurrence of any Consultation Termination Event), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect to such Mortgage Loan; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, for so long as a Control Termination Event has not occurred and is not continuing with the consent of the Directing Holder) materially and adversely affects the interests of the Certificateholders, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a “Servicing Transfer Event”); provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower under such Mortgage Loan has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan [and each Loan Combination] that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (but only prior to the occurrence of a Consultation Termination Event), [and in the case of each Loan Combination, the holder of the related Companion Loan].  For so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders [(and with respect to a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender)]. If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders [and the holder of the Companion Loan, if applicable].  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  [Notwithstanding the foregoing, with respect to any Loan Combination, the Directing Holder will be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.]

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to [____]% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the “Special Servicing Fee”).

A “Workout Fee” will in general be payable to the Special Servicer with respect to each Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of, a “Workout Fee Rate” of [___]% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.  The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan.  If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A “Liquidation Fee” will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a “Liquidation Fee Rate” of [___]% to the related payment or proceeds.  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Controlling Class Representative,

•
the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Issuing Entity,

•
a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension of any such time period) set forth in the Pooling and Servicing Agreement,

•
[in the case of a Loan Combination, the purchase of the related Mortgage Loan by the holder of the related Companion Loan pursuant to the related co-lender agreement prior to the expiration of certain time periods set forth in the related co-lender agreement up to 90 days or if such co-lender agreement does not specify a purchase option period, within 90 days following the date that the purchase option first becomes exercisable, as described under “Description of the Mortgage Pool—Split Loan Structures—[______]Loan Combination” in this prospectus supplement,]

•	[with respect to a Companion Loan in another securitization, the purchase of such Companion Loan under the applicable securitization agreement,]

•
the purchase of a Mortgage Loan by the holder of any related mezzanine debt or subordinate debt unless the related mezzanine documents or intercreditor agreement require the purchaser to pay such fees; and

•
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension of any such cure periods) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

In addition, the Special Servicer will be entitled to receive:

•
[100]% of any loan modification fees, extension fees, assumption fees (excluding any assumption application fees), loan service transaction fees, beneficiary statement charges, or similar items related to the Specially Serviced Mortgage Loans,

•	any income earned on deposits in the REO Accounts,

•
[50%] of any extension fees, modification fees, assumption fees, assumption application fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) of non-Specially Serviced Mortgage Loans where the consent of the Special Servicer is required, and

•
any late payment fees collected by the Master Servicer during a Collection Period on any Specially Serviced Mortgage Loan remaining after application of such late payment fees during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Mortgage Loan.

Master Servicer and Special Servicer Permitted to Buy Certificates

The Master Servicer and the Special Servicer, are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or Special Servicer or any affiliate of such entity.

Reports to Certificateholders; Available Information

Trustee Reports

 On each Distribution Date, the Trustee will be required to make available to each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each rating agency and, if requested, any potential investors in the Certificates, a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer and delivered to the Trustee, in accordance with CRE Finance Council (“CREFC® ”) guidelines setting forth, among other things:

(a) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

(b) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(c) the aggregate amount of Advances made in respect of the Distribution Date [(including, to the extent material, the general use of funds advanced and general source of funds for reimbursements)];

(d) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor and CREFC® , and servicing compensation paid to the Master Servicer[, the Primary Servicer] and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(e) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(f) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate [(and interest rates by distributional groups or ranges)] of the Mortgage Loans as of the related Determination Date;

(g) the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property [(and the information described in Item 1100(b)(5) of Regulation AB to the extent material)];

(h) the value of any REO Property included in the Issuing Entity as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(i) the Available Funds for the Distribution Date[, and any other cash flows received on the mortgage loans and applied to pay fees and expenses] [(including the components of the Available Funds, or such other cash flows)];

(j) [the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;]

(k) the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

(l) the Pass-Through Rate for each class of Certificates and each Trust Component for the Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount [and any principal shortfall] for the Distribution Date;

(n) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class [__] and Class [R] and Class [LR] Certificates) immediately following the Distribution Date;

(p) the amount of any Appraisal Reduction Amounts effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction Amount effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

(q) [the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);]

(r) the amount of any remaining unpaid Interest Shortfalls for the class as of the Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

(t) a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Realized Losses;

(v) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

(w) with respect to any Mortgage Loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number  of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds which are included in the Available Funds and other amounts received in connection with the liquidation (separately identifying the portion of such amounts allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with the liquidation;

(x) with respect to any REO Property included in the Issuing Entity as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion of such amounts allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with that determination;

(y) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the prior Distribution Date;

(z) the aggregate amount of interest on Property Advances paid to the Master Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

(aa) the original and then current credit support levels for each class of Certificates;

(bb) the original and then current ratings for each class of Certificates;

(cc) [payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB] [amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB and, if applicable, the remaining amount of coverage under such enhancement or support, if known];

(dd) the amount of the distribution on the Distribution Date to the holders of the Class [__] and Class [R] and Class [LR] Certificates;

(ee) [the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);]

(ff) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(gg) [material breaches of mortgage loan representations and warranties of which the Trustee, Master Servicer or the Special Servicer has received written notice;]

(hh) [material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice;]

(ii) [If applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met]; and

(jj) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Trustee may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the mortgage loans available, to the extent that the Trustee receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based, in whole or in part, on information received from third parties, and may disclaim responsibility for the Trustee’s website.  The Trustee may require registration and acceptance of such disclaimer.  Neither the Trustee nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at www._____ or such other mechanism as the Trustee may have in place from time to time.  [In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system]  [If Commission filings will not be made available on website, provide information regarding reasons why not and whether any transaction party will provide electronic or paper copies of such filings upon request without charge.]  After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Master Servicer as the Master Servicer may have in place from time to time.

Master Servicer Reports

 The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to make available to any [Privileged Person] certain reports and data files that are part of the CREFC® Investor Reporting Package.

 Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Trustee will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

 The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan [or Loan Combination] and reasonably relied upon by such party.

 The Master Servicer is also required to deliver to the Trustee the following materials, which CREFC® Operation Statement Analysis Report and CREFC® NOI Adjustment Worksheet shall be delivered in electronic format and any items relating to such materials may be delivered in electronic or paper format:

(a) Annually, on or before [June 30] of each year, commencing with [June 30], 20__, with respect to each Mortgaged Property and REO Property, a “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b) Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached to such worksheet as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

The Trustee is to make available a copy of each CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet that it receives from the Master Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, the Certificateholders and the Special Servicer promptly after its receipt of such amounts.  Any potential investor in the Certificates may obtain a copy of any CREFC® NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Other Information

The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, the Depositor, the Master Servicer, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):  (i) the Pooling and Servicing Agreement and any amendments to the Pooling and Servicing Agreement, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and accountants’ reports delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers’ certificates and other evidence delivered to or by the Trustee to support the Master Servicer’s, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee’s possession.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Commission regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended.  Such reports will be filed under the name “_______” [(Commission file no. ___)].  Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement.  Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEEDS

The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

[Three] separate real estate mortgage investment conduit (“REMIC”) elections (the “Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Loan REMIC will hold the [__] Mortgage Loan and certain other assets and will issue certain classes of regular interests (the “Loan REMIC Regular Interests”) to the Lower-Tier REMIC and will issue a sole class of residual interests in the Loan REMIC, represented by the Class [LR] Certificates.  The Lower-Tier REMIC will hold the Loan REMIC Regular Interests, the Mortgage Loans and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue a sole class of residual interests in the Lower-Tier REMIC, represented by the

Class [LR] Certificates.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class [X-A], Class [X-B], Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates and the Class [A-J], Class [B] and Class [C] Trust Components as regular interests in the Upper-Tier REMIC and the Class [R] Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the [__] Pooling and Servicing Agreement [and each Intercreditor Agreement] and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Loan REMIC Regular Interest will constitute a “regular interest” in the Loan REMIC, each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class [X-A], Class [X-B], Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates and the Class [A-J], Class [B] and Class [C] Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class [LR] Certificates will evidence the sole Class of “residual interests” in the Loan REMIC and the Lower-Tier REMIC, and the Class [R] Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of the Class [A-J], Class [B] and Class [C] Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class [A-J] Certificates will represent a undivided beneficial interests in the Class [A-J] Percentage Interest of the Class [A-J] Trust Component, the Class [B] Certificates will represent undivided beneficial interests in the Class [B] Percentage Interest of the Class [B] Trust Component, the Class [C] Certificates will represent undivided beneficial interests in the Class [C] Percentage Interest of the Class [C] Trust Component and, in each case, related amounts in the Exchangeable Distribution Account and (iii) the Class [PEZ] Certificates will represent undivided beneficial interests in the Class [[A-J]-[PEZ]] Percentage Interest, the Class [B-[PEZ]] Percentage Interest and the Class [C-[PEZ]] Percentage Interest of the Class [[A-J],] Class [B] and Class [C] Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, [__] of the Mortgaged Properties, representing approximately [__]% of the Initial Outstanding Pool Balance, are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent, and, in the case of the Exchangeable Certificates, will represent beneficial ownership interests of all or a portion of one or more, regular interests in the Upper-Tier REMIC.  For purposes of the following discussion, the treatment described applies to a Class [PEZ]

Certificateholder’s interest in the Class [A-J], Class [B] and Class [C] Trust Components and also applies to the Class [A-J], Class [B] and Class [C] Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” below.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class [X-A] Certificates) as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be [0]% CPR (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class [__], Class [__] and Class [__] Certificates and the Class [__] and Class [__] Trust Components will not be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class [X-A] Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class [X-A] Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class [X-A] Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class [__], Class [__] and Class [__] Certificates and the Class [__] and Class [__] Trust Components will be issued at a premium for federal income tax purposes

[Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.]

[Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class [PEZ] Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class [A-J] Trust Component in the case of a Class [A-J] Certificate, the Class [B] Trust Component in the case of a Class [B] Certificate and the Class [C] Trust Component in the case of a Class [C] Certificate).  Each Exchangeable Certificate (other than any Class [PEZ] Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class [PEZ] Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of a Regular Certificate, as described herein.

The Class [PEZ] Certificates will represent beneficial ownership interests in all three of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class [PEZ] Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class [PEZ] Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Certificates, as described herein.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class [PEZ] Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class [PEZ] Certificate, the Holder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class [PEZ] Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class [PEZ] Certificates.

The exchange of the requisite proportions of the Class [A-J], Class [B] and Class [C] Certificates for the Class [PEZ] Certificates, and the exchange of the Class [PEZ] Certificates for the requisite proportions of the Class [A-J], Class [B] and Class [C] Certificates will not be taxable.]

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Offered Certificates.  The Department has granted an administrative exemption to [_____________] as Department Final Authorization Number [_________], as amended by Prohibited Transaction Exemption (“PTE”) 2007-05 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied.  The loans described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

 Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one nationally recognized statistical rating organization (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5) The Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

 The Issuing Entity must also meet the following requirements:

(i) the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(ii) certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exception Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted

above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general  fiduciary duty provisions as well as the prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards to their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an Underwriting Agreement, dated [_____________] (the “Underwriting Agreement”), between [Deutsche Bank Securities Inc.] [and] [____], (collectively, the “Underwriters”) have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [____], against payment therefor in immediately available funds.

[Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, [one of] the sponsor[s], and of the depositor.]  [Set forth any other affiliations between an underwriter and other transaction parties.]

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:

	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]
Class [A-1]
Class [A-2]
Class [A-3]
Class [A-4]
Class [A-AB]
Class [A-5A]
Class [A-5B]
Class [X-A]
Class [A-J]
Class [B]
Class [C]
Class [D]
Class [PEZ]

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately [____]% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect of such civil liabilities.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Trustee discussed in this prospectus supplement under “The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by [Cadwalader, Wickersham & Taft LLP, New York, New York].  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by [Cadwalader, Wickersham & Taft LLP, New York, New York].

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from two NRSROs engaged by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”):

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsor[s], the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class [X-A] Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class [X-A] Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the Commission may determine that either or both of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN [STATE][COUNTRY]

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in [____] (representing approximately [____]% of the Initial Outstanding Pool Balance) which are general in nature.  [Identify states, geographic regions relating to 10% or more of the Mortgage Loans by principal balance and describe unique legal aspects, to the extent material.][Identify any foreign countries in which Mortgaged Properties are located and describe unique legal aspects in compliance with 1100(e) of Regulation AB.]  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

INDEX OF DEFINED TERMS

[_____]	S-110
[_____] Loan	S-119
[_____] Loan Combination	S-119
[______] B Loan	S-119
17g-5 Information Provider	S-112
2010 PD Amending Directive	S-4
Acceptable Insurance Default	S-72
Advance Rate	S-191
Advances	S-191
Allocated Loan Amount	S-127
Annual Debt Service	S-120
Appraisal Reduction Amount	S-140, S-159
Appraisal Reduction Event	S-159
Appraised Value	S-120
Appraised-Out Class	S-161
Article 122a	S-86
Articles 404-410	S-86
Asset Status Report	S-219
Assumed Final Distribution Date	S-155
Assumed Scheduled Payment	S-142
Authenticating Agent	S-112
Available Funds	S-137
B Loan	S-114
Balloon Balance	S-120
Balloon Loan	S-120
Balloon Payment	S-131
Bankruptcy Code	S-105
Base Interest Fraction	S-153
Borrower	S-114
B-Piece Buyer	S-84
CBE	S-174
Certificate Administrator	S-110
Certificate Balance	S-133
Certificate Owners	S-164
Certificate Registrar	S-112, S-162
Certificateholder	S-162
Certificateholder Quorum	S-217
Certificates	S-132
Class	S-132
Class [A-J] Percentage Interest	S-135
Class [A-J] Trust Component	S-135
Class [A-J]-[PEZ] Percentage Interest	S-135
Class [B] Percentage Interest	S-135
Class [B] Trust Component	S-135
Class [B-PEZ] Percentage Interest	S-135
Class [C] Percentage Interest	S-135
Class [C] Trust Component	S-135
Class [C]-[PEZ] Percentage Interest	S-135
Class [PEZ] Component	S-135
Class [PEZ] Component [A-J]	S-136
Class [PEZ] Component B	S-136
Class [PEZ] Component C	S-136
Class [X-A] Strip Rates	S-141
Class [X-B] Strip Rates	S-141
Clearstream	S-39, S-162
Clearstream Participants	S-164
Closing Date	S-116
CMBS	S-97
Collection Account	S-193
Collection Period	S-139
Commission	S-93, S-101
Companion Loan	S-114
Consultation Termination Event	S-183
Control Eligible Certificates	S-183
Control Termination Event	S-183
Controlling Class	S-183
Controlling Class Certificateholder	S-183
Controlling Class Purchase Option	S-210
Controlling Class Representative	S-182
Corrected Mortgage Loan	S-219
CPR	S-168
CREFC®	S-222
CREFC® Investor Reporting Package	S-224
CREFC® License Fee	S-120
CREFC® License Fee Rate	S-120
Crossover Date	S-152
Current LTV	S-120
Custodian	S-110, S-200
Cut-off Date	S-114
Cut-off Date Balance	S-114
Cut-off Date Loan-to-Value Ratio	S-120
Cut-off Date LTV	S-120
Cut-off Date LTV Ratio	S-120
DBMS	S-97
Debt Service Coverage Ratio	S-122
Default Interest	S-140
Default Rate	S-140
Defaulted Mortgage Loan	S-210
Defeasance	S-128
Defeasance Collateral	S-128
Defeasance Loans	S-127
Defeasance Lock-Out Period	S-126
Defeasance Option	S-128
Defeasance Period	S-127
Definitive Certificate	S-162
Department	S-230
Depositaries	S-163
Depositor	S-114
Determination Date	S-140
Directing Holder	S-182
Distribution Account	S-193
Distribution Date	S-137
Distribution Date Statement	S-222
DMARC	S-97
DSCR	S-122
DTC	S-39

Due Date	S-141
EEA	S-86
Eligible Operating Advisor	S-188
ERISA	S-230
Euroclear	S-39
Euroclear Participants	S-164
Excess Liquidation Proceeds	S-213
Excess Liquidation Proceeds Account	S-194
Exchange Act	S-101
Exchange Date	S-137
Exchangeable Certificates	S-91
Exchangeable Distribution Account	S-194
Exchangeable Proportion	S-136
Exemption	S-230
Exemption Rating Agency	S-230
Final Asset Status Report	S-186
Financial Promotion Order	S-3
Fiscal Agent	S-112
Form 8-K	S-132
FPO Persons	S-3
FSMA	S-3
GAAP	S-120
GACC	S-96
GACC Data Tape	S-98
GACC Deal Team	S-98
GACC Mortgage Loans	S-98
GLA	S-120
Grantor Trust	S-227
Holders	S-165
HUD	S-55
Indirect Participants	S-163
Initial Outstanding Pool Balance	S-114
Initial Pool Balance	S-115
Interest Accrual Amount	S-140
Interest Accrual Period	S-140
Interest Rate	S-120
Interest Reserve Account	S-194
Interest Shortfall	S-140
Interested Person	S-211
Issuing Entity	S-104, S-114
Liquidation Fee	S-220
Liquidation Fee Rate	S-220
Liquidation Proceeds	S-220
Loan Combination	S-114
Loan REMIC	S-36
Loan REMIC Regular Interests	S-226
Loan-to-Value Ratio	S-120
Lock-Out Period	S-126
Loss of Value Payment	S-202
Lower-Tier Distribution Account	S-194
Lower-Tier Regular Interests	S-226
Lower-Tier REMIC	S-36, S-226
LTV	S-120
LTV Ratio at Maturity	S-120
MAI	S-118
Major Decision	S-181
Master Servicer	S-106
Master Servicer Prepayment Interest Shortfall	S-157
Master Servicer Remittance Date	S-190
Master Servicing Fee	S-216
Master Servicing Fee Rate	S-216
MERS	S-81
Modeling Assumptions	S-168
Modified Mortgage Loan	S-161
Monthly Payment	S-139
Moody’s	S-194
Mortgage	S-114
Mortgage Loan	S-114
Mortgage Loan Documents	S-200
Mortgage Loan Purchase Agreement	S-116
Mortgage Loan Purchase Agreements	S-200
Mortgage Loan Seller	S-12
Mortgage Loans	S-114
Mortgage Pool	S-114
Mortgage Rate	S-120, S-141
Mortgaged Properties	S-114
Mortgaged Property	S-114
Net Default Interest	S-140
Net Mortgage Pass-Through Rate	S-141
Net Operating Income	S-121
Net Prepayment Interest Excess	S-158
Net Prepayment Interest Shortfall	S-157
Net REO Proceeds	S-139
No Downgrade Confirmation	S-209
NOI	S-121
Non-Offered Certificates	S-134
Nonrecoverable Advance	S-192
Non-Reduced Certificates	S-217
Note	S-114
Notional Balance	S-134
NRA	S-120
NRSRO	S-230
Occupancy Rate	S-120
Offered Certificateholder	S-228
Offered Certificates	S-132
OID Regulations	S-228
Operating Advisor	S-113
Operating Advisor Consulting Fee	S-189
Operating Advisor Fee	S-189
Operating Advisor Fee Rate	S-189
Operating Advisor Standard	S-186
Operating Advisor Termination Event	S-187
Originator	S-12
P&I Advance	S-190
Pads	S-122
Participants	S-162
Pass-Through Rate	S-140
Paying Agent	S-112
PCIS Persons	S-3
Percentage Interest	S-137
Plan	S-230

Planned Principal Balance	S-152
Pooling and Servicing Agreement	S-179
Prepayment Assumption	S-228
Prepayment Interest Excess	S-157
Prepayment Interest Shortfall	S-157
Prepayment Premium	S-127
Primary Servicer	S-107
Prime Rate	S-191
Principal Distribution Amount	S-142
Principal Prepayments	S-139
Private Certificates	S-132
Privileged Information	S-186
Privileged Information Exception	S-186
Promotion of Collective Investment Schemes Exemptions Order	S-3
Property Advances	S-191
Prospectus Directive	S-3
PTE	S-37, S-230
Qualification Criteria	S-202
Qualified Affiliate	S-204
Qualifying Substitute Mortgage Loan	S-202
Rated Final Distribution Date	S-155
Rating Agencies	S-234
REA	S-57
Realized Loss	S-156
Record Date	S-137
Related Proceeds	S-192
Release Date	S-128
Relevant Implementation Date	S-4
Relevant Member State	S-3
Relevant Persons	S-3
REMIC	S-226
REMIC Regulations	S-226
Removed Mortgage Loan	S-201
REO Account	S-133
REO Loan	S-143
REO Property	S-133
REO Tax	S-212
Replacement Mortgage Loan	S-201
Repurchase Price	S-201
Requesting Holders	S-161
Requesting Party	S-208
Reserve Accounts	S-115
Restricted Group	S-231
Restricted Party	S-186
Rooms	S-122
Rules	S-163
Sequential Pay Certificate	S-133
Sequential Pay Certificates	S-133
Servicer Termination Events	S-204
Servicers	S-110
Servicing Compensation	S-216
Servicing Fee Rate	S-121
Servicing Standard	S-180
Servicing Transfer Event	S-219
Similar Law	S-230
Similar Retention Requirements	S-86
Single-Tenant Mortgage Loan	S-131
Small Loan Appraisal Estimate	S-160
SMMEA	S-232
Special Servicer	S-107
Special Servicing Fee	S-220
Specially Serviced Mortgage Loan	S-218
Sponsor	S-96
Sq. Ft.	S-121
Square Feet	S-121
Stated Principal Balance	S-156
Subordinate Certificates	S-158
Term to Maturity	S-121
Terms and Conditions	S-164
TIA	S-207
TIA Applicability Determination	S-207
Tranche Percentage Interest	S-136
TRIPRA	S-73
Trust	S-114
Trust Component	S-136
Trust REMICs	S-226
Trustee	S-108
Trustee Fee	S-108
Trustee/Certificate Administrator Fee	S-112
Trustee/Certificate Administrator Fee Rate	S-112
Underwriters	S-232
Underwriting Agreement	S-232
Underwritten NCF	S-121
Underwritten NCF DSCR	S-122
Underwritten Net Cash Flow	S-121
Units	S-122
Unliquidated Advance	S-193
Unscheduled Payments	S-139
Updated Appraisal	S-160
Upper-Tier Distribution Account	S-194
Upper-Tier REMIC	S-36, S-226
UW NCF	S-121
UW NCF DSCR	S-122
UW Revenue	S-122
Volcker Rule	S-87
Voting Rights	S-209
Weighted Average Net Mortgage Pass-Through Rate	S-141
Withheld Amounts	S-194
Workout Fee	S-220
Workout Fee Rate	S-220
Workout-Delayed Reimbursement Amount	S-192
Yield Maintenance Charge	S-127
Yield Maintenance Loans	S-127
Yield Maintenance Lock-Out Period	S-126
Yield Maintenance Period	S-127

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

ID	Property Name	% of Initial Pool Balance	# of Properties	Mortgage Priority	Mortgage Loan Seller	Original Balance	Cut-off Date Balance	General Property Type	Detailed Property Type	Interest Rate	Aggregate Master Servicing/ [Primary Servicing] and Trustee Fee Rate	Interest Accrual Basis	Original Term to Maturity or ARD* (mos.)	Stated Remaining Term to Maturity or ARD (mos.)	Original Amortization Term (mos.)

Remaining Amortization Term (mos.)	First Payment Date	Maturity Date or ARD	Annual Debt Service	Monthly Debt Service	Remaining Interest Only Period (mos.)	Lockbox	ARD (Yes/No)	Crossed with Other Loans	Related Borrower	DSCR	Grace Period	Payment Date	Appraised	Cut-off Date LTV Ratio

LTV Ratio at Maturity/ARD	Address	City	County	State	Zip Code	Year Built	Net Rentable Area SF/Units	Units of Measure	Loan per Net Rentable Area SF/Units	Prepayment Provisions (# of payments)	Fourth Most Recent NOI	Fourth Recent NOI	Third Most Recent NOI	Third Most Recent NOI Date

Second Most Recent NOI	Second Most Recent NOI Date	Most Recent NOI	Most Recent NOI Date	Underwritten NOI	Underwritten Revenue	Underwritten EGI	Underwritten Expenses	Underwritten Reserves	Underwritten TI/LC	Underwritten Net Cash Flow	Largest Tenant	SF	Lease Expiration

*	ARD = Anticipated Repayment Date

A-1-1

2nd Largest Tenant	SF	Lease Expiration	3rd Largest Tenant	SF	Lease Expiration	Occupancy Rate	Occupancy as-of Date	Upfront Replacement Reserves	Monthly Replacement Reserves	Upfront TI/LC	Monthly TI/LOC	Monthly Tax Escrow

Monthly Insurance Escrow	Upfront Engineering Reserve	Environmental Report Date	Engineering Report Date	Appraisal as-of Date	Sponsor of Borrower

A-1-2

ANNEX A-2

RATES USED IN DETERMINATION OF THE
CLASS [X-A] AND CLASS [X-B] PASS THROUGH RATES

DATE	PERIOD	RATE %

A-2-1

ANNEX A-3

CLASS [A-AB] PLANNED PRINCIPAL BALANCE

Date	Period	Balance	Date	Period	Balance

A-3-1

ANNEX B-1

SIGNIFICANT MORTGAGE LOANS
[Form of Loan Description]

Mortgage Loan Information
Loan Seller:
Loan Purpose:
Shadow Rating (S/M):
Original Loan Balance:
Cut-off Loan Balance:
% by Initial UPB:
Interest Rate:
Payment Date:
First Payment Date:
Maturity Date:
Amortization:
Call Protection:
Sponsor:
Borrower:
Lockbox:	[Hard]
Initial Reserves:	[None]
Monthly Reserves:	[None]

Financial Information(1)
	Senior Component	First Mortgage
Loan Balance:
Loan Balance/sq. ft.:
LTV:
Balloon LTV:
DSCR:

Property Information
Single Asset / Portfolio:
Property Type:
Collateral:
Location:
Year Built / Renovated:
Collateral sq. ft.:
Property Management:
Occupancy (as of ):
Underwritten Net Cash Flow:
Appraised Value:
Appraisal Date:

B-1-1

The [_____]  Loan

The Loan.  The [_____] loan is a [__]-year [interest only] loan secured by a first priority mortgage on the borrower’s [fee simple][leasehold] interest in [_____] sq. ft. of a [_____] sq. ft. [describe property] located in [_____].

The Borrower.  The borrower is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing.  The borrower is sponsored by [_____].

The Property.  The [________] Property consists of the [name of property] located in [city, state].  [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces].  As of [ _____, 20___], the overall occupancy of the [________] Property was [___]%.  See “—Lease Summary” below.

The [________] Property is primarily used for [multifamily, retail, office, mixed use, self-storage, and/or industrial] purposes.  [Describe principal businesses, occupations and professions carried on in, or from, the property.]  [Describe features of property.  I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

[Describe the existence, construction and/or proximity of competing properties in the applicable market.  I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

[The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property.  [Describe scope of renovations/improvements/developments.]  The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]  [Describe principal businesses, occupations or professions carried on at the property if not covered by tenant chart below.]

Lease Expiration.  The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

Year	# Leases Schedule To Expire	Total Area Covered by Expiring Leases (SF)	Annual Rental Represented by Expiring Leases	% Gross Annual Rental Represented by Expiring Leases
[2011]	___	___	$___	___%
[2012]	___	___	$___	___%
[2013]	___	___	$___	___%
[2014]	___	___	$___	___%
[2015]	___	___	$___	___%
[2016]	___	___	$___	___%
[2017]	___	___	$___	___%
[2018]	___	___	$___	___%
[2019]	___	___	$___	___%
[2020]	___	___	$___	___%

[___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property.  The following chart summarizes significant lease provisions for each of these major tenants:

B-1-2

Tenant	Total Rentable Space Occupied (SF)	% Total Rentable Space Occupied	Principal Nature of Business	Annual Rent	Lease Expiration Date	Renewal Options (if any)
	___	___%	[	$___

Historical Occupancy.  [Set forth table of historical occupancy for last five years.]

Historical Effective Annual Rent.  [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

Property Management.  The [________] Property is managed by [_________].  The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan.  [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.]  The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan.  [________] manages [___] [type of property].  [________]  is headquartered in [______].

Property Management:  The property is managed by [______], an affiliate of the borrower.

Reserves:  [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

Current Mezzanine or Subordinate Indebtedness.  [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.]  [Describe any prior/second liens.]

[Describe any other material terms of loan documents.]

Future Mezzanine or Subordinate Indebtedness.  [Describe.]

B-1-3

ANNEX C

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered COMM 20[__]-[__], Commercial Mortgage Pass-Through Certificates, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including ____) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including ___) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

 A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.      from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.      from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.      from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.      from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.      from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

AVAILABLE EXCHANGES FOR DEPOSITABLE AND EXCHANGEABLE CERTIFICATES(1)(2)

Classes of Depositable Certificates			Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate	Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount
Recombination(1)
Class [___]	$[_____]	[__]%	Class [___]	$[______]
Class [___]	$[_____]	[__]%

Exchangeable Examples(3):

$[___] ([principal]) Class [___] + $[___] Class [___] ([notional]) = $[___] Class [___] ([principal])

$[___] ([principal]) Class [___] = $[___] Class [___] ([principal]) + $[___] Class [___] ([notional])

(1)	Depositable Certificates and Exchangeable Certificates may be exchanged only in proportions shown in this Appendix D.

(2)
If, as a result of the proposed exchange, a Certificateholder would hold a Depositable Certificate or an Exchangeable Certificate of a class in an amount less than the applicable minimum denominations for that class, the Certificateholder will be unable to effect the proposed exchange.  See “Description of the Offered Certificates—General” in this prospectus supplement.

(3)
In the examples, the dollar amount represents the [notional amount] (in case of the Class[___] Certificates) and the [certificate balance] (in the case of the Class [___] and [___] Certificates) to be exchanged or received, as applicable.

D-1

ANNEX E

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex F to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

 Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
[Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Mortgage Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Mortgage Loan Documents.

(3)
Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except prior to the Cut-off Date by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything in this prospectus supplement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(1)
Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan.  The terms of the Mortgage Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(24)
Licenses and Permits.  Each Borrower covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(25)
Recourse Obligations.  The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(26)
Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(27)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(28)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus supplement, or (vii) as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement  by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(30)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Mortgage Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(31)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the

Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(32)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(33)
Ground Leases.   For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(34)
Servicing.  The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(35)
Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E.

(36)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

(37)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(38)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(39)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, referred to as  “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(40)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(41)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained in such Agreement.

(42)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Issuing Entity.

(43)
Advance of Funds by the Mortgage Loan Seller.  After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Mortgage Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents).  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(44)
Compliance with Anti-Money Laundering Laws.  The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus supplement, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus supplement.]

ANNEX F

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

[Disclose any material exceptions to representations and warranties set forth in Annex E.]

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement.  You must not rely on any authorized information or representations.  This prospectus and prospectus supplement is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and prospectus supplement is current only as of its date.

Prospectus Supplement

Executive Summary	S-4
Summary of the Prospectus Supplement	S-12
The Mortgage Pool	S-29
Risk Factors	S-39
Risks Related to the Mortgage Loans	S-43
Conflicts of Interest	S-80
Risks Related to the Offered Certificates	S-85
The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]	S-95
The Depositor	S-102
The Issuing Entity	S-103
The ServicerS	S-105
The Trustee	S-107
The Certificate Administrator and Custodian	S-110
[Paying Agent, Certificate Registrar and Authenticating Agent]	S-112
[The Fiscal Agent	S-112
The Operating Advisor	S-112
[Certain Legal Proceedings]	S-113
[Certain Relationships and Related Transactions]	S-113
Description of the Mortgage Pool	S-113
Description of the Offered Certificates	S-132
[The [Identify Credit Enhancement, Liquidity Support or Derivatives Instrument]	S-166
[Overcollateralization]	S-166
Yield and Maturity Considerations	S-166
The Pooling and Servicing Agreement	S-179
Use of Proceeds	S-226
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-226
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-230
ERISA Considerations	S-230
Legal Investment	S-232
Method of Distribution	S-232
Legal Matters	S-234
Ratings	S-234
Legal Aspects of Mortgage Loans in [State][Country]	S-235
Index of Defined Terms	S-236

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$[________] (Approximate)

[_____________]

[_____________]

COMM 20[__]-[_]

Commercial Mortgage

Pass-Through Certificates

PROSPECTUS SUPPLEMENT

[_____________]

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certiﬁcates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is January 15, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	10
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	11
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certiﬁcates	47
Distributions of Principal of the Certiﬁcates	49

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certiﬁcateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Deﬁnitive Certiﬁcates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certiﬁcate Account	62
Modiﬁcations, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certiﬁcateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certiﬁcates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certiﬁcate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certiﬁcates	92
Qualiﬁcation as a REMIC	92
Taxation of Regular Certiﬁcates	94
Taxation of Residual Certiﬁcates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certiﬁcates	113
Stripped Certiﬁcates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties
Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”
Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.
REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool
The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:
• various types of multifamily (which include manufactured housing community) or commercial mortgage loans,
• mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or
• a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•  may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

•  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

• may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,
• may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,
• may provide for defeasance of the mortgage loan, and
.	• may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates
The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:
• are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;
• are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

;	• are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;
• provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

•  provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

• provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;
• provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or
• provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the
Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the
Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

•  may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

• may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or
.	• may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

“Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

• a letter of credit,
• a loan insurance policy,
• a certiﬁcate insurance policy,
• a guarantee,
• cross-support provisions,
• a surety bond,
• a reserve fund, or
• a combination of the items described above.
In addition, a trust fund may include:
• guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

•  interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

If a trust fund includes mortgage participations, pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of
Mortgage Assets; Acquisition of
Additional Mortgage Assets
If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certiﬁcates
If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Certain Federal Income Tax
Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

•  “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certiﬁcates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders.” We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

•
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

•
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or speciﬁc industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

•	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

•	Civil disturbances such as riots; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

•
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

•
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

•
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

•
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

•
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

•	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

•
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

•	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial or multifamily real estate projects;

•	the fair market value and condition of the related mortgaged property;

•	prevailing interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s ﬁnancial condition;

•	the operating history and occupancy level of the related mortgaged property;

•	changes in zoning or tax laws;

•	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

•	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and ﬁscal policy;

•	prevailing general and regional economic conditions;

•	the state of the ﬁxed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	ﬂoods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudﬂows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower's parent entities and such parent entities' other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders' motions to dismiss the special purpose entity subsidiaries' cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders' interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor's basis for filing. In the court's view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent's reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold residual certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certiﬁcates, the taxable income arising in a given year on a class of residual certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

•
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

•
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus. See “Description of the Certiﬁcates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period or revolving period;

•	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

•	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

•	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

•
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

•
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

•
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

•
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

•	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

•
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

•	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

•	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

•
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

•	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

•
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

•
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities or

•
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

•	the characteristics of any cash ﬂow agreements that relate to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

•	interest rate exchange agreements, or

•	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

•
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

•	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the Notional Amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certiﬁcate Balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certiﬁcate Balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

•	converting to a ﬁxed rate loan and thereby “locking in” such rate or

•	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a Certiﬁcate Balance, and the percentage of the initial Certiﬁcate Balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certiﬁcate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certiﬁcate was purchased at a premium or a discount and

•
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a Certiﬁcate Balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its Certiﬁcate Balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its Certiﬁcate Balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the Certiﬁcate Register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial Certiﬁcate Balance or Notional Amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the Certiﬁcate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the Certiﬁcate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding Certiﬁcate Balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•
equal to the Certiﬁcate Balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a Notional Amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certiﬁcate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “Certiﬁcate Balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding Certiﬁcate Balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certiﬁcate Balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate Certiﬁcate Balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a speciﬁed date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certiﬁcate Balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the Certiﬁcate Balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

 On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i) the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the Certiﬁcate Balance thereof;

(ii) the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii) the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x) the Certiﬁcate Balance or Notional Amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such Certiﬁcate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certiﬁcate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certiﬁcate Balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi) if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv) the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

•	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certiﬁcate Balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the Certiﬁcate Balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

•
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

•
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

•	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

•
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

•
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

•
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

•	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

•
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

•	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

•	federal funds,

•	uncertiﬁcated certiﬁcates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6) any amounts paid under any Cash Flow Agreement;

(7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination; Retirement of Certiﬁcates”;

(8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9) all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

(11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

 Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1) to make distributions to the certiﬁcateholders on each distribution date;

(2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3) to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and

“—Certain Matters Regarding the Trustee”;

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14) to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

 If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

•
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

•
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

•
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

•
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

•
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

•
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certiﬁcates” herein),

•
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

•	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

•	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

•
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certiﬁcates,

•	cross-support provisions,

•	overcollateralization,

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certiﬁcate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

•	the issue price does not exceed the original principal balance by more than a specified amount; and

•	the interest compounds or is payable at least annually at current values of

(a) one or more “qualified floating rates,”

(b) a single fixed rate and one or more qualified floating rates,

(c) a single “objective rate,” or

(d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

•	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

•	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

•
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

•
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

•
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

•
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

•
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

•	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

 The assets test is satisfied if:

(i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii) the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualiﬁed liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that were entered into before July 1, 2014 are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on

“reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,” as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard

Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

 Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

 Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

•
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

 General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

•
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

•	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped

Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

•
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular

Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

•
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

 General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

 Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

 Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a “ﬁduciary” of the Tax Favored Plan and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Tax Favored Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

 The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Tax Favored Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Tax Favored Plan or with Plan Assets; and

•
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Tax Favored Plan or with Plan Assets.

A ﬁduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Tax Favored Plan; and

•	the holding of certiﬁcates by a Tax Favored Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisﬁed:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisﬁed; and

•
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Tax Favored Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a ﬁduciary of a Tax Favored Plan should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Tax Favored Plan. Finally, a ﬁduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein. A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

•
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

 The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1. By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1		Equity Participation	36
		ERISA	122
1986 Act	94	ERISA Plans	122
		ERISA Restricted Certiﬁcates	125
A		Excess Funds	46
		excess servicing	115
Accrual Certiﬁcates	48	Exchange Act	39
Accrued Certiﬁcate Interest	48	Exemption	123
Act	86	Exemption Rating Agency	124
ADA	89
afﬁliate	125	F
ARM Loans	37
Available Distribution Amount	47	FAMC	38
		FHLMC	38
B		Financial Intermediary	53
		FNMA	38
Bankruptcy Code	79
Book-Entry Certiﬁcates	47	G

C		GACC	30
		Garn Act	88
Cash Flow Agreement	40	GNMA	38
Certiﬁcate Account	39
Certiﬁcate Balance	49	I
Certiﬁcate Owner	53
CMBS	31	Insurance Proceeds	62
Code	91	IRS	65, 91
Companion Class	49
Controlled Amortization Class	49	L
CPR	43
Credit Support	40, 74	Letter of Credit Bank	75
Cut-off Date	49	Liquidation Proceeds	62
		Loan-to-Value Ratio	35
D		Lock-out Date	36
		Lock-out Period	36
DBBM	31
DBMC	31	M
DBSI	123
Debt Service Coverage Ratio	34	MBS	32
Deﬁnitive Certiﬁcates	47	MBS Agreement	38
Determination Date	41, 47	MBS Issuer	38
Disqualiﬁed Organization	105	MBS Servicer	38
Distribution Date Statement	51	MBS Trustee	38
DOL	122
DTC	53	N
DTC Participants	53
Due Period	41	Net Leases	35
due-on-sale	80, 88	Net Operating Income	34
		Nonrecoverable Advance	50
E
		O
EC Trust	120
electing large partnership	105, 106	OID Regulations	94

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certiﬁcateholder	113
Percentage Interest	47	Standard Certiﬁcates	113
Permitted Investments	62	Stripped Certiﬁcateholder	118
Plan Asset Regulations	122	Stripped Certiﬁcates	113, 114
Plan Assets	122	Stripped Certiﬁcates.	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certiﬁcateholder	94
Regular Certiﬁcates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certiﬁcates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certiﬁcateholders	101	W

S		Warranting Party	59

SEC	53

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the SEC Registration Fee, are estimates of expenses incurred in connection with the issuance and distribution of a series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of Certificates registered hereunder.

SEC Registration Fee (actual)	$128,800.00
Legal Fees and Expenses	$400,000.00
Accounting Fees and Expenses	$150,000.00
Trustee’s Fees and Expenses (including counsel fees)	$30,000.00
Blue Sky Fees and Expenses	$6,000.00
Printing and Engraving Fees	$200,000.00
Rating Agency Fees	$200,000.00
Miscellaneous	$200,000.00

Total	$1,314,800.00

ITEM 15.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each Pooling and Servicing Agreement will provide that a director, officer, employee or agent of Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) is entitled to be indemnified and held harmless by the related trust fund against any loss, liability or expense incurred in connection with any claim or legal action relating to such Pooling and Servicing Agreement and related certificates other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such Pooling and Servicing Agreement or negligent disregard of obligations and duties under such Pooling and Servicing Agreement.

Any underwriters who execute an Underwriting Agreement will agree to indemnify the Registrant’s directors and its officers who signed this Registration Statement, and each person who controls the Registrant, against certain liabilities which might arise under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Any purchase agreement pursuant to which the Registrant acquires mortgage assets for inclusion in a trust fund may provide under certain circumstances that each officer and director and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of such mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act and the Exchange Act, relating to such mortgage assets.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the General Corporation Law of Delaware further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; (ii) that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) empowers a corporation to purchase and maintain insurance on behalf of a person servicing in the capacities set forth above against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The Amended and Restated By-Laws of the Registrant provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any director or officer (and any of their heirs, executors and administrators) who was or is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Registrant to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys’ fees, incurred therein or in any appeal thereof.

ITEM 16.                           EXHIBITS.

1.1	Form of Underwriting Agreement.*
4.1	Form of Pooling and Servicing Agreement.**
4.2	Form of Mortgage Loan Purchase Agreement.***
5.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates. ****
8.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included in Exhibit 5.1). ****
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1). ****
24.1	Power of Attorney (included on page II-8 of this Registration Statement).**

*  Previously filed as part of the Registration Statement (No. 333-184376) on October 11, 2011 and incorporated by reference herein.
**  Filed herewith.
***Previously filed as part of the Registration Statement (No. 333-184376) on December 4, 2011 and incorporated by reference herein.
****  To be filed by pre-effective amendment to Form S-3.

ITEM 17.                    UNDERTAKINGS.

A.  Undertakings Pursuant to Rule 415.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; provided, further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment to this Registration Statement is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in Respect of Determining Liability under the Securities Act To Any Purchaser

The undersigned Registrant hereby undertakes:

(1)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(2)  That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

C.  Undertaking In Respect of Incorporation by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.  Undertaking In Respect of Equity Offerings of Nonreporting Registrants.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

E.  Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F.  Undertaking in Respect of Incorporation by Reference of Subsequent Exchange Act Documents by Third Parties

The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.  Undertaking in Respect of Information Provided Through the Internet.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the Internet address specified in the prospectus is deemed to be part of the prospectus included in this Registration Statement.  In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through such specified Internet website address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it (i) has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, (ii) reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and (iii) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York on the 15th day of January 2014.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President (Principal Executive Officer)

By:	/s/ Andrew Mullin
Name: Andrew Mullin
Title: Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Helaine Kaplan and Andrew Mullin, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such attorney-in fact and agent’s substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Helaine Kaplan Helaine Kaplan	President (Principal Executive Officer)	January 15, 2014
/s/ Andrew Mullin Andrew Mullin	Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer	January 15, 2014
/s/ Ivan Zeron-Salazar Ivan Zeron-Salazar	Director	January 15, 2014
/s/ Robert Pettinato, Jr. Robert Pettinato, Jr.	Director	January 15, 2014
/s/ Robert Pearce Robert Pearce	Director	January 15, 2014
/s/ Beth Peoples Beth Peoples	Director	January 15, 2014

EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement.*
4.1	Form of Pooling and Servicing Agreement.**
4.2	Form of Mortgage Loan Purchase Agreement.***
5.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates. ****
8.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included in Exhibit 5.1). ****
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1). ****
24.1	Power of Attorney (included on page II-8 of this Registration Statement).**

*  Previously filed as part of the Registration Statement (No. 333-184376) on October 11, 2011 and incorporated by reference herein.
**  Filed herewith.
***Previously filed as part of the Registration Statement (No. 333-184376) on December 4, 2011 and incorporated by reference herein.
****  To be filed by pre-effective amendment to Form S-3.